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                   BANK OF AMERICA MORTGAGE SECURITIES, INC.,

                                  as Depositor,

                             BANK OF AMERICA, N.A.,

                                  as Servicer,

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                               Dated July 26, 2000

                             -----------------------

                       Mortgage Pass-Through Certificates

                                  Series 2000-4








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                                TABLE OF CONTENTS

                                                                            Page

PRELIMINARY STATEMENT.....................................................


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms...............................................
Section 1.02  Interest Calculations.......................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans................................
Section 2.02  Acceptance by the Trustee of the Mortgage Loans.............
Section 2.03  Representations, Warranties and Covenants of the Servicer...
Section 2.04  Representations and Warranties of the Depositor as to the
               Mortgage Loans.............................................
Section 2.05  Designation of Interests in the REMIC.......................
Section 2.06  Designation of Start-up Day.................................
Section 2.07  REMIC Certificate Maturity Date.............................
Section 2.08  Execution and Delivery of Certificates......................


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01  Servicer to Service Mortgage Loans..........................
Section 3.02  Subservicing; Enforcement of the Obligations of the
               Servicer...................................................
Section 3.03  Fidelity Bond; Errors and Omissions Insurance...............
Section 3.04  Access to Certain Documentation.............................
Section 3.05  Maintenance of Primary Mortgage Insurance Policy; Claims....
Section 3.06  Rights of the Depositor and the Trustee in Respect of the
               Servicer...................................................
Section 3.07  Trustee to Act as Servicer..................................
Section 3.08  Collection of Mortgage Loan Payments; Servicer Custodial
               Account; and Certificate Account...........................
Section 3.09  Collection of Taxes, Assessments and Similar Items; Escrow
               Accounts...................................................
Section 3.10  Access to Certain Documentation and Information Regarding
               the Mortgage Loans.........................................
Section 3.11  Permitted Withdrawals from the Servicer Custodial Account and Certificate Account....................................
Section 3.12  Maintenance of Hazard Insurance.............................
Section 3.13  Enforcement of Due-On-Sale Clauses; Assumption Agreements...
Section 3.14  Realization Upon Defaulted Mortgage Loans; REO Property.....
Section 3.15  Trustee to Cooperate; Release of Mortgage Files.............
Section 3.16  Documents, Records and Funds in Possession of the Servicer
               to be Held for the Trustee.................................
Section 3.17  Servicing Compensation......................................
Section 3.18  Annual Statement as to Compliance...........................
Section 3.19  Annual Independent Public Accountants' Servicing Statement;
               Financial Statements.......................................
Section 3.20  Advances....................................................
Section 3.21  Modifications, Waivers, Amendments and Consents.............
Section 3.22  Reports to the Securities and Exchange Commission...........


                                   ARTICLE IV

                             SERVICER'S CERTIFICATE

Section 4.01  Servicer's Certificate......................................


                                    ARTICLE V

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

Section 5.01  Distributions...............................................
Section 5.02  Priorities of Distributions.................................
Section 5.03  Allocation of Losses........................................
Section 5.04  Statements to Certificateholders............................
Section 5.05  Tax Returns and Reports to Certificateholders...............
Section 5.06  Tax Matters Person..........................................
Section 5.07  Rights of the Tax Matters Person in Respect of the Trustee..
Section 5.08  REMIC Related Covenants.....................................


                                   ARTICLE VI

                                THE CERTIFICATES

Section 6.01  The Certificates............................................
Section 6.02  Registration of Transfer and Exchange of Certificates.......
Section 6.03  Mutilated, Destroyed, Lost or Stolen Certificates...........
Section 6.04  Persons Deemed Owners.......................................


                                   ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

Section 7.01 Respective Liabilities of the Depositor and the Servicer.....
Section 7.02 Merger or Consolidation of the Depositor or the Servicer.....
Section 7.03 Limitation on Liability of the Depositor, the Servicer and

               Others.....................................................
Section 7.04  Depositor and Servicer Not to Resign........................


                                  ARTICLE VIII

                                     DEFAULT

Section 8.01  Events of Default...........................................
Section 8.02  Remedies of Trustee.........................................
Section 8.03  Directions by Certificateholders and Duties of Trustee
               During Event of Default....................................
Section 8.04  Action upon Certain Failures of the Servicer and upon Event of Default.................................................
Section 8.05  Trustee to Act; Appointment of Successor....................
Section 8.06  Notification to Certificateholders..........................


                                   ARTICLE IX

                                   THE TRUSTEE

Section 9.01  Duties of Trustee...........................................
Section 9.02  Certain Matters Affecting the Trustee.......................
Section 9.03  Trustee Not Liable for Certificates or Mortgage Loans.......
Section 9.04  Trustee May Own Certificates................................
Section 9.05  Eligibility Requirements for Trustee........................
Section 9.06  Resignation and Removal of Trustee..........................
Section 9.07  Successor Trustee...........................................
Section 9.08  Merger or Consolidation of Trustee..........................
Section 9.09  Appointment of Co-Trustee or Separate Trustee...............
Section 9.10  Authenticating Agents.......................................
Section 9.11  Trustee's Fees and Expenses.................................
Section 9.12  Appointment of Custodian....................................
Section 9.13  Paying Agents...............................................
Section 9.14  Limitation of Liability.....................................
Section 9.15  Trustee May Enforce Claims Without Possession of
               Certificates...............................................
Section 9.16  Suits for Enforcement.......................................
Section 9.17  Waiver of Bond Requirement..................................
Section 9.18  Waiver of Inventory, Accounting and Appraisal Requirement...


                                    ARTICLE X

                                   TERMINATION

Section 10.01 Termination upon Purchase by the Depositor or Liquidation of All Mortgage Loans......................................
Section 10.02 Additional Termination Requirements.........................


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment...................................................
Section 11.02 Recordation of Agreement....................................
Section 11.03 Limitation on Rights of Certificateholders..................
Section 11.04 Governing Law...............................................
Section 11.05 Notices.....................................................
Section 11.06 Severability of Provisions..................................
Section 11.07 Certificates Nonassessable and Fully Paid...................
Section 11.08 Access to List of Certificateholders........................
Section 11.09 Recharacterization..........................................



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EXHIBITS

EXHIBITS

Exhibit A-1 -     Form of Face of Class A-1 Certificate
Exhibit A-2 -     Form of Face of Class A-2 Certificate
Exhibit A-3 -     Form of Face of Class A-3 Certificate
Exhibit A-4 -     Form of Face of Class A-4 Certificate
Exhibit A-PO-     Form of Face of Class A-PO Certificate
Exhibit A-R -     Form of Face of Class A-R Certificate
Exhibit B-1 -     Form of Face of Class B-1 Certificate
Exhibit B-2 -     Form of Face of Class B-2 Certificate
Exhibit B-3 -     Form of Face of Class B-3 Certificate
Exhibit B-4 -     Form of Face of Class B-4 Certificate
Exhibit B-5 -     Form of Face of Class B-5 Certificate
Exhibit B-6 -     Form of Face of Class B-6 Certificate
Exhibit C         Form of Reverse of all Certificates......................C-1
Exhibit D         Mortgage Loan Schedule...................................D-1
Exhibit E         Request for Release of Documents.........................E-1
Exhibit F         Form of Certification of Establishment of Account........F-1
Exhibit G-1       Form of Transferor's Certificate.......................G-1-1
Exhibit G-2A      Form 1 of Transferee's Certificate....................G-2A-1
Exhibit G-2B      Form 2 of Transferee's Certificate....................G-2B-1
Exhibit H         Form of Transferee Representation Letter
                  for ERISA Restricted Certificates........................H-1
Exhibit I         Form of Affidavit Regarding Transfer of Residual
                  Certificate.............................................I-1
Exhibit J         Contents of Servicing File...............................J-1
Exhibit K         Form of Special Servicing Agreement......................K-1

                         POOLING AND SERVICING AGREEMENT

            THIS POOLING AND SERVICING AGREEMENT, dated July 26, 2000, is hereby executed by and among BANK OF AMERICA MORTGAGE SECURITIES, INC., as depositor (together with its permitted successors and assigns, the "Depositor"), BANK OF AMERICA, N.A., as servicer (together with its permitted successors and assigns, the "Servicer"), and THE BANK OF NEW YORK, as trustee (together with its permitted successors and assigns, the "Trustee").

                          W I T N E S S E T H T H A T:

            In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee agree as follows:

                              PRELIMINARY STATEMENT

            In exchange for the Certificates, the Depositor hereby conveys the Trust Estate to the Trustee to create the Trust. The Trust Estate for federal income tax purposes will be treated as a real estate mortgage investment conduit (the "REMIC"). The Class A Certificates (other than the Class A-R Certificate) and the Class B Certificates are referred to collectively as the "Regular Certificates" and shall constitute "regular interests" in the REMIC. The Class A-R Certificate shall be the "residual interest" in the REMIC. The Certificates will represent the entire beneficial ownership interest in the Trust. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the REMIC Certificate Maturity Date.

            The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which the Classes of Certificates shall be issuable (except that one Certificate of each Class of Certificates may be issued in any amount in excess of the minimum denomination):

                                                                        Integral
                                                                       Multiples
              Initial Class           Pass-Through    Minimum         in Excess
Classes       Certificate Balance     Rate            Denomination    of Minimum
-------       -------------------     ------------    ------------    ----------
Class A-1     $   155,985,000.00      8.00%             $ 1,000        $     1
Class A-2     $    12,000,000.00      8.00%             $ 1,000        $     1
Class A-3     $    25,100,000.00      8.00%             $ 1,000        $     1
Class A-4     $    22,500,000.00      8.00%             $ 1,000        $     1
Class A-PO    $       981,767.00     (1)                $25,000        $     1
Class A-R     $           100.00      8.00%             $   100            N/A
Class B-1     $     4,851,000.00      8.00%             $25,000        $     1
Class B-2     $     1,692,000.00      8.00%             $25,000        $     1
Class B-3     $     1,016,000.00      8.00%             $25,000        $     1
Class B-4     $       564,000.00      8.00%             $25,000        $     1
Class B-5     $       452,000.00      8.00%             $25,000        $     1
Class B-6     $       451,659.02      8.00%             $25,000        $     1


---------------

(1) The Class A-PO Certificates will be Principal Only Certificates and will not bear interest.

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

            1933 Act:  The Securities Act of 1933, as amended.

            Accretion Termination Date: The earlier to occur of (i) the Distribution Date following the Distribution Date on which the Class Certificate Balance of the Class A-1 Certificates has been reduced to zero or (ii) the Senior Credit Support Depletion Date.

            Accrued Certificate Interest: For any Distribution Date and each interest-bearing Class, one month's interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the applicable Class Certificate Balance.

            Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Pool Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Percentage for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Advance:  A Periodic Advance or a Servicing Advance.

            Agreement: This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

            Amount Held for Future Distribution: As to any Distribution Date, the total of the amounts held in the Servicer Custodial Account at the close of business on the preceding Determination Date on account of (i) Principal Prepayments and Liquidation Proceeds received or made in the month of such Distribution Date and (ii) payments which represent receipt of Monthly Payments in respect of a Due Date or Due Dates subsequent to the related Due Date.

            Appraised Value: With respect to any Mortgaged Property, either (i) the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing, or (ii) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor's obligation to keep a Primary Insurance Policy in force.

            Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage.

            Authenticating Agents:  As defined in Section 9.10.

            Bankruptcy Loss:  Any Deficient Valuation or Debt Service Reduction.

            Bankruptcy Loss Amount: As of any Distribution Date, the Initial Bankruptcy Loss Amount less the aggregate amount of Bankruptcy Losses previously incurred during the period from the Cut-Off Date through the last day of the month preceding the month of such Distribution Date; provided, however, that such amount may be reduced from time to time with the written consent of the Rating Agencies provided that such reduction does not result in a downgrading to the current rating of the Certificates.

            Book-Entry Certificate: All Classes of Certificates other than the Physical Certificates.

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of North Carolina, the State of New York, the State of California, the State of Virginia, the state in which the servicing offices of the Servicer is located or the state in which the Corporate Trust Office is located are required or authorized by law or executive order to be closed.

            Certificate: Any of the Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2000-4 that are issued pursuant to this Agreement.

            Certificate Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.08(c) in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York, in trust for registered holders of Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2000-4." Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

            Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the product of the Percentage Interest of such Certificate and the Class Certificate Balance of the Class of Certificates of which such Certificate is a part.

            Certificate Custodian: Initially, The Bank of New York; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of a Book-Entry Certificate. With respect to any Definitive Certificate, the Certificateholder of such Certificate.

           Certificate Register: The register maintained pursuant to Section
6.02.

           Certificate Registrar: The registrar appointed pursuant to Section 6.02.

           Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest and Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights, as the case may be, necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates, provided that the Trustee shall not be responsible for knowing that any Certificate is registered in the name of such an affiliate unless one of its Responsible Officers has actual knowledge.

            Class: As to the Certificates, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PO, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, as the case may be.

           Class A Certificates: The Class A-1, Class A-2, Class A-3, Class A-4, Class A-PO and Class A-R Certificates.

            Class A-2 Accrual Distribution Amount: For any Distribution Date and the Class A-2 Certificates prior to the Accretion Termination Date, an amount with respect to such Class equal to the sum of (i) the amount allocated but not currently distributable as interest to such Class pursuant to Section 5.02(a)(i) that is attributable to clause (i) of the definition of "Interest Distribution Amount," and (ii) the amount allocated but not currently distributable as interest to such Class pursuant to Section 5.02(a)(i) that is attributable to clause (ii) of the definition of "Interest Distribution Amount."

            Class A-PO Deferred Amount: As to any Distribution Date prior to the Senior Credit Support Depletion Date, the aggregate of the applicable PO Percentage of each Realized Loss, other than an Excess Loss, to be allocated to the Class A-PO Certificates on such Distribution Date or previously allocated to the Class A-PO Certificates and not yet paid to the Holders of the Class A-PO Certificates pursuant to Section 5.02(a)(iii).

           Class B Certificates: The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

            Class Certificate Balance: With respect to any Class and any date of determination, the Initial Class Certificate Balance of such Class (plus, in the case of the Class A-2 Certificates, any Class A-2 Accrual Distribution Amounts previously added thereto) minus the sum of (i) all distributions of principal made with respect thereto, (ii) all Realized Losses allocated thereto pursuant to Section 5.03(a) and (iii) all other reductions in Class Certificate Balance previously allocated thereto pursuant to Section 5.03(b).

            Class Interest Shortfall: For any Distribution Date and each interest-bearing Class, the amount by which Accrued Certificate Interest for such Class (as reduced pursuant to Section 5.02(c)) exceeds the amount of interest actually distributed on such Class (or, in the case of the Class A-2 Certificates prior to the Accretion Termination Date, the amount included in the Class A-2 Accrual Distribution Amount pursuant to clause (i) of the definition thereof, but not distributed as interest on the Class A-2 Certificates) on such Distribution Date pursuant to clause (i) of the definition of "Interest Distribution Amount."

            Class Unpaid Interest Shortfall: As to any Distribution Date and each interest-bearing Class, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount of interest actually distributed on such Class (or, in the case of the Class A-2 Certificates prior to the Accretion Termination Date, the amount included in the Class A-2 Accrual Distribution Amount pursuant to clause (ii) of the definition thereof, but not distributed as interest on the Class A-2 Certificates) on such prior Distribution Dates pursuant to clause (ii) of the definition of "Interest Distribution Amount."

            Closing Date:  July 26, 2000.

            Code:  The Internal Revenue Code of 1986, as amended.

            Compensating Interest:  As defined in Section 3.17.

           Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal office of the Trustee at which at any particular time its certificate transfer services are conducted, which office at the date of the execution of this instrument is located at 101 Barclay Street - 12E, New York, New York 10286, Attention: Corporate Trust - MBS (Fax:
(212) 815-5309).

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 9.12. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither the Servicer nor the Depositor, nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Customary Servicing Procedures: With respect to the Servicer, procedures (including collection procedures) that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

            Cut-Off Date: July 1, 2000.

            Cut-Off Date Pool Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans which is $225,593,526.74.

            Cut-Off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-Off Date, reduced by all installments of principal due on or prior thereto whether or not paid.

            Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (i) the Monthly Payment due on the related Due Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid with respect to such Due Date by the Mortgagor as established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.); provided that no such excess shall be considered a Debt Service Reduction so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date.

            Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

            Defective Mortgage Loan: Any Mortgage Loan which is required to be cured, repurchased or substituted for pursuant to Sections 2.02 or 2.04.

            Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (i) the then outstanding indebtedness under such Mortgage Loan over (ii) the secured valuation thereof established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such excess shall be considered a Deficient Valuation so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date.

            Deficient Valuation Mortgage Loan: Any Mortgage Loan that became the subject of a Deficient Valuation.

            Definitive Certificates: As defined in Section 6.02(c)(iii).

            Depositor: Bank of America Mortgage Securities, Inc., a Delaware corporation, or its successor in interest, as depositor of the Trust Estate.

            Depository: The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates or any successor thereto appointed in accordance with this Agreement. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: As to any Distribution Date, the 16th day of the month of the related Distribution Date or, if such 16th day is not a Business Day, the Business Day immediately preceding such 16th day.

            Discount Mortgage Loan: Any Mortgage Loan with a Net Mortgage Interest Rate that is less than 8.00% per annum.

            Distribution Date: The 25th day of each month beginning in August 2000 (or, if such day is not a Business Day, the next Business Day).

            Due Date: As to any Distribution Date and each Mortgage Loan, the first day in the calendar month of such Distribution Date.

            Eligible Account: Any of (i) an account or accounts maintained with
(a) Bank of America, N.A., or (b) a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or
(iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Restricted Certificates: The Class B Certificates.

            Escrow Account: As defined in Section 3.09.

            Escrow Payments: The amounts constituting taxes, assessments, Primary Insurance Policy premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

            Event of Default: As defined in Section 8.01.

            Excess Losses: For any Distribution Date, the amount of any (i) Fraud Losses in excess of the Fraud Loss Amount, (ii) Special Hazard Losses in excess of the Special Hazard Loss Amount or (iii) Bankruptcy Losses in excess of the Bankruptcy Loss Amount.

            Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.11(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid or for which a Periodic Advance was made (and not reimbursed) up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 10.01.

            Financial Market Service: Bloomberg Financial Service and any other financial information provider designated by the Depositor by written notice to the Trustee.

            FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

            Fitch: Fitch, Inc., or any successor thereto.

            FNMA: Fannie Mae, or any successor thereto.

            Fractional Interest: As defined in Section 5.02(d).

            Fraud Loss: Realized Losses on Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related Primary Insurance Policy because of such fraud, dishonesty or misrepresentation.

            Fraud Loss Amount: For each Distribution Date occurring during the period from the Closing Date through the first anniversary of the Cut-Off Date, the Initial Fraud Loss Amount reduced by the amount of Fraud Losses allocated to the Certificates. Thereafter, the Fraud Loss Amount shall be equal to the lesser of (i) the Initial Fraud Loss Amount reduced by the amount of Fraud Losses allocated to the Certificates and (ii) for each Distribution Date occurring (a) during the period from the day after the first anniversary through the third anniversary of the Cut-Off Date, 1% of the Pool Stated Principal Balance, (b) during the period from the day after the third anniversary through the fifth anniversary of the Cut-Off Date, 0.5% of the Pool Stated Principal Balance, and
(c) after the fifth anniversary of the Cut-Off Date, zero.

            Holder: A Certificateholder.

            Independent: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Depositor and the Servicer,
(ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Servicer or in an affiliate of either of them, and (iii) is not connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Indirect Depository Participant: A broker, dealer, bank or other financial institution or other Person maintaining a custodial relationship with a Depository Participant.

            Initial Bankruptcy Loss Amount: $100,000.00.

            Initial Class Certificate Balance: As to each Class of Certificates, the Class Certificate Balance set forth in the Preliminary Statement.

            Initial Fraud Loss Amount: $2,255,935.27.

            Initial Special Hazard Amount: $2,308,863.76.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Estate, any related insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

            Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

            Interest Accrual Period: As to any Distribution Date and each Class of Certificates (other than the Class A-PO Certificates), the period from and including the first day of the calendar month preceding the calendar month of such Distribution Date to but not including the first day of the calendar month of such Distribution Date.

            Interest Distribution Amount: For any Distribution Date and each interest-bearing Class, the sum of (i) the Accrued Certificate Interest, subject to reduction pursuant to Section 5.02(c) and (ii) any Class Unpaid Interest Shortfall for such Class.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified (in accordance with this Agreement) that it has received all proceeds it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees and Advances.

            Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

            MERS:  As defined in Section 2.01(b)(iii).

            Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing a Mortgage Note or creating a first lien on a leasehold interest.

            Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage Loan in accordance with the terms of the related Mortgage Note.

            Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated July 26, 2000, between the Bank of America, N.A., as seller, and the Depositor, as purchaser.

            Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Servicer to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Estate and from time to time subject to this Agreement, attached hereto as Exhibit D, setting forth the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) a code indicating whether the Mortgaged Property is owner-occupied; (iii) the property type for each Mortgaged Property;
(iv) the original months to maturity or the remaining months to maturity from the Cut-Off Date; (v) the Loan-to-Value Ratio at origination; (vi) the Mortgage Interest Rate; (vii) the date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date; (viii) the stated maturity date; (ix) the amount of the Monthly Payment as of the Cut-Off Date; (x) the paid-through date; (xi) the original principal amount of the Mortgage Loan; (xii) the principal balance of the Mortgage Loan as of the close of business on the Cut-Off Date, after application of payments of principal due on or before the Cut-Off Date, whether or not collected, and after deduction of any payments collected of scheduled principal due after the Cut-Off Date; (xiii) a code indicating the purpose of the Mortgage Loan; (xiv) a code indicating the documentation style; and (xv) the Appraised Value. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-Off Date: (i) the number of Mortgage Loans; (ii) the current aggregate outstanding principal balance of the Mortgage Loans; (iii) the weighted average Mortgage Rate of the Mortgage Loans; and (iv) the weighted average months to maturity of the Mortgage Loans.

            Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held as a part of the Trust Estate (including any Substitute Mortgage Loans and REO Property), the Mortgage Loans originally so held being identified in the Mortgage Loan Schedule.

            Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

            Mortgaged Property: The underlying property securing a Mortgage Loan, which may include Co-op Shares or residential long-term leases.

            Mortgagor:  The obligor on a Mortgage Note.

            Net Mortgage Interest Rate: As to any Mortgage Loan and Distribution Date, such Mortgage Loan's Mortgage Interest Rate thereon on the first day of the month preceding the month of the related Distribution Date reduced by the Servicing Fee Rate and the Trustee Fee Rate.

            Non-PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Interest Rate of such Discount Mortgage Loan and the denominator of which is 8.00%. As to any Mortgage Loan that is not a Discount Mortgage Loan, 100%.

            Non-PO Principal Amount: As to any Distribution Date, the sum of the applicable Non-PO Percentage of (a) the principal portion of each Monthly Payment (without giving effect, prior to the reduction of the Bankruptcy Loss Amount to zero, to any reductions thereof caused by any Debt Service Reductions) due on each Mortgage Loan on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan that was repurchased by the Depositor pursuant to this Agreement as of such Distribution Date, (c) any Substitution Adjustment Amount in connection with a Defective Mortgage Loan received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) all Principal Prepayments received during the calendar month preceding the month of such Distribution Date.

            Non-Supported Interest Shortfalls: As to any Distribution Date, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls exceeds Compensating Interest for such Distribution Date.

            Non-U.S. Person:  A Person other than a U.S. Person.

            Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed and which, in the good faith judgment of the Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds, or other recoveries in respect of the related Mortgage Loan.

            Offered Certificates: The Class A, Class B-1, Class B-2 and Class B-3 Certificates.

            Officer's Certificate: A certificate signed by the Chairman of the Board, Vice Chairman of the Board, President or a Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries, or any other duly authorized officer of the Depositor or the Servicer, as the case may be, and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel acceptable to the Trustee, who may be counsel for the Depositor or the Servicer, except that any opinion of counsel relating to the qualification of the Trust Estate as a REMIC or compliance with the REMIC Provisions must be an opinion of Independent counsel.

            Original Fractional Interest: With respect to each of the following Classes of Subordinate Certificates, the corresponding percentage described below, as of the Closing Date: Class B-1 1.86% Class B-2 1.11% Class B-3 0.65% Class B-4 0.40% Class B-5 0.20% Class B-6 0.00%

            Original Subordinate Certificate Balance: $9,026,659.02.

            OTS:  The Office of Thrift Supervision.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not purchased from the Trust prior to such Due Date pursuant to Sections
2.02 or 2.04.

            Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            Pass-Through Rate: As to each Class of interest-bearing Certificates, the per annum rate set forth or described in the Preliminary Statement.

            Paying Agent:  As defined in Section 9.13.

            Percentage Interest: As to any Certificate, the percentage obtained by dividing the initial Certificate Balance of such Certificate by the Initial Class Certificate Balance of the Class of which such Certificate is a part.

            Periodic Advance: The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 3.20, the amount of any such payment being equal to the aggregate of Monthly Payments (net of the Servicing Fee) on the Mortgage Loans (including any REO Property) that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Servicer has determined would constitute a Nonrecoverable Advance if advanced.

            Permitted Investments:  One or more of the following:

               (i)obligations of or guaranteed as to principal and interest by the United States, FHLMC, FNMA or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided that such obligations of FHLMC or FNMA shall be limited to senior debt obligations and mortgage participation certificates other than investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages, which shall not constitute Permitted Investments hereunder;

               (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof with a corporation incorporated under the laws of the United States or any state thereof rated not lower than "A-1" by S&P and "F-1" by Fitch;

               (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof, rated not lower than "A-1" by S&P and "F-1" by Fitch;

               (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which is rated not lower than "A-1" by S&P and "F-1" by Fitch;

               (v)investments in money market funds (including funds of the Trustee or its affiliates, or funds for which an affiliate of the Trustee acts as advisor, as well as funds for which the Trustee and its affiliates may receive compensation) rated either "AAAm" or "AAAm G" by S&P, and "AAA" by Fitch or otherwise approved in writing by each Rating Agency; and

               (vi) other obligations or securities that are acceptable to each Rating Agency and, as evidenced by an Opinion of Counsel obtained by the Servicer, will not affect the qualification of the Trust Estate as a REMIC;

provided, however, that no instrument shall be a Permitted Investment if it represents either (a) the right to receive only interest payments with respect to the underlying debt instrument or (b) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code
Section 521), (iv) rural electric and telephone cooperatives described in Code
Section 1381(a)(2)(C) and (v) any other Person so designated by the Servicer based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust or any other Holder of a Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

            Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Physical Certificates: The Class A-R, Class B-4, Class B-5 and Class B-6 Certificates.

            Plan:  As defined in Section 6.02(e).

            PO Percentage: As to any Discount Mortgage Loan, 100% minus the Non-PO Percentage for such Mortgage Loan. As to any Mortgage Loan that is not a Discount Mortgage Loan, 0%.

            PO Principal Amount: As to any Distribution Date, the sum of the applicable PO Percentage of (a) the principal portion of each Monthly Payment (without giving effect, prior to the reduction of the Bankruptcy Loss Amount to zero, to any reductions thereof caused by any Debt Service Reductions) due on each Mortgage Loan on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan that was repurchased by the related Seller or the Depositor pursuant to this Agreement as of such Distribution Date, (c) any Substitution Adjustment Amount in connection with any Defective Mortgage Loan received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) all Principal Prepayments received during the calendar month preceding the month of such Distribution Date.

            Pool Distribution Amount: As to any Distribution Date, the excess of
(a) the sum of (i) the aggregate of (A) the interest portion of any Monthly Payment (net of the Servicing Fee) and the principal portion of any Monthly Payment due on the Due Date in the month in which such Distribution Date occurs and which is received prior to the related Determination Date and (B) all Periodic Advances and payments of Compensating Interest made by the Servicer in respect of such Distribution Date deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(vii); (ii) all Liquidation Proceeds received during the preceding calendar month and deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(iii); (iii) all Principal Prepayments received during the month preceding the month of such Distribution Date and deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(i) during such period; (iv) in connection with Defective Mortgage Loans, as applicable, the aggregate of the Repurchase Prices and Substitution Adjustment Amounts deposited on the related Remittance Date pursuant to Section 3.08(b)(vi); and (v) any other amounts in the Servicer Custodial Account deposited therein pursuant to Sections 3.08(b)(iv), (v) and (viii) in respect of such Distribution Date; over
(b) any (i) amounts permitted to be withdrawn from the Servicer Custodial Account pursuant to clauses (i) through (vii), inclusive, of Section 3.11(a) and
(ii) amounts permitted to be withdrawn from the Certificate Account pursuant to clauses (i) and (ii) of Section 3.11(b).

            Pool Stated Principal Balance: As to any Distribution Date, the aggregate Stated Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans immediately following the Due Date in the month of such Distribution Date.

            Prepayment Interest Shortfall: As to any Distribution Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month's interest at the related Mortgage Interest Rate (net of the Servicing Fee) on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

            Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan, in each case issued by an insurer acceptable to FNMA or FHLMC.

            Principal Only Certificates: Any Class of Certificates entitled to distributions of principal, but to no distributions of interest. The
Class
A-PO Certificates are the only Class of Principal Only Certificates.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (other than Liquidation Proceeds) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan.

            Priority Amount: As to any Distribution Date, the lesser of (i) the Class Certificate Balance of the Class A-4 Certificates and (ii) the product of
(a) the Shift Percentage, (b) the Priority Percentage and (c) the Senior Principal Distribution Amount.

            Priority Percentage: As to any Distribution Date, the percentage equivalent (carried to six places rounded up) of a fraction the numerator of which is the Class Certificate Balance of the Class A-4 Certificates immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Senior Certificates (other than the Class A-PO Certificates) immediately prior to such date.

            Private Certificates: The Class B-4, Class B-5 and Class B-6 Certificates.

            Pro Rata Share: As to any Distribution Date and any Class of Subordinate Certificates that is not a Restricted Class, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the Subordinate Principal Distribution Amount for such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate Class Certificate Balance of the Subordinate Certificates that are not Restricted Classes. The Pro Rata Share of a Restricted Class shall be 0%.

            Qualified Appraiser: An appraiser of a Mortgaged Property duly appointed by the originator of the related Mortgage Loan, who had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the related Mortgage Loan and who met the minimum qualifications of FNMA or FHLMC.

            Rating Agency: Each of Fitch and S&P. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

            Realized Loss: With respect to each Liquidated Mortgage Loan, an amount as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Interest Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced.

            Record Date: The last day of the month (or, if such day is not a Business Day, the preceding Business Day) preceding the month of the related Distribution Date.

            Refinance Mortgage Loan: Any Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

            Regular Certificates: As defined in the Preliminary Statement hereto.

            Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

            Relief Act Reduction: With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued pursuant to the terms of the Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the most recently ended calendar month.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code. "The REMIC" means the REMIC constituted by the Trust Estate.

            REMIC Certificate Maturity Date: The "latest possible maturity date" of the Regular Certificates as that term is defined in Section 2.07.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

            Remittance Date: As to any Distribution Date, by 2:00 p.m. Eastern time on the Business Day immediately preceding such Distribution Date.

            REO Disposition Period:  As defined in Section 3.14.

            REO Proceeds: Proceeds, net of any related expenses of the Servicer, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which are received prior to the final liquidation of such Mortgaged Property.

            REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Repurchase Price: As to any Defective Mortgage Loan repurchased on any date pursuant to Sections 2.02 or 2.04, an amount equal to the sum of (i) the unpaid principal balance thereof and (ii) the unpaid accrued interest thereon at the applicable Mortgage Interest Rate from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Mortgage Loan became eligible to be repurchased.

            Request for Release: The Request for Release submitted by the Servicer to the Trustee or the Custodian on behalf of the Trustee, substantially in the form of Exhibit E.

            Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

            Residual Certificate:  The Class A-R Certificate.

            Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having responsibility for the administration of this Agreement.

            Restricted Classes:  As defined in Section 5.02(d).

            S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

            Seller: Bank of America, N.A., a national banking association, or its successor in interest, as seller of the Mortgage Loans under the Mortgage Loan Purchase Agreement.

            Senior Certificates:  The Class A Certificates.

            Senior Credit Support Depletion Date: The date on which the aggregate Class Certificate Balance of the Subordinate Certificates is reduced to zero.

            Senior Percentage: With respect to any Distribution Date, the percentage, carried six places rounded up, obtained by dividing the aggregate Class Certificate Balance of the Senior Certificates (other than the Class A-PO Certificates) immediately prior to such Distribution Date by the aggregate Class Certificate Balance of all Classes of Certificates (other than the Class A-PO Certificates) immediately prior to such Distribution Date.

            Senior Prepayment Percentage: For any Distribution Date during the five years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinate Percentage for such Distribution Date; and for any Distribution Date in the fifth or later years thereafter, the Senior Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the Senior Step Down Conditions are satisfied.

            Senior Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Senior Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Principal Amount" for such Distribution Date and (ii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clauses (e) and (f) of the definition of "Non-PO Principal Amount" for such Distribution Date; provided, however, that if a Debt Service Reduction that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the Senior Percentage of the Non-PO Percentage of the principal portion of such Debt Service Reduction.

            Senior Step Down Conditions: As of any Distribution Date as to which any decrease in the Senior Prepayment Percentage applies, (i) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure or any REO Property) delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Subordinate Certificates (averaged over the preceding six-month period), is not equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans as of the applicable Distribution Date do not exceed the percentages of the Original Subordinate Certificate Balance set forth below:

                                                Percentage of
                                             Original Subordinate
Distribution Date Occurring                  Certificate Balance
---------------------------                  -------------------

August 2005 through July 2006                        30%

August 2006 through July 2007                        35%

August 2007 through July 2008                        40%

August 2008 through July 2009                        45%

August 2009 and thereafter                           50%

            Servicer: Bank of America, N.A., a national banking association, or its successor in interest, in its capacity as servicer of the Mortgage Loans, or any successor servicer appointed as herein provided.

            Servicer Advance Date: As to any Distribution Date, 11:30 a.m., Eastern time, on the Business Day immediately preceding such Distribution Date.

            Servicer Custodial Account: The separate Eligible Account or Accounts created and maintained by the Servicer pursuant to Section 3.08(b).

            Servicer's Certificate: The monthly report required by Section 4.01.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to (i) the preservation, restoration and protection of a Mortgaged Property, (ii) expenses reimbursable to the Servicer pursuant to Section 3.14 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.12.

            Servicing Fee: With respect to each Mortgage Loan and Distribution Date, the amount of the fee payable to the Servicer, which shall, for such Distribution Date, be equal to one-twelfth of the product of the Servicing Fee Rate with respect to such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan, subject to reduction as provided in Section 3.17. Such fee shall be payable monthly, computed on the basis of the same Stated Principal Balance and period respecting which any related interest payment on a Mortgage Loan is computed. The Servicer's right to receive the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 3.11) of related Monthly Payments collected by the Servicer, or as otherwise provided under Section 3.11.

            Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate equal to (i) the related Mortgage Interest Rate less (ii) the sum of 8.00% and the Trustee Fee Rate; provided, however, that the Servicing Fee Rate will not be less than 0.250% per annum with respect to any Mortgage Loan.

            Servicing File: The items pertaining to a particular Mortgage Loan referred to in Exhibit J hereto, and any additional documents required to be added to the Servicing File pursuant to the Agreement.

            Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

            Shift Percentage: As to any Distribution Date, the percentage indicated below:


Distribution Date Occurring In                    Shift Percentage
------------------------------                    ----------------
August 2000 through July 2005..................   0%
August 2005 through July 2006..................   30%
August 2006 through July 2007..................   40%
August 2007 through July 2008..................   60%
August 2008 through July 2009..................   80%
August 2009 and thereafter.....................   100%

            Similar Law:  As defined in Section 6.02(e).

            Special Hazard Loss: As to a Mortgaged Property, any Realized Loss on account of direct physical loss, exclusive of (i) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to Section 3.12 and (ii) any loss caused by or resulting from:

                       (i) wear and tear, deterioration, rust or corrosion, mold, wet or dry rot; inherent vice or latent defect; animals, birds, vermin or insects; or

                       (ii) settling, subsidence, cracking, shrinkage, building or expansion of pavements, foundations, walls, floors, roofs or ceilings;

            (b) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

            (c) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss is direct or indirect, proximate or remote; or

            (d) (i) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack (A) by any government or sovereign power (de jure or de facto), or by any authority maintaining or using military, naval or air forces; or (B) by military, naval or air forces; or (C) by an agent of any such government, power, authority or forces;

            (ii) any weapon of war or facility for producing same employing atomic fission, radioactive force or chemical or biological contaminants, whether in time of peace or war; or

            (iii) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transportation or trade.

            Special Hazard Loss Amount: As to any Distribution Date, the lesser of (a) the greatest of (i) 1% of the Pool Stated Principal Balance of the Mortgage Loans, (ii) twice the principal balance of the largest Mortgage Loan, and (iii) the aggregate principal balance of all Mortgage Loans secured by Mortgaged Properties located in the single California five-digit postal zip code having the highest aggregate principal balance of any zip code area (all principal balances to be calculated as of the first day of the month preceding such Distribution Date after giving effect to Monthly Payments then due, whether or not paid) and (b) the Initial Special Hazard Loss Amount, reduced (but not below zero) by the amount of Realized Losses in respect of Special Hazard Mortgage Loans previously incurred during the period from the Cut-Off Date through the last day of the month preceding the month of such Distribution Date. The Special Hazard Loss Amount may be further reduced from time to time below the amounts specified above with the written consent of the Rating Agencies and without resulting in a downgrading to the then-current rating of the Certificates.

            Special Hazard Mortgage Loan: Any Liquidated Mortgage Loan as to which the ability to recover thereon was substantially impaired by reason of a hazard or loss not covered by a hazard policy or flood insurance policy maintained in respect of such Mortgaged Property pursuant to Section 3.12.

            Stated Principal Balance: As to any Mortgage Loan and date, the unpaid principal balance of such Mortgage Loan as of the Due Date immediately preceding such date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor, and after giving effect to any Deficient Valuation.

            Subordinate Certificates:  The Class B Certificates.

            Subordinate Percentage: As of any Distribution Date, 100% minus the Senior Percentage for such Distribution Date.

            Subordinate Prepayment Percentage: As to any Distribution Date, 100% minus the Senior Prepayment Percentage for such Distribution Date.

            Subordinate Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the sum of (i) the Subordinate Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Principal Amount" for such Distribution Date and (ii) the Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clauses (e) and (f) of the definition of "Non-PO Principal Amount" for such Distribution Date; provided, however, that if a Debt Service Reduction that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Subordinate Principal Distribution Amount will be reduced on the related Distribution Date by the Subordinate Percentage of the applicable Non-PO Percentage of the principal portion of such Debt Service Reduction.

            Subservicer: Any Person with which the Servicer has entered into a Subservicing Agreement and which satisfies the requirements set forth therein.

            Subservicing Agreement: Any subservicing agreement (which, in the event the Subservicer is an affiliate of the Servicer, need not be in writing) between the Servicer and any Subservicer relating to servicing and/or administration of certain Mortgage Loans as provided in Section 3.02.

            Substitute Mortgage Loan: A Mortgage Loan substituted for a Defective Mortgage Loan which must, on the date of such substitution (i) have a Stated Principal Balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Defective Mortgage Loan;
(ii) have a Net Mortgage Interest Rate equal to that of the Defective Mortgage Loan; (iii) have a Loan-to-Value Ratio not higher than that of the Defective Mortgage Loan; (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and (v) comply with each Mortgage Loan representation and warranty set forth in the Sale Agreement relating to the Defective Mortgage Loan. More than one Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

            Substitution Adjustment Amount:  As defined in Section 2.02.

            Tax Matters Person: The person designated as "tax matters person" in accordance with Section 5.06 and the manner provided under Treasury Regulation ss. 1.860F-4(d) and Treasury Regulation ss. 301.6231(a)(7)-1.

            Treasury Regulations: The final and temporary regulations promulgated under the Code by the U.S. Department of the Treasury.

            Trust:  The trust created by this Agreement.

            Trust Estate: The corpus of the Trust created to the extent described herein, consisting of the Mortgage Loans, such assets as shall from time to time be identified as deposited in the Servicer Custodial Account or the Certificate Account, in accordance with this Agreement, REO Property, the Primary Insurance Policies and any other Required Insurance Policy.

            Trustee: The Bank of New York, and its successors-in-interest and, if a successor trustee is appointed hereunder, such successor, as trustee.

            Trustee Fee: As to any Distribution Date, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the Mortgage Loans immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

            Trustee Fee Rate: With respect to each Mortgage Loan, 0.0045% per annum.

            Underwriting Guidelines: The underwriting guidelines of Bank of America, N.A.

            U.S. Person: A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Holder of the Residual Certificate and (b) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

            Section 1.02 Interest Calculations. All calculations of interest will be made on a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01      Conveyance of Mortgage Loans.

            (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-Off Date). The foregoing sale, transfer, assignment and set over does not and is not intended to result in a creation of an assumption by the Trustee of any obligation of the Depositor or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto, except as specifically set forth herein.

            (b) In connection with such transfer and assignment, the Depositor has delivered or caused to be delivered to the Trustee, for the benefit of the Certificateholders, the following documents or instruments with respect to each Mortgage Loan so assigned:

               (i)the original Mortgage Note, endorsed by manual or facsimile signature in the following form: "Pay to the order of The Bank of New York, as Trustee, without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note);

               (ii) except as provided below, the original recorded Mortgage with evidence of a recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded Mortgage, a copy of such Mortgage certified by the Depositor as being a true and correct copy of the Mortgage;

               (iii) subject to the provisos at the end of this paragraph, a duly executed Assignment of Mortgage to "The Bank of New York, as trustee for the holders of the Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2000-4" (which may be included in a blanket assignment or assignments), together with, except as provided below, originals of all interim recorded assignments of such mortgage or a copy of such interim assignment certified by the Depositor as being a true and complete copy of the original recorded intervening assignments of Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such Assignment of Mortgage may exclude the information to be provided by the recording office; and provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Servicer shall take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

               (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

               (v)the original or duplicate original mortgagee title insurance policy and all riders thereto;

               (vi) the original of any guarantee executed in connection with the Mortgage Note;

               (vii) for each Mortgage Loan which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation;

               (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

               (ix) for each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

                  (A)   The stock certificate;

                  (B)   The stock power executed in blank;

                  (C)   The executed proprietary lease;

                  (D)   The executed recognition agreement;

                  (E)   The executed assignment of recognition agreement;

            (F) The executed UCC-1 financing statement with evidence of recording thereon; and

                  (G) Executed UCC-3 financing statements or other appropriate
            UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

provided, however, that on the Closing Date, with respect to item (iii), the Depositor has delivered to the Trustee a copy of such Assignment of Mortgage in blank and has caused the Servicer to retain the completed Assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee. In addition, if the Depositor is unable to deliver or cause the delivery of any original Mortgage Note due to the loss of such original Mortgage Note, the Depositor may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(b).

            If in connection with any Mortgage Loans, the Depositor cannot deliver (A) the Mortgage, (B) all interim recorded assignments, (C) all assumption, modification, consolidation or extension agreements, if any, or (D) the lender's title policy (together with all riders thereto) satisfying the requirements of clause (ii), (iii), (iv) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii), (iii) or (iv) above, or because the title policy has not been delivered to either the Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver or cause to be delivered to the Trustee or the Custodian on behalf of the Trustee, in the case of clause (ii), (iii) or (iv) above, such Mortgage, such interim assignment or such assumption, modification, consolidation or extension agreement, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, but in no event shall any such delivery of any such documents or instruments be made later than one year following the Closing Date, unless, in the case of clause (ii), (iii) or (iv) above, there has been a continuing delay at the applicable recording office or, in the case of clause (v), there has been a continuing delay at the applicable insurer and the Depositor has delivered the Officer's Certificate to such effect to the Trustee. The Depositor shall forward or cause to be forwarded to the Trustee (1) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (2) any other documents required to be delivered by the Depositor or the Servicer to the Trustee or the Custodian on the Trustee's behalf. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Servicer shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the Trust, such a document to the public recording office.

            As promptly as practicable subsequent to such transfer and assignment, and in any event, within 30 days thereafter, the Servicer shall (except for any Mortgage which has been recorded in the name of MERS or its designee) (I) cause each Assignment of Mortgage to be in proper form for recording in the appropriate public office for real property records within 30 days of the Closing Date and (II) at the Depositor's expense, cause to be delivered for recording in the appropriate public office for real property records the Assignments of the Mortgages to the Trustee, except that, with respect to any Assignment of a Mortgage as to which the Servicer has not received the information required to prepare such assignment in recordable form, the Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within 30 days after the receipt thereof and, no recording of an Assignment of Mortgage will be required if the Depositor furnishes to the Trustee an unqualified Opinion of Counsel reasonably acceptable to the Trustee to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of, the Depositor or the originator of such Mortgage Loan.

            In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, or the Custodian on the Trustee's behalf, will cause the Servicer to deposit in the Servicer Custodial Account the portion of such payment that is required to be deposited in the Servicer Custodial Account pursuant to Section 3.08.

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans. Subject to the provisions of the following paragraph, the Trustee declares that it, or the Custodian as its agent, will hold the documents referred to in
Section 2.01 and the other documents delivered to it constituting the Mortgage Files, and that it will hold such other assets as are included in the Trust Estate, in trust for the exclusive use and benefit of all present and future Certificateholders.

            Within 90 days after the execution and delivery of this Agreement, the Trustee shall review, or cause the Custodian to review, the Mortgage Files in its possession. If, in the course of such review, the Trustee or the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01 or is omitted from such Mortgage File, the Trustee shall promptly so notify the Servicer and the Depositor, or shall cause the Custodian to promptly so notify the Servicer and the Depositor. In performing any such review, the Trustee or the Custodian may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's or the Custodian's review of the Mortgage Files is limited solely to confirming that the documents listed in
Section 2.01 have been received and further confirming that any and all documents delivered pursuant to Section 2.01 appear on their face to have been executed and relate to the Mortgage Loans identified in the Mortgage Loan Schedule. Neither the Trustee nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. The Depositor hereby covenants and agrees that it will promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Depositor does not correct or cure such defect within such period, the Depositor will either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or (b) purchase such Mortgage Loan from the Trustee at the Repurchase Price for such Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that such substitution or repurchase shall occur within 90 days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

            With respect to each Substitute Mortgage Loan the Depositor shall deliver to the Trustee, for the benefit of the Certificateholders, the Mortgage Note, the Mortgage, the related Assignment of Mortgage (except for any Mortgage which has been recorded in the name of MERS or its designee), and such other documents and agreements as are otherwise required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to any such Substitute Mortgage Loan in the month of substitution shall not be part of the Trust Estate and will be retained by the Depositor. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due for such month on any Defective Mortgage Loan for which the Depositor has substituted a Substitute Mortgage Loan.

            The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of each Mortgage Loan that has become a Defective Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee and the Custodian. Upon such substitution, each Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Depositor shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to Section 2.04. Upon any such substitution and the deposit to the Servicer Custodial Account of any required Substitution Adjustment Amount (as described in the next paragraph) and receipt of a Request for Release, the Trustee shall release, or shall direct the Custodian to release, the Mortgage File relating to such Defective Mortgage Loan to the Depositor and shall execute and deliver at the Depositor's direction such instruments of transfer or assignment prepared by the Depositor, in each case without recourse, as shall be necessary to vest title in the Depositor, or its designee, to the Trustee's interest in any Defective Mortgage Loan substituted for pursuant to this Section 2.02.

            For any month in which the Depositor substitutes one or more Substitute Mortgage Loans for one or more Defective Mortgage Loans, the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Defective Mortgage Loans (after application of the principal portion of the Monthly Payments due in the month of substitution) (the "Substitution Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Defective Mortgage Loans shall be deposited into the Certificate Account by the Depositor on or before the Remittance Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder.

            The Trustee shall retain or shall cause the Custodian to retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee, upon the execution or, in the case of documents requiring recording, receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the Servicer's possession from time to time.

            It is understood and agreed that the obligation of the Depositor to substitute for or to purchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee and any Certificateholder against the Depositor.

            The Trustee or the Custodian, on behalf of the Trustee, shall be under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in
Section 2.01(b)(iv), (vi), (vii) and (viii).

            Section 2.03 Representations, Warranties and Covenants of the Servicer.

            The Servicer hereby makes the following representations and warranties to the Depositor and the Trustee, as of the Closing Date:

               (i)The Servicer is a national banking association duly organized, validly existing, and in good standing under the federal laws of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer. The Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms.

               (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

               (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the charter or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject.

               (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would materially impair the ability of the Servicer to perform under the terms of this Agreement.

            The representations and warranties made pursuant to this Section
2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

            Section 2.04 Representations and Warranties of the Depositor as to the Mortgage Loans.

            The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing Date:

               (i)The information set forth in the Mortgage Loan Schedule is true and correct in all material respects.

               (ii) There are no delinquent taxes, ground rents, governmental assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the lien priority of the related Mortgaged Property.

               (iii) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Trustee; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Mortgage Insurance Policy, if any, the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Mortgage Insurance Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Trustee.

               (iv) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

               (v)All buildings upon the Mortgaged Property are insured by an insurer generally acceptable to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are customary in the area the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Customary Servicing Procedures and this Agreement. All such insurance policies contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA or FHLMC. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

               (vi) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, equal credit opportunity or disclosure laws applicable to the origination and servicing of Mortgage Loan have been complied with.

               (vii) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part (other than as to Principal Prepayments in full which may have been received prior to the Closing Date), and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

               (viii) The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (C) if the Mortgaged Property consists of Co-op Shares, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation, and (D) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Depositor has the full right to sell and assign the same to the Trustee.

               (ix) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

               (x)All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

               (xi) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

               (xii) To the best of the Depositor's knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located.

               (xiii) The Mortgage Loan is covered by an ALTA lender's title insurance policy, acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (viii)(A) and (B) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. The Depositor is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and the Depositor has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

               (xiv) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.

               (xv) As of the date of origination of the Mortgage Loan, there had been no mechanics' or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the relating Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

               (xvi) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

               (xvii) The Mortgage Loan was originated by a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of HUD.

               (xviii) Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgaged Loan were disbursed. The Mortgage Loans are 30-year fixed rate mortgage loans having an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of the month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. The Mortgage Note does not permit negative amortization.

               (xix) There is no proceeding pending or, to the Depositor's knowledge, threatened for the total or partial condemnation of the Mortgaged Property and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

               (xx) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and
      (B) otherwise by judicial foreclosure. To the best of the Depositor's knowledge, following the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

            (xxi) The Mortgage Note and Mortgage are on forms acceptable to FNMA or FHLMC.

               (xxii) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (viii) above.

               (xxiii) The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to FNMA or FHLMC and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

               (xxiv) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Trustee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

               (xxv) No Mortgage Loan is a graduated payment mortgage loan, no Mortgage Loan has a shared appreciation or other contingent interest feature, and no Mortgage Loan contains any "buydown" provision.

               (xxvi) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinance Mortgage Loan.

               (xxvii) Each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be subject to a Primary Mortgage Insurance Policy, issued by an insurer acceptable to FNMA or FHLMC, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by FNMA. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith at least until Loan-to-Value Ratio of such Mortgage Loan is reduced to less than 80%. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium.

               (xxviii) To the best of the Depositor's knowledge as of the date of origination of the Mortgage Loan, (A) the Mortgaged Property is lawfully occupied under applicable law, (B) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and
      (C) no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

               (xxix) The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

               (xxx) All payments required to be made prior to the Cut-Off Date for such Mortgage Loan under the terms of the Mortgage Note have been made and no Mortgage Loan has been more than 30 days delinquent more than once in the twelve month period immediately prior to the Cut-Off Date.

               (xxxi) With respect to each Mortgage Loan, the Depositor or Servicer is in possession of a complete Mortgage File except for the documents which have been delivered to the Trustee or which have been submitted for recording and not yet returned.

               (xxxii) Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Loans. The Mortgage Loans were not assigned or pledged by the Depositor and the Depositor had good and marketable title thereto, and the Depositor had full right to transfer and sell the Mortgage Loans to the Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

               (xxxiii) Any future advances made prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

               (xxxiv) The Mortgage Loan was underwritten in accordance with the applicable Underwriting Guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner.

               (xxxv) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in the rent other than pre-established increases set forth in the lease; (4) the original term of such lease in not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

               (xxxvi) The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development, or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements; provided, however, that any condominium project or planned unit development generally conforms with the applicable Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling.

               (xxxvii) The Depositor used no adverse selection procedures in selecting the Mortgage Loan for inclusion in the Trust Estate.

               (xxxviii)Each Mortgage Loan is a "qualified mortgage" within
      Section 860G(a)(3) of the Code.

               (xxxix) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence.

            Notwithstanding the foregoing, no representations or warranties are made by the Depositor as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, Person or entity otherwise affiliated with the Depositor authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Depositor with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            Upon discovery by either the Depositor, the Servicer, the Trustee or the Custodian that any of the representations and warranties set forth in this
Section 2.04 is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided that any such breach that causes the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders. Within 90 days of its discovery or its receipt of notice of any such breach, the Depositor shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the Repurchase Price or (ii) if within two years of the Closing Date, substitute for such Mortgage Loan in the manner described in Section 2.02; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within 90 days from the date the breach was discovered. The Repurchase Price of any repurchase described in this paragraph and the Substitution Adjustment Amount, if any, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Depositor to repurchase or substitute for any Mortgage Loan or Mortgaged Property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, or to the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust hereunder.

            Section 2.05 Designation of Interests in the REMIC. The Depositor hereby designates the Classes of Class A Certificates (other than the Class A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively.

            Section 2.06 Designation of Start-up Day. The Closing Date is hereby designated as the "start-up day" of the REMIC within the meaning of Section 860G(a)(9) of the Code.

            Section 2.07 REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in the REMIC is August 25, 2030.

            Section 2.08 Execution and Delivery of Certificates. The Trustee has executed and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Servicer to Service Mortgage Loans. For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans, all in accordance with the terms of this Agreement, Customary Servicing Procedures, applicable law and the terms of the Mortgage Notes and Mortgages. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration including, but not limited to, the power and authority, subject to the terms hereof, (a) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (b) to consent, with respect to the Mortgage Loans it services, to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement),
(c) to collect any Insurance Proceeds and other Liquidation Proceeds relating to the Mortgage Loans it services, and (d) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan it services. The Servicer shall represent and protect the interests of the Trust in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan, except as provided pursuant to Section 3.21. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of any Subservicer or the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer or any Subservicer, as the case may be, believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans it services, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans it services to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee, upon the direction of the Servicer, shall promptly execute such documents and deliver them to the Servicer.

            In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the Mortgage Loans it services, which Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            Section 3.02      Subservicing;  Enforcement  of the  Obligations of
Servicer.

            (a) The Servicer may arrange for the subservicing of any Mortgage Loan it services by a Subservicer pursuant to a Subservicing Agreement; provided, however, that such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans it services in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering those Mortgage Loans. All actions of each Subservicer performed pursuant to the related Subservicing Agreement shall be performed as agent of the Servicer with the same force and effect as if performed directly by the Servicer.

            (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans it services that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

            (c) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer engaged by the Servicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

            (d) Any Subservicing Agreement entered into by the Servicer shall provide that it may be assumed or terminated by the Trustee, if the Trustee has assumed the duties of the Servicer, or any successor Servicer, at the Trustee's or successor Servicer's option, as applicable, without cost or obligation to the assuming or terminating party or the Trust Estate, upon the assumption by such party of the obligations of the Servicer pursuant to Section 8.05.

            Any Subservicing Agreement, and any other transactions or services relating to the Mortgage Loans involving a Subservicer, shall be deemed to be between the Servicer and such Subservicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims or rights of action against, rights, obligations, duties or liabilities to or with respect to the Subservicer or its officers, directors or employees, except as set forth in Section 3.01.

            Section 3.03      Fidelity Bond; Errors and Omissions Insurance.

            The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans it services. These policies must insure the Servicer against losses resulting from dishonest or fraudulent acts committed by the Servicer's personnel, any employees of outside firms that provide data processing services for the Servicer, and temporary contract employees or student interns. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers' & Servicers' Guide, as amended or restated from time to time, or in an amount as may be permitted to the Servicer by express waiver of FNMA or FHLMC.

            Section 3.04      Access to Certain Documentation.

            The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OTS and the FDIC with respect to the Mortgage Loans. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer. Nothing in this Section 3.04 shall limit the obligation of the Servicer to observe any applicable law and the failure of the Servicer to provide access as provided in this Section 3.04 as a result of such obligation shall not constitute a breach of this Section 3.04.

            Section 3.05      Maintenance of Primary Mortgage  Insurance Policy;
Claims.

            With respect to each Mortgage Loan with a Loan-to-Value Ratio in excess of 80% or such other Loan-to-Value Ratio as may be required by law, the Servicer responsible for servicing such Mortgage Loan shall, without any cost to the Trust Estate, maintain or cause the Mortgagor to maintain in full force and effect a Primary Insurance Policy insuring that portion of the Mortgage Loan in excess of a percentage in conformity with FNMA requirements. The Servicer shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the Loan-to-Value Ratio of such Mortgage Loan is reduced to 80% or such other Loan-to-Value Ratio as may be required by law. If such Primary Insurance Policy is terminated, the Servicer shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Insurance Policy. If the insurer shall cease to be an insurer acceptable to FNMA, the Servicer shall notify the Trustee in writing, it being understood that the Servicer shall not have any responsibility or liability for any failure to recover under the Primary Insurance Policy for such reason. If the Servicer determines that recoveries under the Primary Insurance Policy are jeopardized by the financial condition of the insurer, the Servicer shall obtain from another insurer which meets the requirements of this
Section 3.05 a replacement insurance policy. The Servicer shall not take any action that would result in noncoverage under any applicable Primary Insurance Policy of any loss that, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.13, the Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Insurance Policy as provided above.

            In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such Primary Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 3.09(a), any amounts collected by the Servicer under any Primary Insurance Policy shall be deposited in the related Escrow Account, subject to withdrawal pursuant to Section 3.09(b).

            The Servicer will comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, Primary Mortgage Insurance, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time.

            Section 3.06 Rights of the Depositor and the Trustee in Respect of the Servicer.

            The Depositor may, but is not obligated to, enforce the obligations of the Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Servicer hereunder; provided that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Servicer hereunder or otherwise.

            Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.07. The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 3.07      Trustee to Act as Servicer.

            If the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee shall thereupon assume, if it so elects, or shall appoint a successor Servicer to assume, all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (a) liable for losses of the Servicer pursuant to Section 3.12 or any acts or omissions of the predecessor Servicer hereunder, (b) obligated to make Advances if it is prohibited from doing so by applicable law or (c) deemed to have made any representations and warranties of the Servicer hereunder). Any such assumption shall be subject to
Section 7.02. If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee or the successor Servicer may elect to succeed to any rights and obligations of the Servicer under each Subservicing Agreement or may terminate each Subservicing Agreement. If it has elected to assume the Subservicing Agreement, the Trustee or the successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to any Subservicing Agreement entered into by the Servicer as contemplated by Section
3.02 to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Servicer shall not be relieved of any liability or obligations under any such Subservicing Agreement.

            The Servicer that is no longer the Servicer hereunder shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such substitute Subservicing Agreement to the assuming party.

            Section 3.08 Collection of Mortgage Loan Payments; Servicer Custodial Account; and Certificate Account.

            (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans it services when the same shall become due and payable. Further, the Servicer will in accordance with all applicable law and Customary Servicing Procedures ascertain and estimate taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums and all other charges with respect to the Mortgage Loans it services that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan it services and
(ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-Off Date. In the event of any such arrangement, the Servicer shall make Periodic Advances on the related Mortgage Loan in accordance with the provisions of Section 3.20 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

            (b) The Servicer shall establish and maintain the Servicer Custodial Account. The Servicer shall deposit or cause to be deposited into the Servicer Custodial Account, all on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by the Servicer in respect of the Mortgage Loans subsequent to the Cut-Off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-Off Date) and the following amounts required to be deposited hereunder with respect to the Mortgage Loans it services:

            (i)all payments on account of principal of the Mortgage Loans, including Principal Prepayments;

            (ii) all payments on account of interest on the Mortgage Loans, net of the Servicing Fee;

               (iii) (A) all Insurance Proceeds and Liquidation Proceeds, other than Insurance Proceeds to be (1) applied to the restoration or repair of the Mortgaged Property, (2) released to the Mortgagor in accordance with Customary Servicing Procedures or (3) required to be deposited to an Escrow Account pursuant to Section 3.09(a) and (B) any Insurance Proceeds released from an Escrow Account pursuant to Section 3.09(b)(iv);

               (iv) any amount required to be deposited by the Servicer pursuant to Section 3.08(d) in connection with any losses on Permitted Investments with respect to the Servicer Custodial Account;

            (v)any amounts required to be deposited by the Servicer pursuant to
Section 3.14;

            (vi) all Repurchase Prices and all Substitution Adjustment Amounts received by the Servicer;

            (vii) Periodic Advances made by the Servicer pursuant to
      Section 3.20 and any payments of Compensating Interest; and

               (viii)   any other amounts required to be deposited hereunder.

            The foregoing requirements for deposits to the Servicer Custodial Account by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment penalties, late payment charges or assumption fees, if collected, need not be deposited by the Servicer. If the Servicer shall deposit in the Servicer Custodial Account any amount not required to be deposited, it may at any time withdraw or direct the institution maintaining the Servicer Custodial Account to withdraw such amount from the Servicer Custodial Account, any provision herein to the contrary notwithstanding. The Servicer Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Servicer or serviced by the Servicer on behalf of others. Notwithstanding such commingling of funds, the Servicer shall keep records that accurately reflect the funds on deposit in the Servicer Custodial Account that have been identified by it as being attributable to the Mortgage Loans it services. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 3.08. All funds required to be deposited in the Servicer Custodial Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.11.

            (c) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Trustee shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

               (i)the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.11(a)(viii);

               (ii) any amount paid by the Trustee pursuant to Section 3.08(d) in connection with any losses on Permitted Investments with respect to the Certificate Account; and

               (iii) any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

            If the Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Certificate Account. All funds required to be deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.11. In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of a the Servicer.

            (d) Each institution at which the Servicer Custodial Account or the Certificate Account is maintained shall invest the funds therein as directed in writing by the Servicer (with respect to the Servicer Custodial Account) or the Trustee (with respect to the Certificate Account) in Permitted Investments, which shall mature not later than (i) in the case of the Servicer Custodial Account, the Business Day next preceding the related Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Remittance Date) and (ii) in the case of the Certificate Account, the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Servicer Custodial Account shall be for the benefit of the Servicer as servicing compensation and shall be retained by it monthly as provided herein. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Trustee as additional compensation and shall be retained by it monthly as provided herein. The amount of any losses realized in the Servicer Custodial Account or the Certificate Account incurred in any such account in respect of any such investments shall promptly be deposited by the Servicer in the Servicer Custodial Account or by the Trustee in the Certificate Account, as applicable.

            (e) The Servicer shall give notice to the Trustee of any proposed change of the location of the Servicer Custodial Account maintained by the Servicer not later than 30 days and not more than 45 days prior to any change thereof. The Trustee shall give notice to the Servicer, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account not later than 30 days and not more than 45 days prior to any change thereof. The creation of the Servicer Custodial Account shall be evidenced by a certification substantially in the form of Exhibit F hereto. A copy of such certification shall be furnished to the Trustee.

            Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

            (a) To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments in trust separate and apart from any of its own funds and general assets and for such purpose shall establish and maintain one or more escrow accounts (collectively, the "Escrow Account"), titled "[Insert name of Servicer], in trust for registered holders of Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2000-4 and various Mortgagors." The Escrow Account shall be established with a commercial bank, a savings bank or a savings and loan association that meets the guidelines set forth by FNMA or FHLMC as an eligible institution for escrow accounts and which is a member of the Automated Clearing House. In any case, the Escrow Account shall be insured by the FDIC to the fullest extent permitted by law. The Servicer shall deposit in the appropriate Escrow Account on a daily basis, and retain therein: (i) all Escrow Payments collected on account of the Mortgage Loans, (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any related Mortgaged Property and (iii) all amounts representing proceeds of any Primary Insurance Policy. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

            (b) Withdrawals of amounts so collected from the Escrow Accounts may be made by the Servicer only (i) to effect timely payment of taxes, assessments, mortgage insurance premiums, fire and hazard insurance premiums, condominium or PUD association dues, or comparable items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer out of related Escrow Payments made with respect to a Mortgage Loan for any Servicing Advance made by the Servicer pursuant to Section 3.09(c) with respect to such Mortgage Loan, (iii) to refund to any Mortgagor any sums determined to be overages, (iv) for transfer to the Servicer Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law,
(v) for application to restore or repair the Mortgaged Property, (vi) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), (viii) to the extent permitted under the terms of the related Mortgage Note and applicable law, to pay late fees with respect to any Monthly Payment which is received after the applicable grace period, (ix) to withdraw suspense payments that are deposited into the Escrow Account, (x) to withdraw any amounts inadvertently deposited in the Escrow Account or (xi) to clear and terminate the Escrow Account upon the termination of this Agreement in accordance with Section 10.01. Any Escrow Account shall not be a part of the Trust Estate.

            (c) With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage. The Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account, if any, which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments. The Servicer shall advance any such payments that are not timely paid, but the Servicer shall be required so to advance only to the extent that such Servicing Advances, in the good faith judgment of the Servicer, will be recoverable by the Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

            Section 3.10 Access to Certain Documentation and Information Regarding the Mortgage Loans.

            The Servicer shall afford the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

            Upon reasonable advance notice in writing, the Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

            Section 3.11 Permitted Withdrawals from the Servicer Custodial Account and Certificate Account.

            (a) The Servicer may from time to time make withdrawals from the Servicer Custodial Account, for the following purposes:

               (i)to pay to the Servicer (to the extent not previously retained), the servicing compensation to which it is entitled pursuant to
      Section 3.17, and to pay to the Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Servicer Custodial Account;

               (ii) to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this clause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

               (iii) to reimburse the Servicer for any Nonrecoverable Advance previously made;

               (iv) to reimburse the Servicer for Insured Expenses from the related Insurance Proceeds;

               (v)to pay to the purchaser, with respect to each Mortgage Loan or REO Property that has been purchased pursuant to Section 2.02 or 2.04, all amounts received thereon after the date of such purchase;

               (vi) to reimburse the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 7.03;

               (vii) to withdraw any amount deposited in the Servicer Custodial Account and not required to be deposited therein;

               (viii) on or prior to the Remittance Date, to withdraw an amount equal to the related Pool Distribution Amount, the related Trustee Fee and any other amounts due to the Trustee under this Agreement for such Distribution Date, to the extent on deposit, and remit such amount in immediately available funds to the Trustee for deposit in the Certificate Account; and

               (ix) to clear and terminate the Servicer Custodial Account upon termination of this Agreement pursuant to Section 10.01.

            The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Servicer Custodial Account pursuant to clauses (i), (ii),
(iv) and (v). Prior to making any withdrawal from the Servicer Custodial Account pursuant to clause (iii), the Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s) and their respective portions of such Nonrecoverable Advance.

            (b) The Trustee shall withdraw funds from the Certificate Account for distributions to Certificateholders in the manner specified in this Agreement. In addition, the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

               (i)to pay to itself the Trustee Fee and any other amounts due to the Trustee under this Agreement for the related Distribution Date;

               (ii) to pay to itself as additional compensation earnings on or investment income with respect to funds in the Certificate Account;

               (iii) to withdraw and return to the Servicer any amount deposited in the Certificate Account and not required to be deposited therein; and

               (iv) to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 10.01.

            Section 3.12      Maintenance of Hazard Insurance.

            The Servicer shall cause to be maintained for each Mortgage Loan, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of
(i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of FNMA or FHLMC. The Servicer shall also maintain on REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required, flood insurance in an amount required above. Any amounts collected by the Servicer under any such policies (other than amounts to be deposited in an Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with Customary Servicing Procedures) shall be deposited in the Servicer Custodial Account, subject to withdrawal pursuant to Section 3.11(a). It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, and shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage to the Servicer.

            The hazard insurance policies for each Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such Mortgage Loan and the related development in a manner which is consistent with FNMA requirements.

            Notwithstanding the foregoing, the Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties relating to the Mortgage Loans in lieu of maintaining the required hazard insurance policies for each Mortgage Loan and may maintain a blanket policy insuring against special flood hazards in lieu of maintaining any required flood insurance. Any such blanket policies shall (A) be consistent with prudent industry standards, (B) name the Servicer as loss payee, (C) provide coverage in an amount equal to the aggregate unpaid principal balance on the related Mortgage Loans without co-insurance, and (D) otherwise comply with the requirements of this Section 3.12. Any such blanket policy may contain a deductible clause; provided that if any Mortgaged Property is not covered by a separate policy otherwise complying with this Section 3.12 and a loss occurs with respect to such Mortgaged Property which loss would have been covered by such a policy, the Servicer shall deposit in the Servicer Custodial Account the difference, if any, between the amount that would have been payable under a separate policy complying with this Section 3.12 and the amount paid under such blanket policy.

            Section 3.13 Enforcement of Due-On-Sale Clauses; Assumption Agreements.

            (a) Except as otherwise provided in this Section 3.13, when any Mortgaged Property subject to a Mortgage has been conveyed by the Mortgagor, the Servicer shall use reasonable efforts, to the extent that it has actual knowledge of such conveyance, to enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise required under such Mortgage Note or Mortgage as a condition to such transfer. If (i) the Servicer is prohibited by law from enforcing any such due-on-sale clause, (ii) coverage under any Required Insurance Policy would be adversely affected, (iii) the Mortgage Note does not include a due-on-sale clause or (iv) nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.13(b), to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon; provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.13(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.13 by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

            (b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In no event shall the Trustee incur liability for executing any document under this Section 3.13 at the direction of the Servicer. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee (or at the direction of the Trustee, the Custodian) the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement may be retained by the Servicer as additional master servicing compensation. Notwithstanding the foregoing, to the extent permissible under applicable law and at the request of the Servicer, the Trustee shall execute and deliver to the Servicer any powers of attorney and other documents prepared by the Servicer that are reasonably necessary or appropriate to enable the Servicer to execute any assumption agreement or modification agreement required to be executed by the Trustee under this Section 3.13.

            Section 3.14      Realization  Upon Defaulted  Mortgage  Loans;  REO
Property.

            (a) The Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow Customary Servicing Procedures and shall meet the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer may enter into a special servicing agreement with an unaffiliated Holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates alone or together with other subordinated mortgage pass-through certificates. Such agreement shall be substantially in the form attached hereto as Exhibit K or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures. Notwithstanding the foregoing, the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through proceeds of the liquidation of the Mortgage Loan (respecting which it shall have priority for purposes of withdrawals from the Servicer Custodial Account). Any such expenditures shall constitute Servicing Advances for purposes of this Agreement.

            The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.

            With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer manage, conserve, protect and operate such REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account and in the same manner that similar property in the same locality as the REO Property is managed. Incident to its conservation and protection of the interests of the Certificateholders, the Servicer may rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. The Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented, if any, showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions; provided, however, that the Servicer shall have no duty to rent any REO Property on behalf of the Trust. The net monthly rental income, if any, from such REO Property shall be deposited in the Servicer Custodial Account no later than the close of business on each Determination Date. The Servicer shall perform, with respect to the Mortgage Loans, the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by
Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required. The Servicer shall deliver copies of such reports to the Trustee.

            If the Trust acquires any Mortgaged Property as described above or otherwise in connection with a default or a default which is reasonably foreseeable on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the end of the third calendar year following the year of its acquisition by the Trust (such period, the "REO Disposition Period") unless (A) the Trustee shall have been supplied by the Servicer with an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to the REO Disposition Period will not result in the imposition of taxes on "prohibited transactions" on the REMIC (as defined in Section 860F of the Code) or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding, or (B) the Trustee (at the Servicer's expense) or the Servicer shall have applied for, prior to the expiration of the REO Disposition Period, an extension of the REO Disposition Period in the manner contemplated by Section 856(e)(3) of the Code. If such an Opinion of Counsel is provided or such an exemption is obtained, the Trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) for the applicable period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject the REMIC to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes. The Servicer shall identify to the Trustee any Mortgaged Property relating to a Mortgage Loan held by the Trust for 30 months for which no plans to dispose of such Mortgaged Property by the Servicer have been made. After delivery of such identification, the Servicer shall proceed to dispose of any such Mortgaged Property by holding a commercially reasonable auction for such property.

            The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Periodic Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (solely for the purposes of allocating principal and interest, interest shall be treated as accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Servicer Custodial Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Interest Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

            The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed Periodic Advances and to reimburse the Servicer Custodial Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.11(a)(iii) that related to such Mortgage Loan; third, to accrued and unpaid interest (to the extent no Periodic Advance has been made for such amount or any such Periodic Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Servicer as additional servicing compensation pursuant to
Section 3.17.

            (b) The Servicer shall promptly notify the Depositor of any Mortgage Loan which comes into default. The Depositor shall be entitled, at its option, to repurchase (i) any such defaulted Mortgage Loan from the Trust Estate if, in the Depositor's judgment, the default is not likely to be cured by the Mortgagor or (ii) any Mortgage Loan in the Trust Estate which pursuant to Section 4(b) of the applicable Mortgage Loan Purchase Agreement the applicable Seller requests the Depositor to repurchase and to sell to such Seller to facilitate the exercise of the Seller's rights against the originator or prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate (less the Servicing Fee Rate for such Mortgage
Loan) through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Servicer shall provide to the Trustee the notification required by Section 3.15 and the Trustee or the Custodian shall promptly release to the Depositor the Mortgage File relating to the Mortgage Loan being repurchased.

            Section 3.15      Trustee to Cooperate; Release of Mortgage Files.

            Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee (or, at the direction of the Trustee, the Custodian) by delivering, or causing to be delivered, two copies (one of which will be returned to the Servicer with the Mortgage File) of a Request for Release (which may be delivered in an electronic format acceptable to the Trustee and the Servicer). Upon receipt of such request, the Trustee or the Custodian, as applicable, shall within seven Business Days release the related Mortgage File to the Servicer. The Trustee shall at the Servicer's direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, in each case provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. If the Mortgage has been recorded in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release of the Mortgage on the records of MERS. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or the Custodian, as applicable, shall, upon delivery to the Trustee (or, at the direction of the Trustee, the Custodian) of a Request for Release signed by a Servicing Officer, release the Mortgage File within seven Business Days to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File so released to be returned to the Trustee or the Custodian, as applicable, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Servicer Custodial Account, in which case the Servicer shall deliver to the Trustee or the Custodian, as applicable, a Request for Release, signed by a Servicing Officer.

            The Trustee shall execute and deliver to the Servicer any powers of attorney and other documents prepared by the Servicer that are reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement, upon the request of the Servicer. In addition, upon prepayment in full of any Mortgage Loan or the receipt of notice that funds for such purpose have been placed in escrow, the Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage, an instrument of satisfaction (or Assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage Loan, which instrument of satisfaction or Assignment of Mortgage, as the case may be, shall be delivered to the Person entitled thereto against receipt of the prepayment in full. If the Mortgage is registered in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release on the records of MERS. In lieu of executing such satisfaction or Assignment of Mortgage, or if another document is required to be executed by the Trustee, the Servicer may deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

            Section 3.16 Documents, Records and Funds in Possession of the Servicer to be Held for the Trustee.

            The Servicer shall transmit to the Trustee or, at the direction of the Trustee, the Custodian as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. The documents constituting the Servicing File shall be held by the Servicer as custodian and bailee for the Trustee. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Servicer Custodial Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not knowingly create, incur or subject any Mortgage File or any funds that are deposited in the Servicer Custodial Account, Certificate Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by the Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

            Section 3.17      Servicing Compensation.

            The Servicer shall be entitled out of each payment of interest on a Mortgage Loan (or portion thereof) and included in the Trust Estate to retain or withdraw from the Servicer Custodial Account an amount equal to the Servicing Fee for such Distribution Date.

            Additional servicing compensation in the form of Excess Proceeds, prepayment penalties, assumption fees, late payment charges and all income and gain net of any losses realized from Permitted Investments and all other customary and ancillary income and fees shall be retained by the Servicer to the extent not required to be deposited in the Servicer Custodial Account pursuant to Section 3.08(b). The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

            Notwithstanding the foregoing, with respect to the payment of the Servicing Fee on any Distribution Date, the aggregate Servicing Fee for the Servicer for such Distribution Date shall be reduced (but not below zero) by an amount equal to the lesser of (a) the Prepayment Interest Shortfall for such Distribution Date relating to the Mortgage Loans and (b) one-twelfth of 0.25% of the aggregate Stated Principal Balance of such Mortgage Loans for such Distribution Date (any such reduction, "Compensating Interest").

            Section 3.18      Annual Statement as to Compliance.

            The Servicer shall deliver to the Trustee and each Rating Agency on or before 90 days after the end of the Servicer's fiscal year, commencing with its 2000 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (a) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

            Section 3.19 Annual Independent Public Accountants' Servicing Statement; Financial Statements.

            The Servicer shall, at its own expense, on or before 90 days after the end of the Servicer's fiscal year, commencing with its 2000 fiscal year, cause a firm of independent public accountants (who may also render other services to the Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee to the effect that such firm has with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, stating such firm's conclusions relating thereto.

            Section 3.20      Advances.

            The Servicer shall determine on or before each Servicer Advance Date whether it is required to make a Periodic Advance pursuant to the definition thereof. If the Servicer determines it is required to make a Periodic Advance, it shall, on or before the Servicer Advance Date, either (a) deposit into the Servicer Custodial Account an amount equal to the Advance and/or (b) make an appropriate entry in its records relating to the Servicer Custodial Account that any portion of the Amount Held for Future Distribution in the Servicer Custodial Account has been used by the Servicer in discharge of its obligation to make any such Periodic Advance. Any funds so applied shall be replaced by the Servicer by deposit in the Servicer Custodial Account no later than the close of business on the Business Day preceding the next Servicer Advance Date. The Servicer shall be entitled to be reimbursed from the Servicer Custodial Account for all Advances of its own funds made pursuant to this Section 3.20 as provided in Section 3.11(a). The obligation to make Periodic Advances with respect to any Mortgage Loan shall continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such Mortgage Loan. The Servicer shall inform the Trustee of the amount of the Periodic Advance to be made by the Servicer on each Servicer Advance Date no later than the related Remittance Date.

            The Servicer shall deliver to the Trustee on the related Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Periodic Advance determined by the Servicer to be a Nonrecoverable Advance. Notwithstanding anything to the contrary, the Servicer shall not be required to make any Periodic Advance or Servicing Advance that would be a Nonrecoverable Advance.

            Section 3.21      Modifications, Waivers, Amendments and Consents.

            (a) Subject to this Section 3.21, the Servicer may agree to any modification, waiver, forbearance, or amendment of any term of any Mortgage Loan without the consent of the Trustee or any Certificateholder. All modifications, waivers, forbearances or amendments of any Mortgage Loan shall be in writing and shall be consistent with Customary Servicing Procedures.

            (b) The Servicer shall not agree to enter into, and shall not enter into, any modification, waiver (other than a waiver referred to in Section 3.13, which waiver, if any, shall be governed by Section 3.13), forbearance or amendment of any term of any Mortgage Loan if such modification, waiver, forbearance, or amendment would:

               (i)affect the amount or timing of any related payment of principal, interest or other amount payable thereunder;

               (ii) in the Servicer's judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; or

               (iii) otherwise constitutes a "significant modification" within the meaning of Treasury Regulations Section 1.860G-2(b);

unless, in either case, (A) such Mortgage Loan is 90 days or more past due or
(B) the Servicer delivers to the Trustee an Opinion of Counsel to the effect that such modification, waiver, forbearance or amendment would not affect the REMIC status of the Trust Estate and, in either case, such modification, waiver, forbearance or amendment is reasonably likely to produce a greater recovery with respect to such Mortgage Loan than would liquidation. Subject to Customary Servicing Procedures, the Servicer may permit a forbearance for a Mortgage Loan which in the Servicer's judgment is subject to imminent default.

            (c) Any payment of interest, which is deferred pursuant to any modification, waiver, forbearance or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or such modification, waiver or amendment so permit.

            (d) The Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver, forbearance or amendment, the granting of which is within the Servicer's discretion pursuant to the Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Servicer, as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by the Servicer, which amount shall be retained by the Servicer as additional servicing compensation.

            (e) The Servicer shall notify the Trustee, in writing, of any modification, waiver, forbearance or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee (or, at the direction of the Trustee, the Custodian) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment, promptly (and in any event within ten Business Days) following the execution thereof; provided, however, that if any such modification, waiver, forbearance or amendment is required by applicable law to be recorded, the Servicer (i) shall deliver to the Trustee a copy thereof and
(ii) shall deliver to the Trustee such document, with evidence of notification upon receipt thereof from the public recording office.

            Section 3.22      Reports to the Securities and Exchange Commission.

            The Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, for so long as any Certificates registered under the 1933 Act are outstanding (other than the Current Report on Form 8-K to be filed by the Depositor in connection with computational materials and the initial Current Report on Form 8-K to be filed by the Depositor in connection with the issuance of the Certificates). Upon the request of the Trustee, the Servicer and the Depositor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.

                                   ARTICLE IV

                             SERVICER'S CERTIFICATE

            Section 4.01      Servicer's Certificate.

            Each month, not later than 12:00 noon Eastern time on the Business Day following each Determination Date, the Servicer shall deliver to the Trustee, a Servicer's Certificate (in substance and format mutually acceptable to the Servicer and the Trustee) certified by a Servicing Officer setting forth the information necessary in order for the Trustee to perform its obligations under this Agreement. The Trustee may conclusively rely upon the information contained in a Servicer's Certificate for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.

            Each such statement shall be provided by the Trustee to any Holder of a Certificate upon request and shall also, to the extent available, include information regarding delinquencies on Mortgage Loans providing such statement, indicating the number and aggregate principal amount of Mortgage Loans which are either one, two, three or more than three months delinquent and the book value of any REO Property.

                                    ARTICLE V

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

            Section 5.01 Distributions. On each Distribution Date, based solely on the information in the Servicer's Certificate, the Trustee shall distribute out of the Certificate Account (to the extent funds are available therein) to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate (in the event such Certificateholder owns of record 100% of a Class of Certificates or holds Certificates of any Class having denominations aggregating $1,000,000 or more), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in Section 5.02.

            None of the Holders of any Class of Certificates, the Depositor, the Servicer or the Trustee shall in any way be responsible or liable to Holders of any Class of Certificates in respect of amounts properly previously distributed on any such Class.

            Amounts distributed with respect to any Class of Certificates shall be applied first to the distribution of interest thereon and then to principal thereon.

            Section 5.02      Priorities of Distributions.

            (a) On each Distribution Date, based solely on the information contained in the Servicer's Certificate, the Trustee shall withdraw from the Certificate Account (to the extent funds are available therein) (1) the amounts payable to the Trustee pursuant to Sections 3.11(b)(i) and 3.11(b)(ii) and shall pay such funds to itself, and (2) the Pool Distribution Amount, in an amount as specified in written notice received by the Trustee from the Servicer no later than the related Determination Date, and shall apply such funds from the Certificate Account to distributions on the Certificates in the following order of priority and to the extent of such funds:

               (i)to each Class of Senior Certificates (other than the Class A-PO Certificates), an amount allocable to interest equal to the Interest Distribution Amount for such Class and any shortfall being allocated among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall; provided, however, that until the Accretion Termination Date, amounts that would have been distributed pursuant to this clause to the Class A-2 Certificates will instead be distributed in reduction of the Class Certificate Balances of the Classes of Certificates specified in Section 5.02(b)(i);

               (ii) concurrently to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Senior Principal Distribution Amount and PO Principal Amount, (A) to the Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Senior Principal Distribution Amount, such distribution to be allocated among such Classes in accordance with Section 5.02(b) and (B) to the Class A-PO Certificates in an aggregate amount up to the PO Principal Amount;

               (iii) to the Class A-PO Certificates, any Class A-PO Deferred Amount, up to the Subordinate Principal Distribution Amount for such Distribution Date from amounts otherwise distributable first to the Class B-6 Certificates pursuant to clause (iv)(L) below, second to the Class B-5 Certificates pursuant to clause (iv)(J) below, third to the Class B-4 Certificates pursuant to clause (iv)(H) below, fourth to the Class B-3 Certificates pursuant to clause (iv)(F) below, fifth to the Clause B-2 Certificates pursuant to clause (iv)(D) below and finally to the Class B-1 Certificates pursuant to clause (iv)(B) below;

               (iv) to each Class of Subordinate Certificates, subject to paragraph (d) below, in the following order of priority:

                  (A) to the Class B-1 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (B) to the Class B-1 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (C) to the Class B-2 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (D) to the Class B-2 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (E) to the Class B-3 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (F) to the Class B-3 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (G) to the Class B-4 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (H) to the Class B-4 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (I) to the Class B-5 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (J) to the Class B-5 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (K) to the Class B-6 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date; and

                  (L) to the Class B-6 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero; and

               (v)to the Holder of the Class A-R Certificate, any remaining Pool Distribution Amount.

            On any Distribution Date, amounts distributed in respect of Class A-PO Deferred Amounts will not reduce the Class Certificate Balance of the Class A-PO Certificates.

            All distributions in respect of the Interest Distribution Amount for a Class will be applied first with respect to the amount payable pursuant to clause (i) of the definition of "Interest Distribution Amount," and second with respect to the amount payable pursuant to clause (ii) of such definition.

            (b) (i)On each Distribution Date occurring prior to the Accretion Termination Date, based solely on the information contained in the Servicer's Certificate, the Class A-2 Accrual Distribution Amount will be allocated sequentially as follows:

               first, to the Class A-1 Certificates, until their Class Certificate Balance has been reduced to zero; and

                  second, to the Class A-2 Certificates, until their Class Certificate Balance has been reduced to zero.

               (ii) On each Distribution Date prior to the Senior Credit Support Depletion Date, the amount distributable to the Class A Certificates (other than the Class A-PO Certificates) pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed in the following order of priority:

               first, to the Class A-R Certificate, until the Class Certificate Balance thereof has been reduced to zero;

                  second, to the Class A-4 Certificates, up to the Priority Amount for such Distribution Date, until the Class Certificate Balance thereof has been reduced to zero;

                  third, to the Class A-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

                  fourth, to the Class A-2 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

                  fifth, to the Class A-3 Certificates, until the Class Certificate Balance thereof has been reduced to zero; and

                  sixth, to the Class A-4 Certificates, until the Class Certificate Balance thereof has been reduced to zero.

            On each Distribution Date on or after the Senior Credit Support Depletion Date, notwithstanding the allocation and priority set forth above, the portion of the Pool Distribution Amount available to be distributed as principal of the Class A Certificates (other than the Class A-PO Certificates) shall be distributed concurrently, as principal, on such Classes, pro rata, on the basis of their respective Class Certificate Balances, until the Class Certificate Balances thereof are reduced to zero.

            (c) On each Distribution Date, Accrued Certificate Interest for each Class of Certificates for such Distribution Date shall be reduced by such Class's pro rata share, based on such Class's Interest Distribution Amount for such Distribution Date, without taking into account the allocation made by this
Section 5.02(c), of (A) Non-Supported Interest Shortfalls, (B) any Excess Losses allocable to interest, (C) on and after the Senior Credit Support Depletion Date, any other Realized Loss allocable to interest and (D) each Relief Act Reduction incurred during the calendar month preceding the month of such Distribution Date.

            (d) Notwithstanding the priority and allocation contained in Section 5.02(a)(iv), if with respect to any Class of Subordinate Certificates on any Distribution Date, (i) the aggregate of the Class Certificate Balances immediately prior to such Distribution Date of all Classes of Subordinate Certificates which have a higher numerical Class designation than such Class, divided by (ii) the aggregate Class Certificate Balance of all the Certificates (other than the Class A-PO Certificates) immediately prior to such Distribution Date (the "Fractional Interest") is less than the Original Fractional Interest for such Class, no distribution of principal will be made to any Classes junior to such Class (the "Restricted Classes") and the Class Certificate Balances of the Restricted Classes will not be used in determining the Pro Rata Share for the Subordinate Certificates that are not Restricted Classes. Any funds remaining will be distributed in the order provided in Section 5.02(a)(iv).

            Section 5.03      Allocation of Losses.

            (a) On or prior to each Determination Date, the Servicer shall inform the Trustee in writing with respect to each Mortgage Loan: (1) whether any Realized Loss is a Deficient Valuation, a Debt Service Reduction, a Fraud Loss or a Special Hazard Loss, (2) of the amount of such loss or Deficient Valuation, or of the terms of such Debt Service Reduction and (3) of the total amount of Realized Losses. Based on such information, the Trustee shall determine the total amount of Realized Losses, including Excess Losses, with respect to the related Distribution Date.

            The principal portion of Realized Losses with respect to any Distribution Date shall be allocated as follows:

               (i)the applicable PO Percentage of the principal portion of any Realized Loss with respect to a Discount Mortgage Loan, including any Excess Loss, shall be allocated to the Class A-PO Certificates until the Class Certificate Balance thereof is reduced to zero; and

               (ii) (1) the applicable Non-PO Percentage of the principal portion of any Realized Loss (other than an Excess Loss) shall be allocated first to the Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates then outstanding with the highest numerical Class designation) until the respective Class Certificate Balance of each such Class is reduced to zero, and second to the Senior Certificates (other than the Class A-PO Certificates), pro rata, on the basis of their respective Class Certificate Balances immediately prior to the related Distribution Date or, in the case of the Class A-2 Certificates, the Initial Class Certificate Balance, if lower, until the Class Certificate Balances thereof have been reduced to zero; and

                  (2) the applicable Non-PO Percentage of the principal portion of any Excess Losses shall be allocated pro rata among the Senior Certificates (other than the Class A-PO Certificates) in the aggregate on the basis of their aggregate balance and among the Classes of Subordinate Certificates on the basis of their respective Class Certificate Balances immediately prior to the related Distribution Date. Excess Losses allocated to the Senior Certificates (other than the Class A-PO Certificates) will be allocated among such Classes pro rata on the basis of their respective Class Certificate Balances or, in the case of the Class A-2 Certificates, the Initial Class Certificate Balance, if lower.

            (b) The Class Certificate Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Classes of Certificates (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses and Class A-PO Deferred Amounts on such Distribution Date) exceeds the Adjusted Pool Amount for such Distribution Date.

            After the Senior Credit Support Depletion Date, the Class Certificate Balances of the Senior Certificates in the aggregate (other than the Class Certificate Balance of the Class A-PO Certificates) shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Classes of Senior Certificates (other than Class A-PO Certificates) (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the difference between (i) the Adjusted Pool Amount for such Distribution Date and (ii) the Adjusted Pool Amount (PO Portion) for such Distribution Date.

            Any such reduction shall be allocated among the Senior Certificates (other than the Class A-PO Certificates) based on the Class Certificate Balances immediately prior to such Distribution Date or, in the case of the Class A-2 Certificates, the Initial Class Certificate Balance, if lower.

            After the Senior Credit Support Depletion Date, the Class Certificate Balance of the Class A-PO Certificates shall be reduced on each Distribution Date by the amount, if any, by which the Class Certificate Balance of the Class A-PO Certificates (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the Adjusted Pool Amount (PO Portion) for such Distribution Date.

            (c) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Certificate Balance of a Class of Certificates pursuant to Section 5.03(b) above shall be allocated among the Certificates of such Class in proportion to their respective Percentage Interests.

            (d) Any allocation of Realized Losses to a Class of Certificates or any reduction in the Class Certificate Balance of a Class pursuant to Section 5.03(b) above shall be accomplished by reducing the Class Certificate Balance thereof prior to the distributions made on the related Distribution Date in accordance with the definition of "Class Certificate Balance."

            Section 5.04      Statements to Certificateholders.

            (a) Prior to the Distribution Date in each month, based upon the information provided to the Trustee on the Servicer's Certificates delivered to the Trustee pursuant to Section 4.01, the Trustee shall determine the following information with respect to such Distribution Date:

               (i)the amount allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

               (ii) the amount allocable to interest, the Class A-2 Accrual Distribution Amount, any Class Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall after giving effect to such distribution;

               (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

               (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

               (v)the Pool Stated Principal Balance for the following Distribution Date;

               (vi) the Senior Percentage, the Priority Percentage and Subordinate Percentage for the following Distribution Date;

               (vii) the amount of the Servicing Fee paid to or retained by the Servicer with respect to such Distribution Date;

               (viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

               (ix) the amount of Periodic Advances included in the distribution on such Distribution Date and the aggregate amount of Periodic Advances outstanding as of the close of business on such Distribution Date;

               (x)the number and aggregate principal amounts of Mortgage Loans
      (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date;

               (xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

               (xii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

               (xiii) the Senior Prepayment Percentage and the Subordinate Prepayment Percentage for the following Distribution Date;

               (xiv) the aggregate amount of Realized Losses incurred during the preceding calendar month or any Class A-PO Deferred Amounts for such Distribution Date; and

               (xv) the Special Hazard Loss Amount, the Fraud Loss Amount and the Bankruptcy Loss Amount, in each case as of the related Determination Date.

            (b) No later than each Distribution Date, the Trustee, based upon information supplied to it on the Servicer's Certificates, shall prepare and deliver (by mail, fax or electronically) to each Holder of a Certificate, each Rating Agency and the Servicer a statement setting forth the information set forth in Section 5.04(a).

            In the case of information furnished pursuant to clauses (i), (ii) and (ix) of Section 5.04(a), the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

            On each Distribution Date, the Trustee shall prepare and furnish to each Financial Market Service, in electronic or such other format and media mutually agreed upon by the Trustee, the Financial Market Service and the Depositor, the information contained in the statement described in Section 5.04(a) for such Distribution Date.

            The Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee's website.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was the Holder of a Certificate, if requested in writing by such Person, a statement containing the information set forth in clauses (i), (ii) and (vii) of Section 5.04(a), in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in force.

            The Trustee shall deliver to the Holders of Certificates any reports or information the Trustee is required by this Agreement or the Code, Treasury Regulations or REMIC Provisions to deliver to the Holders of Certificates, and the Trustee shall prepare and provide to the Certificateholders (by mail, telephone, or publication as may be permitted by applicable Treasury Regulations) such other reasonable information as the Trustee deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC Provisions including, but not limited to, (i) information to be reported to the Holder of the Residual Certificate for quarterly notices on Schedule Q (Form
1066) (which information shall be forwarded to the Holder of the Residual Certificate by the Trustee), (ii) information to be provided to the Holders of Certificates with respect to amounts which should be included as interest and original issue discount in such Holders' gross income and (iii) information to be provided to all Holders of Certificates setting forth the percentage of the REMIC's assets, determined in accordance with Treasury Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Trustee in its absolute discretion, that constitute real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code; provided, however, that in setting forth the percentage of such assets of the REMIC, nothing contained in this Agreement, including without limitation Section
7.03 hereof, shall be interpreted to require the Trustee periodically to appraise the fair market values of the assets of the Trust Estate or to indemnify the Trust Estate or any Certificateholders from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the Depositor's initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC Provisions) made from time to time.

            Section 5.05      Tax Returns and Reports to Certificateholders.

            (a) For federal income tax purposes, the REMIC shall have a calendar year taxable year and shall maintain its books on the accrual method of accounting.

            (b) The Trustee shall prepare or cause to be prepared, shall execute and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax information returns for each taxable year with respect to the REMIC containing such information at the times and in the manner as may be required by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to the REMIC and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. Within 30 days of the Closing Date, the Trustee shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code or the Treasury Regulations, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code or the Treasury Regulations. Such federal, state, or local income tax or information returns shall be signed by the Trustee, or such other Person as may be required to sign such returns by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules.

            (c) In the first federal income tax return of the REMIC for its short taxable year ending December 31, 2000, REMIC status shall be elected for such taxable year and all succeeding taxable years.

            (d) The Trustee will maintain or cause to be maintained such records relating to the REMIC, including but not limited to records relating to the income, expenses, assets and liabilities of the Trust Estate, and the initial fair market value and adjusted basis of the Trust Estate property and assets determined at such intervals as may be required by the Code or the Treasury Regulations, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            Section 5.06 Tax Matters Person. The Tax Matters Person shall have the same duties with respect to the REMIC as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. The Holder of the Class A-R Certificate is hereby designated as the Tax Matters Person for the REMIC. By their acceptance of the Class A-R Certificate, such Holder irrevocably appoints the Trustee as its agent to perform all of the duties of the Tax Matters Person for the REMIC.

            Section 5.07 Rights of the Tax Matters Person in Respect of the Trustee. The Trustee shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The Trustee shall make available to the Tax Matters Person such books, documents or records relating to the Trustee's services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the Trustee and is not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

            Section 5.08 REMIC Related Covenants. For as long as the Trust shall exist, the Trustee, the Depositor and the Servicer shall act in accordance herewith to assure continuing treatment of the Trust Estate as a REMIC and avoid the imposition of tax on the REMIC. In particular:

            (a) The Trustee shall not create, or permit the creation of, any "interests" in the REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Regular Certificates and the Residual Certificate.

            (b) Except as otherwise provided in the Code, (i) the Depositor and the Servicer shall not contribute to the Trust Estate and the Trustee shall not accept property unless substantially all of the property held in the REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to the REMIC after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC after the start-up day of the REMIC imposed by Code Section 860G(d).

            (c) The Trustee shall not accept on behalf of the REMIC any fee or other compensation for services and neither the Trustee nor the Servicer shall knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

            (d) The Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Sections 2.02, 2.04 or 3.14(b)), unless such sale is pursuant to a "qualified liquidation" as defined in Code Section 860F(a)(4)(A) and in accordance with Article X.

            (e) The Trustee shall maintain books with respect to the Trust on a calendar year taxable year and on an accrual basis.

            Neither the Servicer nor the Trustee shall engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Servicer and the Depositor, the Trustee may engage in the activities otherwise prohibited by the foregoing paragraphs (b), (c) and
(d); provided that the Servicer shall have delivered to the Trustee an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on the REMIC and will not disqualify the Trust Estate from treatment as a REMIC; and, provided further, that the Servicer shall have demonstrated to the satisfaction of the Trustee that such action will not adversely affect the rights of the Holders of the Certificates and the Trustee and that such action will not adversely impact the rating of the Certificates.

                                   ARTICLE VI

                                THE CERTIFICATES

            Section 6.01 The Certificates. The Classes of Senior Certificates and the Subordinate Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2, A-3, A-4, A-PO, A-R, B-1, B-2, B-3, B-4, B-5, B-6 and C
(reverse of all Certificates) and shall, on original issue, be executed by the Trustee and shall be countersigned and delivered by the Trustee to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in
Section 2.01. The Senior Certificates (other than the Class A-PO and Class A-R Certificates) shall be available to investors in interests representing minimum dollar Certificate Balances of $1,000 and integral multiples of $1 in excess thereof. The Subordinate Certificates and the Class A-PO Certificates shall be available to investors in interests representing minimum dollar Certificate Balances of $25,000 and integral dollar multiples of $1 in excess thereof (except one Certificate of such Class may be issued with a different Certificate Balance). The Class A-R Certificate shall be in a minimum denomination of $100. The Senior Certificates (other than the Class A-R Certificate) and the Class B-1, Class B-2 and Class B-3 Certificates shall initially be issued in book-entry form through the Depository and delivered to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and all other Classes of Certificates shall initially be issued in definitive, fully-registered form.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer or signatory. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates or did not hold such offices or positions at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the form provided for herein, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their countersignature.

            Section 6.02      Registration   of   Transfer   and   Exchange  of
Certificates.

            (a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            (b) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class, tenor and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Trustee shall authenticate, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

            (c) (i) Except as provided in paragraph (c)(iii) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (A) registration of the Certificates may not be transferred by the Trustee except to another Depository; (B) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (C) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (D) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (E) the Trustee shall deal with the Depository as the representative of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of the Depository shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (F) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            (ii) All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (iii) If (A) (1) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (2) the Trustee or the Depositor is unable to locate a qualified successor, (B) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (C) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the aggregate Class Certificate Balances of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository (or by the Certificate Custodian, if it holds such Class on behalf of the Depository), accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

            (d) No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless such transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached hereto either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferees designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (e) No transfer of an ERISA Restricted Certificate shall be made unless the transferee delivers to the Trustee either (i) a representation letter in the form of Exhibit H from the transferee of such Certificate, which representation letter shall not be an expense of the Depositor, the Trustee or the Servicer, or (ii) in the case of any ERISA Restricted Certificate presented for registration in the name of an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code, or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), or a trustee or custodian of any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Trustee and the Servicer to the effect that the purchase or holding of such ERISA Restricted Certificate by or on behalf of such Plan will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Servicer. Any transferee of an ERISA Restricted Certificate that does not comply with either clause (i) or (ii) of the preceding sentence will be deemed to have made one of the representations set forth in Exhibit H. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Trustee and the Servicer of an Opinion of Counsel satisfactory to the Trustee and the Servicer as described above shall be void and of no effect.

            Neither the Trustee nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of the Depository or between or among any Depository Participants or Certificate Owners, made in violation of applicable restrictions. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            (f) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

               (i)Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

               (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

               (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I hereto from the proposed transferee.

               (iv) Notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in a Residual Certificate to such proposed transferee shall be effected.

               (v)No Ownership Interest in a Residual Certificate may be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 (or successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes.

               (vi) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this
      Section 6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this
      Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this
      Section 6.02 or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered in accordance with this Section 6.02. The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

               (vii) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and
      (6) of the Code, information needed to compute the tax imposed under
      Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of the Trustee under this clause
      (vii) shall be reimbursable by the Trust.

               (viii) No Ownership Interest in a Residual Certificate shall be acquired by a Plan or any Person acting on behalf of a Plan.

            (g)    [Reserved]

            (h) No service charge shall be imposed for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               (i) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

            Section 6.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity reasonably satisfactory to each, to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 6.04 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar or any agent of the Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

                                   ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

            Section 7.01 Respective Liabilities of the Depositor and the Servicer. The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Section 8.01 to assume any obligations of the Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

            Section 7.02 Merger or Consolidation of the Depositor or the Servicer. The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Any Person into which the Depositor or the Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC.

            Section 7.03 Limitation on Liability of the Depositor, the Servicer and Others. None of the Depositor, the Servicer or any of the directors, officers, employees or agents of the Depositor or of the Servicer shall be under any liability to the Trust Estate or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither of the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor or the Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Servicer Custodial Account as provided by Section 3.11.

            Section 7.04 Depositor and Servicer Not to Resign. Subject to the provisions of Section 7.02, neither the Depositor nor the Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor or the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Servicer's responsibilities and obligations in accordance with Section 8.05 hereof.

                                  ARTICLE VIII

                                     DEFAULT

            Section 8.01 Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

            (a) any failure by the Servicer to deposit amounts in the Servicer Custodial Account in the amount and manner provided herein so as to enable the Trustee to distribute to Holders of Certificates any payment required to be made under the terms of such Certificates and this Agreement (other than the payments required to be made under Section 3.20) which continues unremedied for a period of five days; or

            (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of all Certificates affected thereby; or

            (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against the Servicer, or for the winding up or liquidation of the Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (d) the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (e) the failure of the Servicer to remit any Periodic Advance required to be remitted by the Servicer pursuant to Section 3.20 which failure continues unremedied at 3:00 p.m. on the related Distribution Date;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Servicer, either the Trustee or the Depositor may, and at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all Certificates affected thereby shall, by notice then given in writing to the Servicer (and to the Trustee, if given by the Depositor, and to the Depositor, if given by the Trustee), terminate all of the rights and obligations of the Servicer under this Agreement. If an Event of Default described in clause (e) hereof shall occur, the Trustee shall, by notice to the Servicer, terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and proceeds thereof and the Trustee or a successor Servicer appointed pursuant to Section 8.05 shall make the Advance which the Servicer failed to make. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01, unless and until such time as the Trustee shall appoint a successor Servicer pursuant to Section 8.05, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that have been deposited by the Servicer in the Servicer Custodial Account or thereafter received by the Servicer with respect to the Mortgage Loans. Upon obtaining notice or knowledge of the occurrence of any Event of Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency. All costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer. Notwithstanding the termination of the Servicer pursuant hereto, the Servicer shall remain liable for any causes of action arising out of any Event of Default occurring prior to such termination.

            Section 8.02 Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            Section 8.03 Directions by Certificateholders and Duties of Trustee During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing Voting Rights aggregating not less than 25% of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of the Servicer or any successor Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

            Section 8.04 Action upon Certain Failures of the Servicer and upon Event of Default. In the event that the Trustee shall have actual knowledge of any failure of the Servicer specified in Section 8.01(a) or (b) which would become an Event of Default upon the Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Servicer. If the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Certificateholders.

            Section 8.05      Trustee to Act; Appointment of Successor.

            (a) On and after the time the Servicer receives a notice of termination pursuant to Section 8.01, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof or shall appoint a successor pursuant to Section 3.07. Notwithstanding anything provided herein to the contrary, under no circumstances shall any provision of this Agreement be construed to require the Trustee, acting in its capacity as successor to the Servicer in its obligation to make Advances, to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable. Subject to Section 8.05(b), as compensation therefor, the Trustee shall be entitled to such compensation as the terminated Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the terminated Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, however, that any such institution appointed as successor Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Servicer. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by the Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to the terminated Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            (b) In connection with the appointment of a successor Servicer or the assumption of the duties of the Servicer, as specified in Section 8.05(a), the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans serviced by the predecessor Servicer as it and such successor shall agree; provided, however, that any Person assuming the duties of the Servicer shall pay to such predecessor an amount equal to the market value of the portion of the Servicing Fee that will accrue in the future due to the Servicing Fee Rate exceeding 0.25% per annum with respect to any Mortgage Loan. The "market value" of such portion of the Servicing Fee shall be determined by Bank of America, N.A., on the basis of at least two quotations from third parties actively engaged in the servicing of single-family mortgage loans. If the successor Servicer does not agree that such market value is a fair price, such successor shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. The market value of the excess portion of the Servicing Fee will then be equal to the average of (i) the lowest figure obtained by Bank of America, N.A., and (ii) the highest figure obtained by the successor Servicer. Payment of the amount calculated above shall be made to Bank of America, N.A., by the successor Servicer no later than the last Business Day of the month in which such successor Servicer becomes entitled to receive the Servicing Fee under this Agreement. In no event will any portion of the Trust Estate be used to pay amounts due to Bank of America, N.A. under this Section 8.05(b).

            (c) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.03.

            Section 8.06 Notification to Certificateholders. Upon any termination or appointment of a successor to the Servicer pursuant to this
Article VIII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

                                   ARTICLE IX

                                   THE TRUSTEE

            Section 9.01      Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

            (b) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misfeasance; provided, however, that:

               (i)Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Depositor or the Servicer and which on their face, do not contradict the requirements of this Agreement;

               (ii) The Trustee (in its individual capacity) shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

               (iii) The Trustee (in its individual capacity) shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders as provided in Section 8.03;

               (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (a) and (b) of Section 8.01 or an Event of Default under clauses
      (c), (d) and (e) of Section 8.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or any officer of the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Servicer, the Depositor or any Certificateholder; and

               (v)Except to the extent provided in Section 8.05, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance as successor Servicer) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            Section 9.02      Certain Matters Affecting the Trustee.

            Except as otherwise provided in Section 9.01:

               (i)The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

               (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v)Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders or Certificate or any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to so proceeding; and

               (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            Section 9.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the execution of, and the counter-signature on the Certificates) shall be taken as the statements of the Depositor or Servicer, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or any Mortgage Loans save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable insolvency, receivership, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law). The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans hereunder by the Depositor, or for the use or application of any funds paid to Subservicers or the Servicer in respect of the Mortgage Loans or deposited into the Servicer Custodial Account, or any other account hereunder (other than the Certificate Account) by the Servicer.

            The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the successor Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer), any Subservicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer) or any Subservicer taken in the name of the Trustee; the failure of the Servicer or any Subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's review of the Mortgage Files pursuant to Section 2.02. The Trustee shall file any financing or continuation statement in any public office at any time required to maintain the perfection of any security interest or lien granted to it hereunder.

            Section 9.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may otherwise deal with the Servicer, any Subservicer or any of their respective affiliates with the same right it would have if it were not the Trustee.

            Section 9.05 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee hereunder either an institution (i) the long-term unsecured debt obligations of which are rated at least "A" by S&P and "A" by Fitch or (ii) whose serving as Trustee hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates. The Trustee shall not be an affiliate of the Depositor or the Servicer. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.05, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provision of this Section 9.05, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.06.

            Section 9.06 Resignation and Removal of Trustee. The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicer and mailing a copy of such notice to all Holders of record. The Trustee shall also mail a copy of such notice of resignation to each Rating Agency. Upon receiving such notice of resignation, the Servicer shall use their best efforts to promptly appoint a mutually acceptable successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor.

            The Holders of Certificates evidencing not less than 50% of the Voting Rights may at any time remove the Trustee by written instrument or instruments delivered to the Servicer and the Trustee; the Servicer shall thereupon use their best efforts to appoint a mutually acceptable successor Trustee in accordance with this Section 9.06.

            Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.06 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 9.07.

            Section 9.07 Successor Trustee. Any successor Trustee appointed as provided in Section 9.06 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall duly assign, transfer, deliver and pay over to the successor Trustee the whole of the Mortgage Files and related documents and statements held by it hereunder, together with all instruments of transfer and assignment or other documents properly executed as may be reasonably required to effect such transfer and such of the records or copies thereof maintained by the predecessor Trustee in the administration hereof as may be reasonably requested by the successor Trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement; provided, however, that if the predecessor Trustee has been terminated pursuant to the third paragraph of Section 9.06, all reasonable expenses of the predecessor Trustee incurred in complying with this Section 9.07 shall be reimbursed by the Trust.

            No successor Trustee shall accept appointment as provided in this
Section 9.07 unless at the time of such appointment such successor Trustee shall be eligible under the provisions of Section 9.05.

            Upon acceptance of appointment by a successor Trustee as provided in this Section 9.07, the Servicer shall cooperate to mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicer fail to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

            Section 9.08 Merger or Consolidation of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, if such corporation or banking association is eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 9.09 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged Property may at the time be located or for any other reason, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee as co-trustee or separate trustee of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provision of this Section 9.09, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within ten days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.05 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.07.

            In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; provided, however, that no appointment of a co-trustee or separate trustee hereunder shall relieve the Trustee of its obligations hereunder.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be adjudged a bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 9.10 Authenticating Agents. The Trustee may appoint one or more authenticating agents ("Authenticating Agents") which shall be authorized to act on behalf of the Trustee in authenticating or countersigning Certificates. Initially, the Authenticating Agent shall be The Bank of New York. Wherever reference is made in this Agreement to the authentication or countersigning of Certificates by the Trustee or the Trustee's certificate of authentication or countersigning, such reference shall be deemed to include authentication or countersigning on behalf of the Trustee by an Authenticating Agent and a certificate of authentication or countersignature executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any State, having a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by Federal or State authorities.

            Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

            Section 9.11 Trustee's Fees and Expenses. The Trustee, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date an amount equal to the Trustee Fee for such Distribution Date pursuant to Section 5.02(a). The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees) (a) incurred in connection with any claim or legal action relating to (i) this Agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's duties hereunder, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the Servicer and (c) arising out of the transfer of any Private Certificate not in compliance with ERISA. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's gross negligence, bad faith or willful misconduct, the Trust shall reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations Section 1.860G-1(b)(3)(ii) and (iii); provided, however, that the Depositor and the Trustee intend to enter into a separate agreement for custody-related services. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Certificate Registrar or Paying Agent hereunder or for any other expenses.

            Section 9.12 Appointment of Custodian. The Trustee may at any time on or after the Closing Date, with the consent of the Depositor and the Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a custodial agreement in a form acceptable to the Depositor and the Servicer. Subject to this Article IX, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

            Section 9.13 Paying Agents. The Trustee may appoint one or more Paying Agents (each, a "Paying Agent") which shall be authorized to act on behalf of the Trustee in making withdrawals from the Certificate Account and distributions to Certificateholders as provided in Section 3.08 and Section
5.02. Wherever reference is made in this Agreement to the withdrawal from the Certificate Account by the Trustee, such reference shall be deemed to include such a withdrawal on behalf of the Trustee by a Paying Agent. Initially, the Paying Agent shall be The Bank of New York. Whenever reference is made in this Agreement to a distribution by the Trustee or the furnishing of a statement to Certificateholders by the Trustee, such reference shall be deemed to include such a distribution or furnishing on behalf of the Trustee by a Paying Agent. Each Paying Agent shall provide to the Trustee such information concerning the Certificate Account as the Trustee shall request from time to time. Each Paying Agent must be reasonably acceptable to the Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having (except in the case of the Trustee) a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any Paying Agent, shall continue to be the Paying Agent provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 9.13.

            Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer; provided that the Paying Agent has returned to the Certificate Account or otherwise accounted, to the reasonable satisfaction of the Trustee, for all amounts it has withdrawn from the Certificate Account. The Trustee may, upon prior written approval of the Servicer, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 9.13, the Trustee may appoint, upon prior written approval of the Servicer, a successor Paying Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. The Trustee shall remain liable for any duties and obligations assumed by its appointed Paying Agent.

            Section 9.14 Limitation of Liability. The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

            Section 9.15 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

            Section 9.16 Suits for Enforcement. In case an Event of Default or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

            Section 9.17 Waiver of Bond Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

            Section 9.18 Waiver of Inventory, Accounting and Appraisal Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

                                    ARTICLE X

                                   TERMINATION

            Section 10.01 Termination upon Purchase by the Depositor or Liquidation of All Mortgage Loans. Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby (other than the obligation of Trustee to make certain payments to Certificateholders after the Final Distribution Date and to send certain notices as hereinafter set forth and the obligations of the Trustee pursuant to Sections 5.04(b) and 5.05(b)) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article X following the earlier of (a) the purchase by the Depositor of all Mortgage Loans and all REO Property remaining in the Trust Estate at a price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below) and (ii) the fair market value of such REO Property (as determined by the Depositor as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Article X), plus any Class Unpaid Interest Shortfall for any Class of Certificates as well as one month's interest at the related Mortgage Rate on the Stated Principal Balance of each Mortgage Loan (including any Mortgage Loan as to which REO Property has been acquired) or (b) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate or the disposition of all REO Property; provided, however, that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Depositor to repurchase all Mortgage Loans pursuant to (a) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date being less than 10% of the Cut-Off Date Pool Principal Balance. If such right is exercised, the Trustee shall, promptly following payment of the purchase price, release to the Depositor or its designee the Mortgage Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and for cancellation, shall be given promptly by the Depositor (if exercising its right to purchase the assets of the Trust) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final payment and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Depositor is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Depositor, the Depositor shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the amount necessary to make the amount, if any, on deposit in the Certificate Account on the Final Distribution Date equal to the purchase price for the related assets of the Trust computed as above provided together with a statement as to the amount to be distributed on each Class of Certificates pursuant to the next succeeding paragraph.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class, in the order set forth in Section 5.02 hereof, on the final Distribution Date and in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (I) as to each Class of Certificates, the Class Certificate Balance thereof plus (a) accrued interest thereon in the case of an interest bearing Certificate and (b) the Class A-PO Deferred Amount with respect to the Class A-PO Certificates, and (II) as to the Class A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than the amounts retained to meet claims) after application pursuant to clause (I) above.

            If all of the Certificateholders do not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to continue to be held by the Trustee in an Eligible Account for the benefit of such Certificateholders and the Depositor (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

            Section 10.02     Additional Termination Requirements.

            (a) If the Depositor exercises its purchase option as provided in
Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code, or (ii) cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i)within 90 days prior to the Final Distribution Date set forth in the notice given by the Depositor under Section 10.01, the Trustee shall sell all of the assets of the Trust Estate to the Depositor for cash; and

               (ii) the notice given by the Depositor or the Trustee pursuant to
      Section 10.01 shall provide that such notice constitutes the adopting of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which such notice was mailed to Certificateholders). The Trustee shall also specify such date in the final tax return of the REMIC.

            (b) By their acceptance of the Residual Certificate, the Holder thereof hereby agrees to take such other action in connection with such plan of complete liquidation as may be reasonably requested by the Depositor.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions of this Agreement, any amendment to this Agreement or the related Prospectus Supplement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Senior Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates or the Class B-5 Certificates as evidenced by a letter from each Rating Agency rating such Certificates to such effect and (v) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the Holders of Certificates of each Class of Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such Certificates; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

            Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee with an Opinion of Counsel stating whether such amendment would adversely affect the qualification of the Trust Estate as a REMIC and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Certificateholders and executed in accordance with this Section 11.01 shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would adversely affect the qualification of the Trust Estate as a REMIC.

            Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of or a copy of such amendment to each Certificateholder and to each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

            Section 11.02 Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer and at its expense on direction by the Trustee, who will act at the direction of Holders of Certificates evidencing not less than 50% of all Voting Rights, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as provided herein, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 11.05 Notices. All demands, notices, instructions, directions, requests and communications required to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (provided, however, that notices to the Trustee shall be deemed effective upon receipt) to
(a) in the case of the Depositor, Bank of America Mortgage Securities, Inc., 101 South Tryon Street, Charlotte, North Carolina 28255, Attention: General Counsel and Chief Financial Officer, (b) in the case of the Servicer, Bank of America, N.A., 2810 North Parham Road, Richmond, Virgina 23294, Attention: Servicing Manager, with a copy to: Bank of America, N.A. 101 South Tryon Street, Charlotte, North Carolina, 28255, Attention: General Counsel and Chief Financial Officer, (c) in the case of the Trustee, 101 Barclay Street - 12E, New York, New York 10286, Attention: Corporate Trust - MBS Group (Fax: (212) 815-5309), (d) in the case of S&P, Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attn: Mortgage Surveillance Group, and (e) in the case of Fitch, Fitch, Inc., One State Street Plaza, New York, New York 10004, Attn: Residential Mortgage Surveillance Group; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Estate, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Estate or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee pursuant to
Section 6.01 are and shall be deemed fully paid.

            Section 11.08 Access to List of Certificateholders. The Certificate Registrar will furnish or cause to be furnished to the Trustee, within 15 days after the receipt of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders.

            If three or more Certificateholders apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

            Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 11.09 Recharacterization. The parties to this Agreement intend the conveyance by the Depositor to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans.

            IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.

                                    BANK OF AMERICA MORTGAGE SECURITIES, INC.,
                                       as Depositor

                                    By:
                                       -----------------------------------
                                       Name:  Judy Ford
                                       Title: Vice President

                                    BANK OF AMERICA, N.A.,
                                       as Servicer

                                    By:
                                       -----------------------------------
                                       Name:  Robert J. DeBenedet
                                       Title: Senior Vice President

                                    THE BANK OF NEW YORK,
                                       as Trustee

                                    By:
                                       -----------------------------------
                                       Name:  David Gresser
                                       Title: Assistant Treasurer

STATE OF NEW YORK  )
                   )     ss.:
COUNTY OF NEW YORK )
                   )

            On the 26th day of July, 2000, before me, a notary public in and for the State of New York, personally appeared David Gresser, known to me who, being by me duly sworn, did depose and say that he is an Assistant Treasurer of The Bank of New York, a New York banking corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such corporation.

                                        ---------------------------------------
                                                     Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )
                        )

            On the 26th day of July, 2000, before me, a notary public in and for the State of North Carolina, personally appeared Judy Ford, known to me who, being by me duly sworn, did depose and say that she is the Vice President of Bank of America Mortgage Securities, Inc. a Delaware corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of such corporation.

                                        ---------------------------------------
                                                     Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )
                        )

            On the 26th day of July, 2000, before me, a notary public in and for the State of North Carolina, personally appeared Robert J. DeBenedet, known to me who, being by me duly sworn, did depose and say that he is the Senior Vice President of Bank of America, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed her name thereto by order of the Board of Directors of such corporation.

                                        ---------------------------------------
                                                     Notary Public

[Notarial Seal]

My commission expires ____________.

                                   EXHIBIT A-1

                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-4
                                    Class A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-4
                                    Class A-1

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                   Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                       July 1, 2000

First Distribution Date:            August 25, 2000

Initial Certificate
Balance of this
Certificate

("Denomination"):                   $

Initial Class Certificate

Balance of this Class:              $155,985,000.00

Pass-Through Rate:                  8.00%

CUSIP No.:                          060506 NH 1

        This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated July 26, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                            * * *

                                   EXHIBIT A-2

                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-4
                                    Class A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

UNTIL THE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE CERTIFICATE BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE CERTIFICATE BALANCE OF THIS CERTIFICATE AND BECAUSE REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MORE OR LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-4
                                    Class A-2

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                   Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                       July 1, 2000

First Distribution Date:            August 25, 2000

Initial Certificate
Balance of this
Certificate

("Denomination"):                   $

Initial Class Certificate

Balance of this Class:              $12,000,000.00

Pass-Through Rate:                  8.00%

CUSIP No.:                          060506 NJ 7

        This certifies that ______________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated July 26, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                            * * *

                                   EXHIBIT A-3

                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-4
                                    Class A-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-4
                                    Class A-3

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                   Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                       July 1, 2000

First Distribution Date:            August 25, 2000

Initial Certificate
Balance of this
Certificate

("Denomination"):                   $

Initial Class Certificate

Balance of this Class:              $25,100,000.00

Pass-Through Rate:                  8.00%

CUSIP No.:                          060506 NK 4

        This certifies that ________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated July 26, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                            * * *

                                   EXHIBIT A-4

                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-4
                                    Class A-4

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-4
                                    Class A-4

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                   Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                       July 1, 2000

First Distribution Date:            August 25, 2000

Initial Certificate
Balance of this
Certificate

("Denomination"):                   $

Initial Class Certificate

Balance of this Class:              $22,500,000.00

Pass-Through Rate:                  8.00%

CUSIP No.:                          060506 NL 2

        This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated July 26, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                            * * *

                                  EXHIBIT A-PO

                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-4
                                   Class A-PO

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-4
                                   Class A-PO

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                   Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                       July 1, 2000

First Distribution Date:            August 25, 2000

Initial Certificate
Balance of this
Certificate

("Denomination"):                   $

Initial Class Certificate

Balance of this Class:              $981,767.00

CUSIP No.:                          060506 NM 0

        This certifies that ______________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated July 26, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        This Class A-PO Certificate represents the right to receive principal only.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                            * * *

                                   EXHIBIT A-R

                     [FORM OF FACE OF CLASS A-R CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-4
                                    Class A-R

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS A-R CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY ATTEMPTED OR PURPORTED TRANSFER OF THIS RESIDUAL CERTIFICATE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-4
                                    Class A-R

evidencing a 100% Percentage Interest in the distributions allocable to the Certificate of the above-referenced Class with respect to a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                   Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                       July 1, 2000

First Distribution Date:            August 25, 2000

Initial Certificate
Balance of this
Certificate

("Denomination"):                   $100.00

Initial Class Certificate
Balance of this Class:              $100.00

Pass-Through Rate:                  8.00%

CUSIP No.:                          060506 NN 8

        This certifies that _____________________ is the registered owner of 100% Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated July 26, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Any distribution of the proceeds of any remaining assets of the Certificate Account will be made only upon presentment and surrender of this Class A-R Certificate at the Corporate Trust Office.

        Each Person who has or who acquires this Class A-R Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class A-R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring this Class A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class A-R Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class A-R Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I to the Pooling and Servicing Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in this Residual Certificate to such proposed transferee shall be effected; (v) this Residual Certificate may not be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds this Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 (or any successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Residual Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class A-R Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a Permitted Transferee acquires the Class A-R Certificate in violation of such restrictions, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                            * * *

                                   EXHIBIT B-1

                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-4
                                    Class B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-4
                                    Class B-1

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                   Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                       July 1, 2000

First Distribution Date:            August 25, 2000

Initial Certificate
Balance of this
Certificate

("Denomination"):                   $

Initial Class Certificate

Balance of this Class:              $4,851,000.00

Pass-Through Rate:                  8.00%

CUSIP No.:                          060506 NP 3

        This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated July 26, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                            * * *

                                   EXHIBIT B-2

                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-4
                                    Class B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A AND CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-4
                                    Class B-2

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                   Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                       July 1, 2000

First Distribution Date:            August 25, 2000

Initial Certificate
Balance of this
Certificate

("Denomination"):                   $

Initial Class Certificate

Balance of this Class:              $1,692,000.00

Pass-Through Rate:                  8.00%

CUSIP No.:                          060506 NQ 1

        This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated July 26, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                            * * *

                                   EXHIBIT B-3

                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-4
                                    Class B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1 AND CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-4
                                    Class B-3

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                   Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                       July 1, 2000

First Distribution Date:            August 25, 2000

Initial Certificate
Balance of this
Certificate

("Denomination"):                   $

Initial Class Certificate

Balance of this Class:              $1,016,000.00

Pass-Through Rate:                  8.00%

CUSIP No.:                          060506 NR 9

        This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated July 26, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                            * * *

                                   EXHIBIT B-4

                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-4
                                    Class B-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-4
                                    Class B-4

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                   Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                       July 1, 2000

First Distribution Date:            August 25, 2000

Initial Certificate
Balance of this
Certificate

("Denomination"):                   $

Initial Class Certificate

Balance of this Class:              $564,000.00

Pass-Through Rate:                  8.00%

CUSIP No.:                          060506 NS 7

        This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated July 26, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                            * * *

                                   EXHIBIT B-5

                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-4
                                    Class B-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2, CLASS B-3 AND CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-4
                                    Class B-5

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                   Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                       July 1, 2000

First Distribution Date:            August 25, 2000

Initial Certificate
Balance of this
Certificate

("Denomination"):                   $

Initial Class Certificate

Balance of this Class:              $452,000.00

Pass-Through Rate:                  8.00%

CUSIP No.:                          060506 NT 5

        This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated July 26, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                            * * *

                                   EXHIBIT B-6

                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-4
                                    Class B-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2, CLASS B-3, CLASS B-4 AND CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-4
                                    Class B-6

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                   Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                       July 1, 2000

First Distribution Date:            August 25, 2000

Initial Certificate
Balance of this
Certificate

("Denomination"):                   $

Initial Class Certificate

Balance of this Class:              $451,659.02

Pass-Through Rate:                  8.00%

CUSIP No.:                          060506 NU 2

        This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated July 26, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                            * * *

                                    EXHIBIT C

                      [FORM OF REVERSE OF ALL CERTIFICATES]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                       Mortgage Pass-Through Certificates

        This Certificate is one of a duly authorized issue of Certificates designated as Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, of the Series specified on the face hereof (collectively, the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Pooling and Servicing Agreement.

        The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Pooling and Servicing Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement.

        This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

        Pursuant to the terms of the Pooling and Servicing Agreement, a distribution will be made on the 25th day of each calendar month (or, if such day is not a Business Day, the next Business Day) (each, a "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount required pursuant to the Pooling and Servicing Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

        On each Distribution Date, the Trustee shall distribute out of the Certificate Account to each Certificateholder of record on the related Record Date (other than respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate (in the event such Certificateholder owns of record 100% of a Class of Certificates or holds Certificates of any Class having denominations aggregating $1,000,000 or more), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in, the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth in Section 5.02 of the Pooling and Servicing Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate to the Trustee as contemplated by Section 10.01 of the Pooling and Servicing Agreement.

        The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Pooling and Servicing Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

        As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Servicer, the Certificate Registrar and the Trustee and any agent of the Depositor, the Servicer, the Certificate Registrar or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Certificate Registrar, the Trustee or any such agent shall be affected by any notice to the contrary.

        On any Distribution Date on which the Pool Stated Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance, the Depositor will have the option to repurchase, in whole, from the Trust all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Pooling and Servicing Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Pooling and Servicing Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Pooling and Servicing Agreement. In no event shall the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date thereof.

        Any term used herein that is defined in the Pooling and Servicing Agreement shall have the meaning assigned in the Pooling and Servicing Agreement, and nothing herein shall be deemed inconsistent with that meaning.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ________ ___, ___

                                            THE BANK OF NEW YORK,
                                             as Trustee

                                            By
                                                   Authorized Signatory

                                CERTIFICATE OF AUTHENTICATION

        This is one of the Class [__] Certificates referred to in the Pooling and Servicing Agreement referenced herein.

                                            THE BANK OF NEW YORK,
                                             as Trustee

                                            By
                                                   Authorized Signatory

                                          ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

        I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                           Signature by or on behalf of assignor






                                  DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
____________________________________________________ for the account of
___________________, account number _________________________, or, if mailed by check, to Applicable statements should be mailed to
____________________________________________________

        This information is provided by ________, the assignee named above, or , as its agent.

                                    EXHIBIT D

                             MORTGAGE LOAN SCHEDULE


Bank of America
Mortgage Loan Schedule
BOAMS 2000-4

                                                                                                  Prop.          Orig.   Int.
LoanNumber       Last Name        Property Street          City           State   ZipCode   Occ.  Type   LTV     Rate    Date
----------       ---------        ---------------          ----           -----   -------   ----  ----   ---     ----    ----
0023416183       MUSSO            3016  KYLE CIRCLE        LOVELAND       CO      80537     P     PU       80   8.500    20000601
0023432990       HENRY            5582  RUTHLAND TRACE     LITHONIA       GA      30058     P     SF       90   8.125    20000701
0023470651       GLOVER           4735  BATEMAN ROAD       MILLINGTON     TN      38053     P     SF       80   8.500    20000701
0023677933       AVERETT          5110  STONE CANYON DR    CASTRO VALL    CA      94552     P     PU       80   8.875    20000501
0023723646       SARGENT          4555  RED FOREST ROAD    MONUMENT       CO      80132     P     SF       80   8.500    20000701
0023778905       GRAHAM,JR.       5904  OLD HIGHWAY        UPPER MARLB    MD      20772     P     SF       88   8.500    20000601
0023788052       RIDGEWAY         1124  12TH AVE NW        ARAB           AL      35016     P     SF       86   8.625    20000701
0023809759       GORAL            39  REYNOSA              SAN ANTONIO    TX      78261     P     PU       70   8.375    20000601
0023843774       HARDENBERGH      1429  MYRTLE AVENUE      SAN DIEGO      CA      92103     P     2F       80   8.375    20000601
0023848187       DORSEY           9614W 100 S              MANILLA        IN      46150     P     SF       76   8.750    20000601
0023872369       MERRILL          2101  WILDERNESS COUR    FRISCO         TX      75034     P     PU       75   8.250    20000601
0023884703       BROWN            8327  MISTY LAKE CIRC    SARASOTA       FL      34241     P     PU       80   8.375    20000501
0023889439       MICELI, SR       3771  OAKHURST WAY       DUBLIN         CA      94568     P     PU       62   8.750    20000701
0023909286       NELSON           10955E VISTA DEL CIELO   GOLD CANYON    AZ      85219     P     SF       80   8.500    20000701
0023909989       WESTLAKE         24702  NAPA COURT        SANTA CLARI    CA      91355     P     PU       77   8.500    20000501
0023912157       LYON             868  PASEO DEL SUR       SANTA FE       NM      87501     P     SF       66   8.750    20000701
0023913130       CAPLAN           798  MERRIMAC LANE       KENNETT SQU    PA      19348     P     PU       80   8.500    20000701
0023929136       MCGUIRE          11924  CUPWORTH COURT    HUNTERSVILL    NC      28078     P     PU       80   7.875    20000501
0023931207       HARWOOD          7750  SPRING DRIVE       BOULDER        CO      80303     P     SF       80   8.375    20000601
0023932510       WALKER           1735  ASHBURY PARK LA    HOUSTON        TX      77077     P     PU       80   8.500    20000501
0023936974       FLEMING          14204  GATE DANCER LAN   BOYDS          MD      20841     P     PU       92   8.500    20000501
0023937055       LAUBE            10118S MEADOWBRIAR LN    HIGHLANDS R    CO      80126     P     PU       90   8.500    20000401
0023939143       O'MALLEY         5070  ASHLEY WOODS DR    GRANITE BAY    CA      95746     P     PU       78   8.250    20000601
0023941610       KNUDTZON         27619  WEST MARIOPSA L   CASTAIC ARE    CA      91384     P     PU       80   8.500    20000501
0023943418       JUNG             2109  ISABELLE           SAN MATEO      CA      94403     P     SF       60   8.125    20000601
0023943483       CHAFFINS         1909  THAMES TRAIL       COLLEYVILLE    TX      76034     P     PU       72   8.375    20000601
0023943632       STRICKLAND       2030  GRAMERCY CIRCLE    ATLANTA        GA      30341     P     PU       80   8.375    20000501
0023948037       DONATH           817  REXFORD COURT       DIAMOND BAR    CA      91765     P     SF       90   8.375    20000501
0023950736       COSTELLO         1870  HIDDEN MEADOWS     RENO           NV      89502     P     SF       80   8.625    20000701
0023951395       MCWHITER II      705  LORRAINE DRIVE      SOUTHLAKE      TX      76092     P     PU       75   8.625    20000501
0023953730       ADAMS            114  ARNOLD STREET       HOUSTON        TX      77007     P     SF       63   8.500    20000601
0023956865       POTTS            9126  MEADOWLAWN DRIV    BRENTWOOD      TN      37027     P     SF       75   8.625    20000601
0023957418       GREGORITS        5710  JONATHAN MITCHE    FAIRFAX STA    VA      22039     P     PU       90   8.250    20000601
0023959794       BERRY            4234  SHORECREST DRIV    DALLAS         TX      75209     P     SF       76   8.500    20000601
0023962004       KLEIN            1340  CANTO COURT        HOLLISTER      CA      95023     P     SF       80   8.375    20000501
0023962277       JOHNSON          22511  ARBOR STREAM DR   KATY           TX      77450     P     PU       80   8.375    20000501
0023962830       NASAROW          3602  LAKE WASHINGTON    RENTON         WA      98056     P     SF       80   8.375    20000601
0023963754       OLVER            2605  LOCUST HILL PLA    LOUISVILLE     KY      40245     P     SF       80   8.500    20000701
0023965460       LEE              3915  SPALDING BLUFF     NORCROSS       GA      30092     P     SF       75   8.625    20000501
0023966021       LECHUGA          20151  VIA MEDICI        LOS ANGELES    CA      91326     P     PU       47   8.500    20000701
0023966658       FLEMING          122  RIO BRAVO           SAN ANTONIO    TX      78232     P     SF       76   8.500    20000601
0023968027       SILAO            25609  NORTH LEWIS WAY   STEVENSON R    CA      91381     P     PU       90   8.500    20000601
0023969868       CLAPP            427  YARROW PLACE        CASTLE ROCK    CO      80104     P     PU       80   8.375    20000601
0023970304       PEARLMAN         31999  MISSION LANE      EVERGREEN      CO      80439     P     PU       77   8.125    20000601
0023971328       HANSCOM          960  WESTRANCH PLACE     SIMI VALLEY    CA      93065     P     PU       80   8.750    20000501
0023971971       ROSENFELD        355  -357 SCOTT STRE     SAN FRANCIS    CA      94117     P     3F       75   8.875    20000501
0023972987       SHOAF            510  HICKORY COVE RO     MOUNT PLEAS    SC      29464     P     PU       95   8.500    20000601
0023974751       NALBANDIAN       3011NE47TH STREET        LIGHTHOUSE     FL      33064     P     SF       80   8.500    20000501
0023975261       HENDRY           10012  LAKEWOOD CIRCLE   BIG SANDY      TX      75755     S     PU       80   8.250    20000601
0023977580       SAVAGE           2019  HILL STREET        SANTA MONIC    CA      90405     P     SF       80   8.250    20000601
0023979412       MACHENRY JR      407  MAIN STREET         BOXFORD        MA      01921     P     SF       80   8.125    20000701
0023979461       ALLEN,SR         105  CREPE MYRTLE WA     FAYETTEVILL    GA      30215     P     PU       80   8.375    20000701
0023980790       NICHOLS          125  FIELDSBORN COUR     ATLANTA        GA      30328     P     PU       75   8.375    20000601
0023980972       CALI             46  ENOCH CROSBY RO      BREWSTER       NY      10509     P     SF       90   8.750    20000601
0023981467       SCHWEIZER        7643  SPRING GLADE RO    LOVELAND       CO      80538     P     PU       66   8.250    20000601
0023982002       SEIB             37407  TIMBER DRIVE      ELIZABETH      CO      80107     P     SF       75   8.500    20000601
0023983810       LUNN             535  BROOKMEADOW COU     ALPHARETTA     GA      30004     P     PU       90   8.375    20000601
0023992837       BARTHOLOMEW      4315  BAGLEY AVENUE N    SEATTLE        WA      98103     P     SF       75   8.500    20000601
0023994304       MAHESH           3158  TURNSTONE LANE     FREMONT        CA      94555     P     PU       62   9.875    20000501
0023994619       POTTHAST         818  NORTH 950 EAST      OGDEN          UT      84404     P     SF       89   8.750    20000701
0023994668       TOLEN            1815  WICKLOW            NAPERVILLE     IL      60564     P     PU       79   8.375    20000701
0023995459       WALTERS          10975E WINCHCOMB DRIVE   SCOTTSDALE     AZ      85259     P     PU       80   8.500    20000701
0023998289       NORONHA          6243  PINETREE DRIVE     LONG GROVE     IL      60047     P     PU       71   8.250    20000601
0027881101       GURDIAN          4310SW140TH AVE          DAVIE          FL      33330     P     PU       80   8.750    20000601
0028295905       WILLIAMS         1033  KENSINGTON LAKE    EASLEY         SC      29642     P     PU       80   8.375    20000801
0028334472       MEEKS            5400  BAZZANELLA DR      MINERAL        VA      23117     P     PU       80   7.875    20000701
0028441210       PRICE            22108  OLD SANTA CRUZ    LOS GATOS      CA      95030     P     SF       65   8.750    20000601
0028441632       SCHINDLER        11470  RIVERDALE RD      NORTHGLENN     CO      80233     P     SF       75   8.625    20000701
0028444206       JOHNSON          5081  SOUTH EMPORIA S    ENGLEWOOD      CO      80111     P     SF       80   8.375    20000601
0028444982       BARD             3840  TINEMOORE WALK     SMYRNA         GA      30080     P     PU       80   8.375    20000501
0028445062       ROBINSON         4006  SOUTHWEST STEVE    SEATTLE        WA      98116     P     SF       80   8.625    20000601
0028446037       STAKEM           511  HUNTINGTON PLAC     CANTON         GA      30115     P     PU       80   8.375    20000601
0028446920       WAGONER          985  HANCOCK AVENUE      WEST HOLLYW    CA      90069     P     SF       80   8.500    20000601
0028447456       SEPTON           3018  NORTHWEST 65TH     SEATTLE        WA      98117     P     SF       80   8.625    20000601
0028447472       HAGAN            907  GETTYSVUE DRIVE     KNOXVILLE      TN      37922     P     PU       90   8.375    20000601
0028447480       SHARP            142  REDFIELD DRIVE      JACKSON        TN      38305     P     SF       90   8.750    20000601
0028448306       MAY              3409E EASTER PL          LITTLETON      CO      80122     P     PU       80   8.375    20000601
0028449502       WAYDA            1477  LOS ALAMOS ROAD    SANTA ROSA     CA      95409     P     SF       75   8.500    20000701
0028449643       PAYNE            19445  JUERGEN ROAD      CYPRESS        TX      77429     P     SF       77   8.000    20000601
0028450625       HAWLEY           4  PINE RIDGE LANE       BIRMINGHAM     AL      35213     P     SF       50   8.375    20000601
0028451383       HAYDEL           1328  30 SECOND STREE    NEW ORLEANS    LA      70130     P     SF       64   8.500    20000701
0028452324       KANZIGG          5056  SUNSET FAIRWAYS    HOLLY SPRIN    NC      27540     P     PU       79   8.375    20000601
0028452597       STUBBS-PEACOCK   14809  NORTH 110TH WAY   SCOTTSDALE     AZ      85259     P     PU       60   8.250    20000601
0028452951       BONCICH          81  DAWNWOOD             LADERA RANC    CA      92692     P     PU       80   7.875    20000601
0028453223       HAU              412E AMBER RIDGE WAY     PHOENIX        AZ      85048     P     PU       90   8.250    20000701
0028453322       BOYLES           4600N WHITE CHAPEL BL    SOUTHLAKE      TX      76092     P     SF       49   7.875    20000701
0028453892       GUTIERREZ        2117  BERKSHIRE CLUB     CINCINNATI     OH      45230     P     PU       90   8.625    20000601
0028453900       BUONI            513  EAST LAKE DRIVE     CAPE MAY PO    NJ      08212     S     SF       80   8.375    20000801
0028454031       JONES            6923E 111TH PLACE        BIXBY          OK      74008     P     PU       80   8.125    20000701
0028457406       VU               5265  VIA ESTER          YORBA LINDA    CA      92886     P     PU       70   8.625    20000501
0028458578       JARREL           17515  COLONIAL PARK D   MONUMENT       CO      80132     P     PU       87   8.500    20000701
0028459105       GAY              3491  BUCKHEAD LOOP 2    ATLANTA        GA      30326     P     CO       90   7.625    20000701
0028459899       LITTRELL         619  OLEANDER DRIVE      HALLANDALE     FL      33009     P     SF       54   8.500    20000501
0028460731       CHOATE           551E DOVE ROAD           SOUTHLAKE      TX      76092     P     SF       80   8.875    20000701
0028461408       JACOBS           194  WEST PACES ROAD     MOORESVILLE    NC      28115     P     PU       47   8.750    20000701
0028463164       MARINO, JR.      24842  GOLDEN VISTA      LAGUNA NIGU    CA      92677     P     PU       80   8.500    20000601
0028466985       CULHANE          8350  OWL ROOST CT       PARKER         CO      80134     P     PU       64   8.500    20000701
0028467181       MAYTIN           2976  MANCHESTER ROAD    SHAKER HEIG    OH      44122     P     SF       78   8.625    20000701
0028467470       KARRES           483  SOUTH SUNSHINE      EVERGREEN      CO      80439     P     PU       61   8.375    20000601
0028467603       RIVERA           1607  BLUE CANYON STR    THOUSAND OA    CA      91320     P     PU       80   8.250    20000701
0028467728       LEIBSTEIN        28  THOMPSON AVENUE      BABYLON        NY      11702     P     SF       70   8.625    20000601
0028468866       GREGORY          3099  OAKLEIGH MANOR     GERMANTOWN     TN      38138     P     PU       80   8.375    20000601
0028469542       SWEET            15929  SHORT HILL ROAD   PURCELLVILL    VA      20132     P     SF       80   9.125    20000601
0028469575       LUNENFELD        19776  MARIPOSA CREEK    (NORTHRIDGE    CA      91326     P     PU       80   8.375    20000601
0028470862       COHEN            3806  DAGUERRE AVENUE    CALABASAS      CA      91302     P     PU       62   8.625    20000601
0028471233       GASPAR-ROSAS     890  ONION CREEK RAN     DRIFTWOOD      TX      78619     P     SF       70   8.250    20000601
0028475325       SOWASH           280  CARIBOU LANE        STEAMBOAT S    CO      80477     P     SF       77   8.625    20000701
0028475937       KNOX             1011  KESSLER PARKWAY    DALLAS         TX      75208     P     SF       80   8.625    20000501
0028477404       WALKER           5128  KILLARNEY HOPE     RALEIGH        NC      27613     P     PU       90   8.375    20000701
0028478246       HORTON           16  SHERWOOD DRIVE       LINCOLNSHIR    IL      60069     P     SF       64   9.875    20000601
0028480705       ENGLER           14961N PINNACLE CT       SCOTTSDALE     AZ      85268     P     PU       80   8.125    20000701
0028481364       PESKOFF          818  NEWPORT AVENUE      TAMPA          FL      33606     P     SF       63   8.250    20000601
0028481414       ALBRECHT-PARYS   20  SAND DOLLAR LAN      ENGLEWOOD      FL      34223     P     4F       90   8.875    20000601
0028481455       KLANK            1S230  CANTIGNY DRIVE    WINFIELD       IL      60190     P     SF       77   9.500    20000701
0028482370       BROWN            17530  PAGE COURT        YORBA LINDA    CA      92886     P     SF       80   8.250    20000601
0028483048       BRUTON           7850  LANTERN ROAD       INDIANAPOLI    IN      46256     P     SF       90   8.750    20000801
0028483311       JR KEACH         3244  SOARING EAGLE L    CASTLE ROCK    CO      80104     P     PU       80   8.750    20000601
0028483824       GRAVELY          1201  HAMMEL ROAD        GREENSBORO     NC      27408     P     SF       71   7.750    20000601
0028484533       BROWN            22  KEELROCK PLACE       THE WOODLAN    TX      77382     P     PU       80   8.000    20000601
0028484764       RUE III          4435  CLAIRMONT AVENU    BIRMINGHAM     AL      35222     P     SF       80   8.625    20000701
0028484889       GRILL            3445  SOUTH BROOKWOOD    BIRMINGHAM     AL      35223     P     SF       80   8.375    20000801
0028484897       SPAIN            32121  NORTH BIG OAK L   CASTAIC        CA      91384     P     PU       95   8.500    20000601
0028485167       OWEN             1155  CRESCENT DRIVE     CARBONDALE     CO      81623     P     PU       61   8.625    20000601
0028485332       PARKER JR        3333  HUNTER BLVD SOU    SEATTLE        WA      98144     P     SF       80   8.500    20000601
0028485399       PATEL            705  ABBEY TERRACE       ALPHARETTA     GA      30022     P     PU       80   8.250    20000601
0028486108       HAYDEN           5161  STONERIDGE DRIV    LOVELAND       CO      80537     P     PU       80   8.375    20000701
0028487296       TAYLOR           103  RAINTREE COURT      NICHOLASVIL    KY      40356     P     SF       75   8.250    20000601
0028487395       HEYS             78227  GRAY HAWK DRIVE   PALM DESERT    CA      92211     S     PU       72   8.625    20000601
0028487783       CHEN             9406  BLESSING DRIVE     PLEASANTON     CA      94588     P     SF       70   8.500    20000701
0028489516       LLOYD            137W AVENIDA DE LOS      SAN CLEMENT    CA      92672     P     SF       80   8.375    20000601
0028489615       HERMAN           11616  EAST BERRY DRIV   ENGLEWOOD      CO      80111     P     SF       57   7.500    20000601
0028490050       GOODALL          20523  LONGBAY DRIVE     YORBA LINDA    CA      92887     P     PU       80   8.125    20000601
0028490506       WALKER           3125  214TH PLACE SOU    ISSAQUAH       WA      98029     P     PU       90   8.250    20000601
0028490563       DURAND           340  LOMA VISTA STRE     EL SEGUNDO     CA      90245     P     SF       79   8.375    20000701
0028490951       BROOKER          3900  TANFORAN COURT     MIDLAND        TX      79700     P     PU       71   8.875    20000601
0028491835       DAVIS            126  DARTMONTH LANE      COPPELL        TX      75019     P     PU       80   8.500    20000601
0028494748       BLACKWELL        52E PERIWINKLE LANE      NEWARK         DE      19711     P     PU       95   9.375    20000701
0028495026       WEEKS            3180  11TH STREET        BOULDER        CO      80304     P     SF       80   8.375    20000601
0028495083       RALYEA,III       1028  NORTH CLEVELAND    ARLINGTON      VA      22201     P     PU       80   8.125    20000601
0028495539       DUPONT           15821  EAST JERICHO DR   FOUNTAIN HI    AZ      85268     P     SF       80   8.250    20000601
0028497600       RODBELL          18184E CALEY DRIVE       AURORA         CO      80016     P     PU       90   8.250    20000701
0028503266       BLACKNEY         3131  SLATON DRIVE NW    ATLANTA        GA      30305     P     CO       41   8.375    20000601
0028503860       CARRAHER         2405  PINEY WAY          CAMBRIA        CA      93428     S     SF       80   8.500    20000701
0028504983       LEE              7973  PASEO MEMBRILLO    CARLSBAD       CA      92009     P     PU       80   8.375    20000701
0028505345       PARHAM           11325  FOURWINDS DRIVE   EADS           TN      38028     P     SF       75   8.375    20000601
0028507762       SOARES           7701  SILVA RANCH WAY    SACRAMENTO     CA      95831     P     SF       86   8.750    20000601
0028507812       WILLIAMS         465  ELY ROAD            PETALUMA       CA      94954     P     SF       80   8.625    20000601
0028508026       FREED            2305  GRACE DRIVE        SANTA ROSA     CA      95404     P     SF       80   8.625    20000601
0028508596       DOUGET           3301  FIELDWOOD DEIVE    SMYRNA         GA      30080     P     PU       93   8.750    20000801
0028509255       BREWSTER         950  PALM AVENUE         BOCA GRANDE    FL      33921     P     CO       47   8.625    20000701
0028509404       GOMEZ            3313  PROVINE ROAD       MCKINNEY       TX      75070     P     PU       80   8.500    20000601
0028510147       MUNSON           64  PEPPERTREE LAND      WATSONVILLE    CA      95076     P     SF       80   8.375    20000701
0028512440       KANE             14430  PICADILLY ROAD    BRIGHTON       CO      80601     P     SF       80   8.375    20000601
0028514370       PEPPER JR.       1486  MT AYR CIRCLE      BOWLING GRE    KY      42103     P     SF       80   8.750    20000701
0028514776       JOHNSON          36  CHENAL CIRCLE        LITTLE ROCK    AR      72223     P     PU       79   8.500    20000701
0028514834       HUGHES           5817  192ND STREET SE    SNONOMISH      WA      98290     P     SF       63   8.375    20000601
0028515351       BOTTORFF         604  BRIARRIDGE ROAD     SOUTHLAKE      TX      76092     P     PU       80   8.375    20000601
0028516383       VANDER VEER      3005  HURON PEAK PLAC    SUPERIOR       CO      80027     P     PU       95  10.250    20000601
0028518413       CUNHA            49845  AVENIDA OBREGON   LA QUINTA      CA      92253     S     SF       75   8.375    20000701
0028518744       DEVITT           529  SPRING CLUB DRI     ALTAMONTE S    FL      32714     P     SF       80   8.000    20000501
0028520203       MINTEER          12835  PRICE ROAD SE     OLALLA         WA      98359     P     SF       67   8.375    20000601
0028520278       SINGLETON        4233  HARBOUR ISLAND     OXNARD         CA      93035     P     CO       85   8.500    20000601
0028520567       MERCER           6512  TRINITY HEIGHTS    FORT WORTH     TX      76132     P     PU       80   8.375    20000701
0028521086       WAISNER          644  CANYON OAK LANE     LINCOLN        CA      95648     P     PU       63   8.250    20000601
0028521128       MACEACHERN       710  CRESTFIELD GROV     COLORADO SP    CO      80906     P     SF       80   8.250    20000701
0028521367       BURSON           1912  WELCH STREET       HOUSTON        TX      77019     P     SF       80   8.250    20000601
0028522662       LEWIS            1304  STONEHOLLOW COU    KELLER         TX      76262     P     PU       80   8.500    20000601
0028523447       CROW             24643NEBUTTEVILLE ROAD   AURORA         OR      97002     P     SF       80   8.375    20000701
0028523678       WALKER           4912  BRANSFORD ROAD     COLLEYVILLE    TX      76034     P     SF       75   8.750    20000601
0028524205       STEEN            2025  HARRIER COURT      THOUSAND OA    CA      91320     P     PU       78   8.125    20000701
0028524486       COSIO, JR        313  SANDPIPER DRIVE     DAVIS          CA      95616     P     SF       80   8.500    20000701
0028524627       SHEERAN          1227  SOMERSET DRIVE     MCLEAN         VA      22101     P     SF       47   8.125    20000701
0028525871       VARRENTI         95  SILVERWOOD ROAD      ATLANTA        GA      30342     P     SF       80   8.375    20000701
0028526101       JAGGERS          3260  MILLWOOD TRAIL     SMYRNA         GA      30080     P     PU       80   8.250    20000701
0028526366       NEALY PHD        5811  RIVER CROSSING     SUGAR LAND     TX      77479     P     PU       95   8.625    20000601
0028527000       HOGAN            2835  WILLOWBROOK ROA    LENOIR         NC      28645     P     SF       85   8.625    20000601
0028529709       SILVER           1925  FOUR MILE CANYO    BOULDER        CO      80302     P     SF       80   8.625    20000701
0028530665       LEE              11840  TURTLE SPRING L   LOS ANGELES    CA      91326     P     PU       48   8.375    20000701
0028533677       KARAGIORGIS      8570  BROOK MEADOW CO    LEWISVILLE     NC      27023     P     SF       70   8.375    20000701
0028534055       CHENG            218  ALTERN STREET       ARCADIA        CA      91006     P     SF       80   8.375    20000701
0028534501       KEENER           13966  NORTH 75TH STRE   LONGMONT       CO      80503     P     SF       76   8.375    20000601
0028534816       WATSON, SR       1366  WAHKIN ROAD        COLLIERVILL    TN      38017     P     PU       95   8.500    20000701
0028535243       PEARCE           229  CAPE HATTERAS D     CORPUS CHRI    TX      78412     P     SF       80   8.375    20000601
0028535607       STONE            450W SCHULTE ROAD        TRACY          CA      95376     P     SF       70   8.375    20000701
0028535672       WILLIAMS         1183  AMSTERDAM AVENU    ATLANTA        GA      30306     P     SF       80   8.375    20000701
0028536126       WEBB             104  ALLEN COURT         ANDERSON       SC      29621     S     SF       75   8.250    20000701
0028536597       HASSELL          31  PARADISE AVENUE      SAN FRANCIS    CA      94131     P     SF       61   8.500    20000601
0028537736       SHARPE           70  SURREY AVENUE        MILL VALLEY    CA      94941     P     SF       80   8.500    20000601
0028538551       STEVENS          10010  47TH AVENUE SW    SEATTLE        WA      98146     P     SF       90   8.375    20000701
0028539401       MELTON           3400  SPANISH OAK DRI    AUSTIN         TX      78731     P     SF       80   8.250    20000701
0028539815       MUZZILLO         11N GIBBONS AVENUE       ARLINGTON      IL      60004     P     SF       80   8.375    20000701
0028540615       BOWE             8469  SOUTH SILVERWIN    MEMPHIS        TN      38125     P     PU       72   8.125    20000601
0028541316       LEE              4841  JULIE STREET       LIVERMORE      CA      94550     P     SF       80   8.500    20000601
0028542041       DWORKIN          136  HOMEWOOD AVENUE     LIBERTYVILL    IL      60048     P     SF       80   8.625    20000801
0028542314       BRANSKE          3220  ALTA VISTA DRIV    FALLBROOK      CA      92028     P     SF       80   8.500    20000701
0028542470       MANDEL           1972  QUADRANGLE COUR    COLORADO SP    CO      80918     P     PU       80   8.500    20000701
0028543494       PATTERSON        2120  LONG SPUR LN NO    AVON           CO      81620     P     TH       90   8.750    20000701
0028545135       CASWELL          10027  ESTANCIA LANE     AUSTIN         TX      78739     P     PU       95   8.500    20000601
0028545507       STOKES           5773  SOUTH GENOA CT     AURORA         CO      80015     P     PU       80   8.375    20000601
0028545531       SOBESKI          25910NE34TH STREET       REDMOND        WA      98053     P     PU       80   9.625    20000601
0028546141       SIMON            223  EMERALD WAY         HERCULIS       CA      94547     P     SF       74   8.000    20000601
0028546448       COX              230  STONELEIGH DRIV     ATLANTA        GA      30331     P     PU       95   8.500    20000601
0028546703       GRANADA          5858  215TH STREET       BAYSIDE        NY      11364     P     SF       90   9.250    20000701
0028547040       DIMEGLIO         2504  BRIGHTON COURT     VIENNA         VA      22181     P     PU       80   8.375    20000701
0028548311       OLSON            1929  PULASKI ROAD       BUFFALO        MN      55313     P     SF       80   9.125    20000701
0028549251       IM               3858  KAMP DRIVE         PLEASANTON     CA      94588     P     SF       80   8.375    20000601
0028551695       WANG             5777S FLANDERS COURT     AURORA         CO      80015     P     PU       90   9.125    20000601
0028551919       GOMEZ            4241  COUNTRYMEADOW S    MOORPARK       CA      93021     P     PU       79   8.375    20000601
0028551935       BOTZ             20370  ANDROWE LANE      LOS ANGELES    CA      91326     P     PU       80   8.250    20000701
0028552099       DODSON           418  OLD ROCKHOUSE R     GREENVILLE     SC      29609     P     SF       72   8.125    20000701
0028553741       CRAWFORD         8308  GOVERNOR RIDGEL    ELLICOTT CI    MD      21043     P     PU       80   8.875    20000701
0028553923       DAVIS            15300  EMERALD COAST P   DESTIN         FL      32541     S     CO       57   9.000    20000701
0028554145       GRIMM            1630E BOSTON TERRACE     SEATTLE        WA      98112     P     SF       56   8.500    20000701
0028554590       EMPERO           225  WEST AVENIDA GA     SAN CLEMENT    CA      92672     P     SF       80   8.500    20000701
0028554871       CRAWFORD         4005  FONTENAC CT        APEX           NC      27502     P     SF       80   8.375    20000701
0028555860       WILLIAMS, II     6966S CHAPPARAL CIRCL    AURORA         CO      80016     P     PU       70   8.250    20000701
0028558021       HATHAWAY         1701N JACKSON STREET     LITTLE ROCK    AR      72207     P     SF       83   8.375    20000701
0028559474       SEELY            2860  CREEK VIEW COUR    PROSPER        TX      75078     P     PU       80   9.000    20000701
0028560332       SHIRLEY          12  STEADMAN WAY         GREER          SC      29650     P     SF       95   8.750    20000701
0028561983       SCHAEFER         1420  SANTIAGO STREET    SAN FRANCIS    CA      94116     P     SF       80   8.875    20000701
0028562049       KILLEEN          7357  AUGUSTA DRIVE      BOULDER        CO      80301     P     PU       80   8.750    20000801
0028563617       KENNEDY          301  RAINBOW DRIVE       MANSFIELD      GA      30055     P     SF       95   8.750    20000701
0028564003       BUCKLEY          18  SOUTH SILVER VI      GREER          SC      29651     P     PU       72   8.875    20000701
0028566115       CHELINI          15  LOMA LINDA DRIV      COTATI         CA      94931     P     SF       71   8.750    20000701
0028568277       WESTERHEIDE      4660  LORRAINE AVENUE    HIGHLAND PA    TX      75209     P     SF       80   8.500    20000701
0028568434       HILBINK          31662  PRAIRIE DUNES C   EVERGREEN      CO      80439     P     PU       75   8.500    20000701
0028570299       AREVALO          2717  YORK COURT         SOUTHLAKE      TX      76092     P     PU       80   8.750    20000701
0028572535       CIRULNICK        10411  BOSWELL LANE      POTOMAC        MD      20854     P     SF       75   8.750    20000701
0028574689       STROBLE          48583  RED OAK           SHELBY TOWN    MI      48316     P     SF       90   9.375    20000701
0028582666       GRIESS           3373  COYOTE HILLS WA    CASTLE ROCK    CO      80104     P     PU       80   8.250    20000701
0028583490       HUNDLEY          4086  CARDINAL GLEN P    OVIEDO         FL      32765     P     SF       80   8.875    20000701
0028585339       STANDIFORD       4880  SINGLE TREE DRI    LOVELAND       CO      80537     P     PU       90   9.000    20000701
0028588002       HASTINGS         3113  OAKLEIGH MANOR     GERMANTOWN     TN      38138     P     PU       90   8.750    20000701
0028588465       FERRELL          113  MEADOW ROAD         EDWARDS        CO      81632     P     SF       68   8.875    20000801
0028590230       SORIANO          2335  PROMONTORY COUR    GRAND JUNCT    CO      81503     P     PU       90   8.875    20000701
0028593531       ROW              1704W COLORADO           DALLAS         TX      75208     P     SF       80   8.875    20000701
0028593630       GUMESON          10305  SOUTH CHARISSGL   HIGHLANDS R    CO      80126     P     PU       95   9.875    20000701
0028599488       RUSSELL          9855  BANKSIDE DRIVE     ROSWELL        GA      30076     P     PU       80   8.875    20000801
0028605012       MILLER           9487S PAINTED CANYON     HIGHLANDS R    CO      80126     P     PU       95   9.375    20000701
0028605327       SAUNDERS         52  LEOPARD LANE         LAKEMONT       GA      30552     S     SF       80   8.875    20000801
0028606556       SOSVILLE         174  MOORING BUOY        HILTON HEAD    SC      29928     S     PU       80   9.000    20000701
0028606572       GRIFFIN          953  LAKE FRONT DRIV     SACRAMENTO     CA      95831     P     PU       69   8.750    20000701
0028611820       POPOVICH         19205  SIXPENNY LANE     MONUMENT       CO      80132     P     SF       40   8.500    20000701
0028618155       BOYD,III         301W HOLLYWOOD AVE       SAN ANTONIO    TX      78212     P     SF       80   8.750    20000701
0028620086       STACKHOUSE       17  MARINITA AVENUE      SAN RAFAEL     CA      94901     P     SF       75   9.125    20000801
0028623239       CLARK            3532  COUNTRYWOOD LAN    BIRMINGHAM     AL      35243     P     SF       80   8.750    20000801
0028623890       RUEFENACHT       529  SOUTH 750 EAST      BOUNTIFUL      UT      84010     P     SF       95   9.250    20000701
0028624823       MCCOY            19A  BEAR COURT          AVON           CO      81620     P     PU       75   8.750    20000801
0028625986       CONNELL          2781  KILMARTIN POINT    BIG CANOE      GA      30143     P     PU       80   8.875    20000801
0028629012       YOUNG            5209  KENNE COVE         AUSTIN         TX      78703     P     PU       80   8.500    20000801
0028634285       HUGHES           125  DANA DR             LEBANON        TN      37087     P     SF       71   8.750    20000801
0028636439       CARFAGNO         5220SW19TH DRIVE         PORTLAND       OR      97201     P     SF       80   8.750    20000701
0028646164       HALLIBURTON      3222  RICKEY COURT       THOUSAND OA    CA      91362     P     SF       75   8.125    20000801
0028653293       HANSON           1577  CASEY RANCH DRI    RENO           NV      98511     P     SF       77   8.625    20000801
0028654200       HOLLAND          39850  NORTH DILLEYS R   WADSWORTH      IL      60083     P     SF       65   8.375    20000801
0028660652       ALEXANDER        3424  RED ADMIRAL COU    EDGEWATER      MD      21037     P     PU       80   8.500    20000701
0028663235       KHOURI           5194  BARRON PARK DRI    SAN JOSE       CA      95136     P     SF       75   9.625    20000801
0028679033       COUCH            4824  DAUNTLESS WAY      FAIR OAKS      CA      95628     P     SF       80   8.250    20000801
0028689370       COOPER           4392S COVECREST DRIVE    SALT LAKE C    UT      84124     P     SF       80   8.625    20000801
0028697514       LONON JR         170  HICKORY LAKE DR     EADS           TN      38028     P     SF       75   8.750    20000801
0028701035       MCLAUGHLIN       485  HERITAGE WAY NE     ATLANTA        GA      30328     P     SF       90   9.125    20000801
0028701522       JOHNSON          7001E CHEVY CHASE        MARYLAND       MD      20815     P     SF       80   8.125    20000801
0028702660       SMITH            3428  RED ADMIRAL COU    EDGEWATER      MD      21037     P     PU       80   8.500    20000701
0028713246       FIFER            1157  LAKE SHORE ROAD    LAKE OSWEGO    OR      97034     P     SF       73   8.875    20000801
0028715738       SPENCER          2833NWLACAMAS DRIVE      CAMAS          WA      98607     P     SF       80   9.000    20000801
0028719011       SITEK            11200  CLOVERLAWN DRIV   BRIGHTON       MI      48114     P     SF       80   9.375    20000801
6002424130       JOCHUM           6  STARLIGHT CT          POTOMAC        MD      20854     P     SF       80   9.250    20000701
6003161749       KASTELMAN        6762  HAMPTON DR         SAN JOSE       CA      95120     P     SF       69   8.500    20000801
6007185157       ADAMS            302  5TH ST              HUNTINGTON     CA      92648     P     CO       80   8.125    20000601
6013899247       HAO              4701  VIA EL SERENO      TORRANCE       CA      90505     P     SF       74   8.500    20000701
6015430462       WINTERING        4235  COLORADO AVE NW    WASHINGTON     DC      20011     P     SF       80   8.250    20000601
6018218195       TONOMURA         27421  LARCHBLUFF DR     RANCHO PALO    CA      90275     P     SF       80   8.250    20000701
6027006524       COOPER           5331S BRAESWOOD          HOUSTON        TX      77096     P     PU       90   8.500    20000701
6027843496       BRADBURY         4926  RUNWAY DRIVE       FAIR OAKS      CA      95628     P     SF       95   8.500    20000701
6028298724       COSCO            401  29TH ST             WEST PALM B    FL      33407     P     SF       72   9.375    20000801
6028723127       DAVIS            32  MIDDLECOT ST         BELMONT        MA      02478     P     SF       63   8.250    20000801
6028966189       GILMORE          45  SEAVIEW AVE          EAST PROVID    RI      02915     P     SF       66   8.750    20000801
6029231377       HIGHFILL         1576  SANTA RITA RD      PLEASANTON     CA      94566     P     SF       80   8.625    20000801
6041008761       SATA             8040  DENSMORE AVE N     SEATTLE        WA      98103     P     SF       80   8.750    20000801
6043549010       JOHNSON          19225  WOODLANDS LANE    HUNTINGTON     CA      92648     P     PU       56   8.375    20000701
6050060901       MAZZOLA          2138  LEGION ST          BELLMORE       NY      11710     P     SF       56   8.500    20000701
6052130769       SANTELLAN        1313  WOODSTONE DR       MODESTO        CA      95356     P     SF       80   8.625    20000701
6053760085       HUSEMAN          8318  XENE LANE NORTH    MAPLE GROVE    MN      55311     P     SF       75   8.500    20000701
6056554782       RUBEL            7910  WILLFIELD CT       FAIRFAX STA    VA      22039     P     PU       80   8.250    20000701
6071608233       IGOE             14  BENICIA              IRVINE         CA      92602     P     PU       80   8.500    20000801
6071616111       MALOUFF          13493  POINT PLEASANT    CHANTILLY      VA      20151     P     PU       80   8.250    20000801
6076652657       AKHTER           7119  35TH AVE           JACKSON HEI    NY      11370     P     3F       90   9.375    20000701
6084834438       RICHARDSON       5235  VERONICA ST        LOS ANGELES    CA      90008     P     SF       80   8.375    20000601
6088832727       WASKIN           2602  PINE KNOT DR       VIENNA         VA      22181     P     PU       80   8.500    20000601
6088843112       RICHMAN          4020  PAIGE ST           LOS ANGELES    CA      90031     P     SF       78   7.875    20000501
6098764027       GROFF            100  DAHLIA WAY          MAHTOMEDI      MN      55115     P     SF       95   8.000    20000601
6099920859       WISHER           9301  OMA PL             GARDEN GROV    CA      92841     P     SF       95   8.750    20000601
6100970109       SCHEMBARI        18176  PIER DR           VICTORVILLE    CA      92392     P     SF       80   9.250    20000701
6102798532       BOYER            1580  MOLITOR ROAD       BELMONT        CA      94002     P     SF       80   8.375    20000601
6102869291       SANDHU           4120  GEORGIS PL         PLEASANTON     CA      94566     P     PU       80   8.625    20000701
6125089471       MOLINARI         1116  TRUMAN ST          REDWOOD CIT    CA      94061     P     SF       80   8.375    20000601
6132318020       NORMANDEAU       48  HOPPS FARM RD        WEST TISBUR    MA      02575     S     SF       71   8.750    20000701
6138334955       DINWIDDIE        4053  OXFORD GLEN DR     FRANKLIN       TN      37067     P     PU       80   8.125    20000701
6139062837       SNAPE            20  ISAAC SPRAGUE D      HINGHAM        MA      02043     P     SF       39   8.500    20000701
6139535550       ZUPANCIC         16793  GRAEF CIRCLE      LAKE OSWEGO    OR      97034     P     SF       64   8.625    20000601
6140836310       ROBISON          1650  DIEL DR            MILPITAS       CA      95035     P     SF       75   8.250    20000701
6143238787       FOWLER JR.       959  ECTOR CHASE         KENNESAW       GA      30152     P     PU       78   9.125    20000701
6143350921       LOPEZ            3066  ALEXANDER AVE      SANTA CLARA    CA      95051     P     SF       80   8.000    20000701
6149795574       NIETO            1111  KENTFIELD DR       SALINAS        CA      93901     P     SF       80   8.750    20000801
6152646045       SCHIFF           203  GOLF LINKS ST       PLEASANT HI    CA      94523     P     SF       80   8.250    20000601
6156475425       MOORE            738  CHETLAND ROAD       SAN LEANDRO    CA      94577     P     SF       80   8.375    20000701
6160198229       EVANS            5391  WINDY RIDGE ROA    CHARLOTTESV    VA      22903     P     SF       80   8.250    20000601
6162742420       TRACKMAN         124  DELISSA CT          STATELINE      NV      89449     P     SF       65   9.125    20000601
6163785782       MCGOWN           109  READE ST            NEW YORK       NY      10007     P     CH       85   9.500    20000701
6163801985       LAC              2441  KINGS COURT        ATLANTA        GA      30345     P     SF       80   9.000    20000601
6165222222       TULLER           140  LAKE RIDGE RD       SOUTHBURY      CT      06488     P     SF       80   9.250    20000701
6171450304       SMITH            7973S HUNTERS MEADOW     SANDY          UT      84093     P     SF       90   8.625    20000801
6174463866       CAULEY           1608  HOLLINGSWORTH D    MOUNTAIN VI    CA      94040     P     SF       41   8.375    20000801
6176403340       RAMELMEIER       2049  SYKESVILLE ROAD    SYKESVILLE     MD      21784     P     SF       64   8.250    20000701
6178710056       LAKE             25  GORHAM RD            BELMONT        MA      02478     P     SF       56   8.125    20000701
6180160555       DALE             21541  MIDCREST DR       LAKE FOREST    CA      92630     P     PU       80   8.375    20000701
6181609097       CASAS            38  LANCE ROAD           LEBANON        NJ      08833     P     SF       54   8.125    20000701
6181666675       GUTERMUTH        12  FURBUSH RD           NAHANT         MA      01908     P     SF       80   8.375    20000601
6183650610       CAREY III        285  MESA DR             COSTA MESA     CA      92627     P     PU       80   8.125    20000601
6185868772       THOMAS           1555  MONTE VISTA ST     PASADENA       CA      91106     P     SF       80   8.875    20000801
6188781972       BUGAJ            457  459 BRODERICK S     SAN FRANCIS    CA      94117     P     2F       69   7.875    20000701
6195404378       HERINGTON        4830  STONY FORD DRIV    DALLAS         TX      75287     P     SF       75   8.625    20000701
6199890200       BYRD             1530N OAKGREEN AVE       STILLWATER     MN      55082     P     SF       80   8.750    20000701
6200191697       FLOYD            12  WHITHORN WAY         BLYTHEWOOD     SC      29016     P     PU       77   8.500    20000701
6200738752       GOEBBERT         151  FOREST AVE          GLEN ELLYN     IL      60137     P     SF       95   8.875    20000801
6214606219       APHESSETCHE      142S EUCALYPTUS DR       ANAHEIM        CA      92808     P     SF       80   7.625    20000801
6215068427       PERELLI          5439  BUFFALO AVE        LOS ANGELES    CA      91401     P     SF       75   8.375    20000601
6220090119       BOCH             7024  TRENTON RIDGE C    RALEIGH        NC      27613     P     PU       80   8.375    20000601
6225506135       WEX              11429  CEDAR RIDGE DR    POTOMAC        MD      20854     P     PU       80   8.625    20000701
6228405541       DONOVAN          168  FOREST ST           OBERLIN        OH      44074     P     SF       80   9.125    20000701
6230290592       MOGANNAM         42  TINGLEY ST           SAN FRANCIS    CA      94112     P     SF       70   8.125    20000701
6231830578       THOMAS           3219  FAIRPOINT ST       PASADENA       CA      91107     P     SF       80   8.875    20000601
6236641228       NGO              210  SAWYER ST           SAN FRANCIS    CA      94134     P     SF       90   8.375    20000601
6243017164       STERN            3700  SOUTH OCEAN BLV    HIGHLAND BE    FL      33487     I     CH       70   9.250    20000601
6243337059       DURNEY           4403  LAKEWAY BLVD       AUSTIN         TX      78734     P     PU       50   8.375    20000601
6252839516       LEE              4270  POMONA AVE         PALO ALTO      CA      94306     P     SF       50   8.250    20000701
6253305699       HARRISON         2127  BENNETT AVE        EVANSTON       IL      60201     P     SF       77   9.375    20000801
6257444783       TOMCHIN          4202  LELAND ST          CHEVY CHASE    MD      20815     P     SF       80   8.500    20000701
6258540217       BALA             44  MOODY PL             STATEN ISLA    NY      10310     P     SF       90   8.500    20000601
6259647680       TRODERMAN        58  ALGONQUIN RD         CANTON         MA      02021     P     SF       54   8.500    20000701
6263868215       GENEST           51  FORDS CROSSING       NORWELL        MA      02061     P     SF       50   9.000    20000801
6266338547       KASS             22  ROBIN CT             GLEN COVE      NY      11542     P     SF       59   8.750    20000601
6269867799       RYANS            12341  YEW CT            LOS ANGELES    CA      91326     P     PU       90   8.750    20000701
6276520886       COLLINS          6423  OVERHILL RD        FALLS CHURC    VA      22042     P     SF       78   8.750    20000701
6280234433       JONES            7219  ELMRIDGE DR        DALLAS         TX      75240     P     SF       80   8.875    20000701
6280244671       HARRIS           1  WILDBIRD LANE         HILTON HEAD    SC      29926     S     PU       70   8.750    20000801
6282120101       SONDHEIMER       10468  LE CONTE AVE      LOS ANGELES    CA      90024     P     SF       57   8.500    20000701
6288623934       ARREGUIN         1800  LA QUINTA LANE     OXNARD         CA      93030     P     SF       80   8.625    20000601
6290387650       ENGLISH          6607  GLENHURST DRIVE    DALLAS         TX      75240     P     SF       54   8.375    20000701
6294995078       BLAIS            4817  AUGUSTA DR         FRISCO         TX      75034     P     PU       80   8.625    20000801
6303787755       GRESHAM          3995  CLAITOR WAY        SAN JOSE       CA      95132     P     SF       44   8.250    20000701
6308049516       VERKUILEN        10019  HILLTON RD        LITTLE FALL    MN      56345     P     SF       71   8.375    20000601
6311017963       ROHRBACHER       OT 10  SAWYERS LANE      TEWKSBURY      MA      01876     P     SF       80   8.875    20000601
6313650506       DILLEY           26011  RIVER RD          CLOVERDALE     CA      95425     P     SF       80   8.250    20000701
6319267057       HINDMAN          2151  JAMIESON AVE       ALEXANDRIA     VA      22314     P     CH       80   8.000    20000601
6323606340       EISEN            418W DE LA GUERRA ST     SANTA BARBA    CA      93101     S     CO       80   8.875    20000601
6329254251       WALDEN           40  BEACH DR             MANZANITA      OR      97130     S     SF       90   9.125    20000701
6331200698       FIKES            4671  ROBBINS ST         SAN DIEGO      CA      92122     P     SF       76   8.500    20000701
6333531413       STEVENS          3113  WOODY TRAIL        PLANO          TX      75093     P     PU       80   8.375    20000601
6343478670       DUFFY            17  WILLOW LANE          MADISON        CT      06443     P     SF       90   8.625    20000601
6343512296       GREENE           178S ULSTER ST           DENVER         CO      80230     P     PU       78   8.750    20000701
6348887321       ANGULO           522  BUENA VISTA AVE     SANTA CRUZ     CA      95062     I     SF       75   9.625    20000701
6350243967       KAMPF            98  WINGED FOOT DR       LIVINGSTON     NJ      07039     P     CO       80   9.500    20000601
6350723935       AUSTRIA          342  INNISFREE DR        DALY CITY      CA      94015     P     CO       90   8.750    20000501
6354972017       DURHAM           1200  GULF BLVD          CLEARWATER     FL      33767     P     CH       80   9.125    20000701
6358349527       FINK             24624  STAGG ST          L.A.(WEST H    CA      91307     P     PU       74   8.125    20000701
6358730031       TALLEY, JR.      99  MARINA ROAD          EBONY          VA      23845     P     SF       89   8.500    20000601
6365751137       WARREN           13420  HADDONFIELD LAN   GAITHERSBUR    MD      20878     P     PU       80   8.125    20000701
6366035308       WILSON           339  PLANTATION VIEW     MOUNT PLEAS    SC      29464     P     PU       65   8.500    20000701
6367075998       VICTORY          110  MILL ROAD           LOS GATOS      CA      95032     P     PU       80   8.375    20000701
6367316657       MILNER           COUNTY ROAD 3 (          MC DADE        TX      78621     P     SF       80   9.000    20000701
6367921696       NEFF             777W PANORAMA ROAD       PALM SPRING    CA      92262     P     SF       75   8.500    20000601
6373562336       WENTZ            5825  TOPPINGHAM         PLANO          TX      75025     P     PU       80   8.500    20000701
6396925205       DALUPANG         23401  OXNARD ST         LA(WOODLAND    CA      91367     P     SF       80   8.625    20000701
6397590859       FONG             1225  REED ST            SANTA CLARA    CA      95050     P     SF       80   8.500    20000601
6401216491       BRYCE            321  MADISON ROAD        MOCKSVILLE     NC      27028     P     SF       80   8.500    20000701
6403199299       HONG             5940  BIRDIE DR          LA VERNE       CA      91750     P     SF       80   8.625    20000601
6410263930       BATTEN           215  COSTELLO ROAD       WEST PALM B    FL      33405     P     SF       80   8.500    20000801
6411348136       SILVA            621  CYPRESS CROSSIN     WELLINGTON     FL      33414     P     PU       90   8.875    20000801
6412586569       WARE             4021  FRANCES BERKELE    WILLIAMSBUR    VA      23188     P     PU       80   8.625    20000601
6413649366       PARSONS          7106  TAM O SHANTER D    HOUSTON        TX      77069     P     PU       80   8.750    20000701
6415715397       HASAN            467  WHITE OAK SHADE     NEW CANAAN     CT      06840     P     SF       75   9.375    20000701
6418168842       JONES            158  ALEXANDER OVERL     TELLURIDE      CO      81435     P     PU       90   8.500    20000701
6418791288       OGLE             2209  CASA MIA DR        SAN JOSE       CA      95124     P     SF       54   8.625    20000601
6422473592       O'NEAL           5104  SUMMIT HILL DR     DALLAS         TX      75287     P     SF       62   8.375    20000601
6427522658       ROTHI            46  ANTHEM CREEK CI      HENDERSON      NV      89052     P     PU       78   8.250    20000701
6428461146       NEUBERGER        4224  BIRCHWOOD AVE      SEAL BEACH     CA      90740     P     SF       74   8.250    20000601
6433025381       FURTER           34  HARPER CANYON R      SALINAS        CA      93908     P     SF       59   8.500    20000601
6440148846       MORRIS           1082  MOUNTAIN SHADOW    SAN JOSE       CA      95120     P     SF       37   8.750    20000801
6440943154       SANDSTROM        2912  CERCADO            SAN CLEMENT    CA      92673     P     PU       80   8.375    20000601
6441060990       BLAIS            12718  SHORT AVE         LOS ANGELES    CA      90066     P     SF       90   8.375    20000701
6441860571       COHEN            17961S BRYNMAR DR        VILLA PARK     CA      92861     P     SF       50   8.625    20000701
6443516007       ROBICHAUD        17  BERNON DR            LINCOLN        RI      02865     P     SF       95   8.750    20000601
6445175554       AUER             3596  PIMLICO DR         PLEASANTON     CA      94588     P     SF       63   8.250    20000601
6446839208       KLOPFENSTEIN     1072  VIA ALTA           LAFAYETTE      CA      94549     P     SF       38   8.875    20000801
6448696713       NORWITZ          7680  ESTRELLA CIRCLE    BOCA RATON     FL      33433     S     PU       80   8.625    20000701
6449573572       LANDAVERDE       76  MAR VISTA DR         DALY CITY      CA      94015     P     SF       80   8.875    20000701
6456023594       GUERRA           457  JACKSON ST          ALBANY         CA      94706     P     CO       80   8.875    20000801
6458635312       SARHAN           4051  FOX LAKE DR        BLOOMFIELD     MI      48302     P     SF       73   8.875    20000801
6459896327       FILER            2000  ROYAL MARCO WAY    MARCO ISLAN    FL      34145     S     CO       58   8.125    20000601
6463848470       KASVIN           1128  KESWICK PL         FORT LEE       NJ      07024     P     SF       90   8.750    20000601
6474280218       STROUD           40  BAYVIEW AVE          MILL VALLEY    CA      94941     P     SF       64   8.750    20000601
6477058512       COLLINS          6062  SHELTER BAY AVE    MILL VALLEY    CA      94941     P     CO       44   8.750    20000801
6486818724       WONG             916  BAINES ST           EAST PALO A    CA      94303     P     PU       72   8.125    20000701
6487057447       RUBIN            3522  WOODBINE ST        CHEVY CHASE    MD      20815     P     SF       80   8.000    20000701
6494537894       SMITH            4400  STEINS WAY         EL DORADO      CA      95623     P     SF       95   8.875    20000701
6495767235       CITRON           4189  SILVERADO TRAIL    CALISTOGA      CA      94515     P     SF       80   8.000    20000701
6508101547       SAMS III         3713  MAYFAIR ROAD       ATLANTA        GA      30342     P     PU       78   8.500    20000801
6509199557       BULICH, JR       7512  CALLE PRIVADA      BAKERSFIELD    CA      93309     P     SF       50   8.125    20000701
6510788158       CHENOWETH        2963  SO FLETCHER AVE    FERNANDINA     FL      32034     P     SF       90   8.250    20000701
6512685030       GALLO            34358  PERRY ROAD        UNION CITY     CA      94587     P     SF       80   8.625    20000601
6518482366       KLEIN            3089  WINDMILL CANYON    CLAYTON        CA      94517     P     SF       85   8.750    20000701
6521471083       O'DONNELL        131  SWAIM AVE           STATEN ISLA    NY      10312     P     SF       74   8.750    20000601
6524957211       EAMAN            2974  GARDENDALE DR      SAN JOSE       CA      95125     P     SF       59   8.875    20000701
6525176498       MARQUIS          10201  DIANELLA LANE     AUSTIN         TX      78759     P     PU       80   8.250    20000801
6526131989       BRADY            8551  CALIFORNIA AVE     WHITTIER       CA      90605     P     SF       89   9.125    20000601
6528951426       ARAO             740  HARCOURT AVE        SEASIDE        CA      93955     P     SF       89   8.000    20000701
6538490852       HERTZ            13160  BOCA DE CANON L   LOS ANGELES    CA      90049     P     SF       25   8.375    20000701
6552346808       KIM              1370  SUNSHINE DR        GLENDALE       CA      91201     P     PU       61   8.625    20000601
6552801802       WEINGARTEN       3851  BEVERLY RIDGE D    LOS ANGELES    CA      91423     P     SF       78   8.125    20000701
6553203347       HERMIZ           3848  SKY VIEW LANE      GLENDALE       CA      91214     P     PU       61   8.625    20000601
6556248943       OCHS             4601  RUE BORDEAUX       LUTZ           FL      33549     P     PU       68   8.875    20000801
6566669922       SARPONG          6191  TREYWOOD LANE      MANASSAS       VA      20112     P     PU       90   8.250    20000701
6568456492       LUSTIG           3883  SHEFFIELD DR       LOWER MOREL    PA      19006     P     SF       90   8.625    20000701
6570605011       AMPULA           12200  RICHLAND DR       CATHARPIN      VA      20143     P     SF       80   8.500    20000601
6570634169       CLANCE           161  INDIAN COVE LAN     PONTE VEDRA    FL      32082     P     PU       80   8.750    20000701
6573339501       TERRY            429  EDNAM DR            CHARLOTTESV    VA      22903     P     PU       67   8.500    20000701
6575542946       HERNANDEZ        2831  GRANITE CREEK P    SAN JOSE       CA      95127     P     SF       75   8.875    20000801
6576386384       ORTON            2332  CAMINO DEL SOL     FULLERTON      CA      92833     P     SF       95   8.750    20000801
6586364199       EL-ABD           30861  MARBELLA VISTA    SAN JUAN CA    CA      92675     P     PU       46   8.000    20000701
6590686470       GONG             963  WOODTHRUSH CT       SAN JOSE       CA      95120     P     SF       56   8.250    20000601
6597657904       VAMPA            1472  PINE CREEK CT      THOUSAND OA    CA      91320     P     PU       80   8.375    20000601
6601746495       JOHNSON          11717  CANTERBURY ST     LEAWOOD        KS      66211     P     PU       70   7.875    20000701
6608901598       CARSTENS         2477  GREYSTONE DR       TRACY          CA      95376     P     SF       95   9.000    20000601
6612573615       LYNCH            267  14TH AVE            SAN FRANCIS    CA      94118     P     SF       70   8.500    20000801
6619348326       TRACY            110  COUNTRY BROOK R     VENETIA        PA      15367     P     SF       75   8.750    20000701
6619980680       HUNT             419  STEELE ST           DENVER         CO      80206     P     TH       46   8.750    20000801
6626329665       BURROW           1901  CHESTNUT DR        HIGH POINT     NC      27262     P     SF       39   8.750    20000801
6632570054       BURROW           1710  HEATHCLIFF ROAD    HIGH POINT     NC      27262     I     SF       65   8.875    20000801
6636003318       TEACHWORTH       8493  TRENTON DRIVE      WHITE LAKE     MI      48386     P     SF       75   7.875    20000801
6641611766       MARROQUIN        1238S ELDEN AVE          LOS ANGELES    CA      90006     P     2F       87   8.375    20000801
6646236296       SPARHAWK         285  TANGLEWOOD DR       EAST GREENW    RI      02818     P     SF       80   8.500    20000701
6651847482       ZEBROWSKI        44  MARDEN AVE           SEA CLIFF      NY      11579     P     SF       69   9.375    20000701
6651926534       MEEHAN           3838  COL.VANDERHORST    MOUNT PLEAS    SC      29466     P     PU       80   8.250    20000701
6652594265       BELL             306N BARTON ST           ARLINGTON      VA      22201     P     SF       72   8.375    20000801
6657129562       KAPOOR           16  FAIRFIELD DR         DIX HILLS      NY      11746     P     SF       80   8.750    20000601
6669094267       MARCENYAC        62  EAST ROCKS RD        NORWALK        CT      06857     P     SF       95   8.875    20000701
6674115198       HUBERMAN         1961  ARTHUR ROAD        MCKINLEYVIL    CA      95519     P     SF       80   8.250    20000701
6683210048       CHIU             905  PALO ALTO DR        ARCADIA        CA      91007     P     SF       75   8.375    20000701
6685453133       LOISELLE         LOT 6  GREEN RD          BOLTON         MA      01740     P     SF       80   8.875    20000801
6686445070       BOHNERT          375  ST. MARY'S ROAD     LAFAYETTE      CA      94549     P     SF       67   8.625    20000601
6688349262       HERNDON II       3295  VALLEY ROAD        ATLANTA        GA      30305     P     SF       80   8.375    20000701
6688360889       MORRIS           3600  KIPHEN ROAD        ROUND ROCK     TX      78664     P     SF       90   8.625    20000701
6699421258       KUSSMAN          15906  277TH AVE NE      DUVALL         WA      98019     P     SF       80   8.750    20000701
6700504779       GRIFFIN          95  COUNTRY CLUB DR      HILLSBOROUG    CA      94010     P     SF       14   8.250    20000601
6701326933       LIU              2005  2005 1/2 SAN JO    SAN FRANCIS    CA      94112     P     2F       80   9.000    20000701
6714746721       STRONG           1705  CHESTERBROOK VA    MCLEAN         VA      22101     P     PU       80   7.625    20000701
6716500670       BALLAS           1885  KERNWOOD PL        CHARLOTTESV    VA      22911     P     PU       74   8.375    20000701
6720087144       WARD             10716  CROSS SCHOOL RO   RESTON         VA      20191     P     PU       80   8.125    20000701
6729588563       YONG             3019  MARINA DR          ALAMEDA        CA      94501     P     PU       69   8.625    20000701
6736338580       THEO             6323  HIDDEN LAKES DR    HUMBLE         TX      77345     P     PU       80   8.625    20000701
6738820221       DAOUST           328  EAST ST             HINGHAM        MA      02043     P     SF       80   8.625    20000801
6740228694       LANDESMAN        1585  E ST               HAYWARD        CA      94541     P     SF       63   8.000    20000701
6741542085       RUPP             1526  32ND STREET NW     WASHINGTON     DC      20007     P     TH       78   7.875    20000701
6744507234       MCMULLAN         31  STREADMAN WAY        GREER          SC      29651     P     PU       95   8.625    20000701
6747952882       GRANT            4892  GANNER CT          PLEASANTON     CA      94566     P     SF       80   8.250    20000701
6752104007       ZWIEBEL          12  COBBLESTONE FAR      MONTEBELLO     NY      10901     P     SF       40   8.875    20000801
6778135753       NICHOLS          1429  VIRGINIA AVE       GLENDALE       CA      91202     P     SF       65   8.125    20000701
6787239018       BIBAWY           86  MICHAEL LOOP         STATEN ISLA    NY      10305     P     PU       80   8.875    20000701
6794590510       PRUDHOMME        30983  DEL REY ROAD      TEMECULA       CA      92591     P     PU       80   8.250    20000601
6796752787       TAN              5122  SHALEN CT          SAN JOSE       CA      95130     P     SF       48   9.000    20000801
6797254692       ECKER            317  FONTAINE DR         DANVILLE       CA      94506     P     PU       80   8.750    20000801
6801033033       DAVIDSON         7525E GAINEY RANCH RD    SCOTTSDALE     AZ      85258     P     PU       80   8.375    20000601
6802378270       ROWLEY           540  REEF ROAD           VERO BEACH     FL      32963     P     PU       80   8.750    20000601
6809363739       CONSIDINE        510  BARGELLO AVE        CORAL GABLE    FL      33146     P     SF       71   8.750    20000701
6815030058       MARIN            4  WOODS HILL DR         TOWN & COUN    MO      63017     P     SF       81   8.875    20000601
6816867300       HAYS, JR.        8523  ADIRONDACK TRAI    AUSTIN         TX      78759     P     SF       80   8.500    20000601
6828807385       ELLIS            17  OLD OAKEN BUCKE      SCITUATE       MA      02066     P     SF       80   8.125    20000701
6832066580       KAROFSKY         1  MARK ST               NATICK         MA      01760     P     SF       80   8.250    20000701
6833000703       MIRANI           5  LYNCH CT              MORAGA         CA      94556     P     SF       70   8.500    20000801
6840797382       HORSCH           360  63RD ST             OAKLAND        CA      94618     P     SF       65   8.250    20000701
6845254835       LYNCH            48  CLEVELAND RD         CALDWELL       NJ      07006     P     SF       73   9.125    20000801
6845915690       NGUYEN           18871  PINTO LANE        SANTA ANA      CA      92705     P     SF       60   8.500    20000701
6847381958       GASHO            3214N WAKEFIELD ST       ARLINGTON      VA      22207     P     SF       30   7.750    20000801
6848266786       JOHNSON          24450  MEADOW LANE       CLARK          CO      80428     S     SF       79   8.875    20000801
6850033702       CABALLERO        10920  RIDGEVIEW AVE     SAN JOSE       CA      95127     P     SF       60   8.500    20000701
6854326144       RETTIG           3025NEDUNCKLEY ST        PORTLAND       OR      97212     P     SF       75   8.625    20000701
6854572374       HUNT             4  WILLOW BEND RD        COTO DE CAZ    CA      92679     P     PU       80   9.125    20000801
6857031725       YOUNG            206  MADERA CT           MONTEREY AR    CA      93940     P     SF       70   8.750    20000701
6859566462       MC KAY           1047  BLAIR AVE          SUNNYVALE      CA      94087     P     SF       59   8.375    20000701
6865234493       MURPHY           645  FOOTHILL DR         PACIFICA       CA      94044     P     SF       80   8.625    20000701
6868195519       WILKINS          15976  WOODGROVE ROAD    PURCELLVILL    VA      20132     P     SF       80   8.250    20000701
6870184881       MORSE            1044  HUBERT RD          OAKLAND        CA      94610     P     SF       69   8.250    20000701
6871005184       PEREZ            1151  MCKINLEY ST        REDWOOD CIT    CA      94061     P     SF       80   8.625    20000701
6877924602       VELEZ            746  LEONA LANE          MOUNTAIN VI    CA      94040     P     SF       45   8.500    20000601
6881222688       NEWMAN           444  DUNE RD             WESTHAMPTON    NY      11978     S     SF       66   8.250    20000701
6882031856       ALBERS           601  VAN NESS AVE        SAN FRANCIS    CA      94102     I     CH       75   8.625    20000501
6885246832       REILLY           20345  HILLTOP           MOKENA         IL      60448     P     SF       79   9.250    20000801
6888187694       MARSHALL         1303W 162ND ST           GARDENA        CA      90247     P     SF       92   8.500    20000701
6891346915       VARON            546  CONCORD AVE         LEXINGTON      MA      02421     P     SF       76   9.125    20000801
6894716791       KROLL            11426  DAYKIN DR         ST LOUIS       MO      63146     P     SF       80   8.250    20000701
6896684013       HUNT             7308  DUCKABUSH LANE     SILVERDALE     WA      98383     P     SF       67   7.875    20000601
6898868770       MARTIN           12351  INDIAN ROCK WAY   LOS GATOS A    CA      95033     P     PU       36   8.750    20000601
6899696022       HODGE            507W HAYS ST             BOISE          ID      83702     S     SF       89   8.375    20000601
6901667581       LAWLOR           5529  SUNSPRING CIRCL    SAN JOSE       CA      95138     P     SF       88   8.750    20000801
6906557936       HARDGROVE        27001  VIA LA MIRADA     SAN JUAN CA    CA      92675     P     PU       62   8.250    20000701
6914744468       COWARD           644  COUNTRY CLUB DR     INCLINE VIL    NV      89450     P     SF       56   8.375    20000701
6914856478       WILCOX           909  WESTPARK DR         CELEBRATION    FL      34747     P     PU       80   9.375    20000701
6915225426       HOLLIS           3424  FOREST OAKS DR     CHAPEL HILL    NC      27514     P     PU       74   8.000    20000701
6922037012       CHANDLER         1237  WILLIAMSWOOD PO    DECATUR        GA      30033     P     SF       65   8.000    20000601
6923412545       SIMONTE          1453W BELDEN AVE         CHICAGO        IL      60614     P     SF       63   8.500    20000801
6924778589       CHAPIN           1980  BAY BLVD           ATLANTIC BE    NY      11509     P     SF       80   7.750    20000701
6930438822       HALEY            1882  HIDDEN SPRINGS     EL CAJON       CA      92019     P     SF       80   8.625    20000701
6930841769       SCZESNY          7396  RIDGEHILL RD       CHANHASSEN     MN      55331     P     SF       72   8.000    20000801
6935127297       SEQUEIRA         613  HILLSIDE BLVD       SOUTH SAN F    CA      94080     P     SF       79   8.375    20000601
6935666732       FOLEY            59  ARBORWAY             JAMAICA PLA    MA      02130     P     SF       75   9.375    20000601
6935712098       GUESS            21178  PELICAN LOOP      BODEGA BAY     CA      94923     S     PU       75   7.750    20000701
6938283808       GRAHAM           4732  86TH AVENUE SE     MERCER ISLA    WA      98040     P     SF       65   8.875    20000801
6938633101       WARD             16  WILD THISTLE LA      SAVANNAH       GA      31406     P     PU       90   8.000    20000701
6943648516       REVOLLO          1030  LA SALLE CIRCLE    CORONA         CA      92879     P     PU       95   8.375    20000701
6944458832       LESHINSKY        23  DARTMOUTH LANE       NORTHAMPTON    PA      18954     P     SF       80   8.375    20000601
6947946973       SANTINA          208  LINDSEY LANE        ENCINITAS      CA      92024     P     SF       55   9.000    20000701
6953414031       WILLIAMSON       5223  FARQUHAR LANE      DALLAS         TX      75209     P     SF       54   8.750    20000801
6954897697       KEATING          82  HOWARD ST            READING        MA      01867     P     SF       73   8.125    20000701
6959803575       DUNN             2730  15TH AVE           SAN FRANCIS    CA      94127     P     SF       70   8.000    20000801
6966659135       CINCOTTA         118  BLAKE RD            LEXINGTON      MA      02420     P     SF       67   8.250    20000601
6972220252       NICHOLSON JR     41  FARNSWORTH WAY       LANCASTER      MA      01523     P     SF       80   8.375    20000701
6973614941       WILSON           815  BUTTONWOOD DR       WINSTON-SAL    NC      27104     P     SF       80   8.500    20000701
6974112838       NICHOLS          35  VESTRY ST            NEW YORK       NY      10013     P     CH       71   8.875    20000701
6980478074       KOYL             2823  BLACKBERRY CT      FULLERTON      CA      92835     P     PU       80   9.250    20000701
6982408400       LAMBERT          10211  NORELL AVE        STILLWATER     MN      55082     P     SF        0   8.250    20000701
6983891224       PFUND            2158  SUGARSTONE CT      LAWRENCEVIL    GA      30043     P     PU       71   8.250    20000701
6984350790       MOSER            4510NE134TH ST           VANCOUVER      WA      98686     P     SF       71   8.875    20000801
6985986170       BAKER            20  OUTLOOK CIRCLE       PACIFICA       CA      94044     P     CO       80   8.000    20000701
6988879414       HUNTER           318  INDIAN BROOM DR     SAN JOSE       CA      95111     P     SF       75   8.625    20000701
6990059476       MARKWART         6605  HEIDI CT           MCLEAN         VA      22101     P     PU       62   8.000    20000801
6992296811       WIEDERSPAHN      29332  OAKPATH DR        AGOURA HILL    CA      91301     P     SF       56   8.500    20000801
0023969280       DINH             28251  CAPITOLA STREET   HAYWARD        CA      94545     P     SF       70   8.250    20000301
0028509966       BOWMAN           13809  RODEO ROAD        HESPERIA       CA      92345     P     SF       80   8.750    20000501
0028510006       MCFALL           3083  NORTH BAY ROAD     MIAMI BEACH    FL      33140     P     SF       90   8.750    20000501
0028510030       HUME             2840  DUFFY LANE         RIVERWOODS     IL      60015     P     SF       74   8.500    20000501
0028510055       ANDRADE          291  EAST EAGLE GROV     CLAREMONT      CA      91711     P     SF       78   8.750    20000501
0028510063       BARRERA          5157  7TH AVENUE         LOS ANGELES    CA      90043     P     SF       62   8.750    20000501
0028515203       THOMAS           7600  SPYGLASS DRIVE     MODESTO        CA      95356     P     SF       71   8.750    20000501
0028516029       O'DELL           22  HALIFAX PLACE        IRVINE         CA      92602     P     SF       90   8.500    20000401
0028518033       TUTA             2045  EUDORA STREET      DENVER         CO      80207     P     SF       70   8.375    20000501
0028518066       GRIMSLEY         672  WEST CENTRAL AV     HEMET          CA      92543     P     SF       80   8.750    20000501
0028518074       COLDIRON         2211  HIGH STREET        DENVER         CO      80205     P     SF       95   7.500    20000501
0028530822       MEEK             3921  RIDGETOP LANE      PLANO          TX      75074     P     PU       90   8.125    20000501
0028530921       SUAN             3806  BENDIX WAY         ELK GROVE      CA      95758     P     SF       80   8.875    20000501
0028530970       WHITMORE         175  SALINA STREET       LAFAYETTE      CO      80026     P     PU       80   8.875    20000401
0028530988       WHITCOMB         404  COLLEGE & BATTE     BURLINGTON     VT      05401     S     CO       80   9.250    20000601
0028531069       SYED             10  WYOMING              IRVINE         CA      92606     P     PU       80   8.500    20000501
0028531093       KEKARE           3  MINNESOTA             IRVINE         CA      92606     P     PU       80   8.125    20000501
0028531119       NGUYEN           35  NEW JERSEY           IRVINE         CA      92606     P     PU       80   8.000    20000501
0028531242       MACHOCK          4036  COSTADO PLACE      PEBBLE BEAC    CA      93953     P     SF       80   8.750    20000501
0028531267       CALDWELL         2937  AVENIDA CASTANA    CARLSBAD       CA      92009     S     PU       80   9.250    20000501
0028531325       ECLEVIA-ESNARD   3942  INDIAN POINT       MISSOURI       TX      77459     P     PU       89   8.750    20000501
0028531416       ESPINOSA         4401  ALHAMBRA CIRCLE    CORAL GABLE    FL      33146     P     SF       88   8.625    20000501
0028618973       HOOPER           15209  175TH AVENUE SO   MONROE         WA      98272     P     SF       80   9.500    20000701
0028619070       LEASURE          2016  VERVAIN COURT      AUSTIN         TX      78733     P     PU       80   8.625    20000601
0028619369       FELDER JR        100  HECK ANDREWS WA     APEX           NC      27502     P     PU       90   8.875    20000601
0028620375       MYDLAND          7828  83RD STREET        PLAYA DEL R    CA      90293     P     SF       75   8.250    20000601
0028620391       STEARMAN         6330  LAKE VISTA CIRC    TUSCALOOSA     AL      35406     P     PU       75   7.875    20000601
0028620482       WORONIECKI       5602  CRUZE ROAD         LENOIR CITY    TN      37772     P     SF       88   7.750    20000601
0028651636       CLINE            16510  161ST AVE SE      RENTON         WA      98058     P     PU       94   9.125    20000701
0028652071       MALOTT           14025  LA GLORIA STREE   LA MIRADA      CA      90638     P     PU       80   8.500    20000501
0028652196       BELNAP           18291  FIELDBURY LANE    HUNTINGTON     CA      92648     P     SF       80   8.375    20000601
0028652436       HOLBROOK         3577  NORTH FOOTHILL     PROVO          UT      84604     P     SF       80   8.250    20000701
0028652550       HAMLER           9235  SOUTH SAND HILL    HIGHLANDS R    CO      80126     P     PU       70   8.375    20000601
0028652634       SANCHEZ,II       8991  FAIRVIEW ROAD      HOLLISTER      CA      95023     P     SF       80   8.625    20000601
0028652774       CAO              41239  41241 ROBERTS A   FREMONT        CA      94538     P     2F       80   8.375    20000601
0028653699       NICOLAS          123  WINSTED COURT       SAN JOSE       CA      95139     P     SF       80   9.125    20000701
0028653822       OROSCO           11  LOS FELIS DRIVE      POMONA         CA      91766     P     SF       80   8.500    20000601
0028653855       JOHNSON          2512  NORTHWIND PLACE    RICHMOND       VA      23233     P     PU       80   8.750    20000601
0028653889       ROMNEY           729N DONNER HILL CIR     SALT LAKE C    UT      84108     P     PU       74   8.250    20000601
0028653962       HOFFER, III      433  CONTINENTAL STR     SANTA CRUZ     CA      95060     P     SF       63   8.375    20000601
0028654036       MCKINNON         3122  HEATHER HILL       FLOSSMOOR      IL      60422     P     SF       79   8.625    20000701
0028654051       USIAK            1950  NORTH SEMINARY     CHICAGO        IL      60614     P     SF       41   8.375    20000601
0028654077       HENLEY III       17  VISTA DEL CERRO      SANTA FE       NM      87505     P     SF       49   8.750    20000701
0028654143       MALONE           344  GEMMA CIRCLE        SANTA ROSA     CA      95404     P     SF       80   8.375    20000601
0028654226       ALLEN            70  WILLIAMSON DRIV      RICHMOND HI    GA      31324     P     SF       80   8.375    20000601
0028654242       FLEG             10845  MARIETTA AVENUE   CULVER CITY    CA      90232     P     SF       78   8.250    20000601
0028654267       BEREZIN          2034  OLD FORGE WAY      MARIETTA       GA      30068     P     PU       80   8.500    20000601
0028654291       HUNTLEY          901N NORMANDIE AVENU     LOS ANGELES    CA      90029     P     3F       95   8.500    20000601
0028654382       RAMIREZ          765  NORTH 5TH STREE     SAN JOSE       CA      95112     P     SF       80   8.500    20000601
0028654432       MCINTYRE         4124  SE PADDOCK         LEE'S SUMMI    MO      64081     P     SF       91   8.500    20000601
0028654580       ODOM             4634  MEADOW FLUFF LA    SUWANEE        GA      30024     P     PU       74   8.250    20000101
0028654895       SOMMER           507  BRIARPARK DRIVE     HOUSTON        TX      77042     P     PU       80   8.250    20000601
0028654960       WHITEFIELD       6048  ASCENDING MOON     CLARKSVILLE    MD      21029     P     PU       80   8.000    20000501
0028655017       KINSELLA         8919  MONTGOMERY AVEN    CHEVY CHASE    MD      20815     P     SF       80   8.625    20000601
0028655108       DORNER           10  HALE LANE            DARIEN         CT      06820     P     CO       57   8.625    20000601
0028655173       THOMPSON         9060  COKER ROAD         SALINAS        CA      93907     P     SF       80   8.375    20000601
0028655306       BAYE             1351N CRESCENT HEIGHT    WEST HOLLYW    CA      90046     P     CO       85   8.375    20000601
0028655538       TAYLOR           105  WESTLAKE            MONTGOMERY     TX      77356     P     SF       80   8.500    20000701
0028695997       GRAVES           10203  SUGAR CREEK DRI   TYLER          TX      75762     P     SF       74   8.500    20000501
0028696649       OSBORN           5181  GREYSON CREEK D    EL DORADO H    CA      95762     P     SF       69   8.375    20000601
0028696714       MACBRIDE         7740  HARBOUR WALK       CUMMING        GA      30041     P     PU       75   8.250    20000601
0028697035       BARNES           115  LAUREL FOREST C     ATLANTA        GA      30342     P     SF       80   8.375    20000601
0028697290       SCHMACHTENBERGE  21  SOLANA ROAD          PONTE VEDRA    FL      32082     P     SF       61   8.375    20000601
0028697381       III WALKER       1439  COURTYARD PLACE    CENTERVILLE    OH      45458     P     PU       80   8.375    20000701
0028697555       UMBERGER         7125  FLOWERY BRANCH     CUMMING        GA      30041     P     SF       71   8.500    20000501
0028697712       SALTUS           9329  MAYBROOK COURT     ALEXANDRIA     VA      22309     P     SF       80   8.000    20000501
0028697944       GWYN             2378N QUINCY STREET      ARLINGTON      VA      22207     P     SF       80   8.375    20000601
0028701969       HORVATH          15209  BLUE GUM COURT    SARATOGA       CA      95070     P     SF       14   8.500    20000501
0028702926       CUMMINGS         1613N DANVILLE ST        ARLINGTON      VA      22201     P     SF       80   7.750    20000101
0028702959       GATCHALIAN       22  ARDENDALE DRIVE      DALY CITY      CA      94014     P     SF       90   8.750    20000201
0028703056       ELIEFF           2813  BLUE WOOD TRAIL    FLOWER MOUN    TX      75022     P     PU       76   8.500    20000501
0028719169       JOHNSON          9969  HEATHERWOOD LAN    HIGHLANDS R    CO      80126     P     PU       95   8.875    20000701
0028719227       SHOOK            699  SPRING PLACE RO     WHITE          GA      30184     P     SF       95   8.750    20000601
0028719318       RUSSO            6  FALCON HILLS DR       HIGHLANDS R    CO      80126     P     PU       52   8.125    20000701
0028719391       O'DONNELL        12016  GARY HILL DRIVE   FAIRFAX        VA      22030     P     SF       80   8.875    20000701
0028719441       MARTIN           3477S CLAYTON BOULEVA    ENGLEWOOD      CO      80110     P     SF       73   8.375    20000701
0028719490       BARTLETT         16811  GRACE DRIVE       BELTON         MO      64012     P     PU       80   9.750    20000701
0028719706       MASON            1163  TWIN PEAKS CIRC    LONGMONT       CO      80503     P     SF       80   7.875    20000701
0028719714       LOPEZ            13960SW42ND STREET       DAVIE          FL      33330     P     PU       95   8.375    20000601
0028719847       WEEDEN           1425  GLENSIDE DRIVE     BOLINGBROOK    IL      60490     P     PU       90   9.250    20000701
0028719896       KENNEDY          10000  MOUNT AIRY ROAD   UPPERVILLE     VA      20184     P     SF       70   9.500    20000701
0028720092       BILECKI          1953W HENDERSON STREE    CHICAGO        IL      60657     P     2F       80   8.990    20000701





Bank of America
Mortgage Loan Schedule
BOAMS 2000-4


(continued)


 First Pay            Mat.        Pd. Thru     Orig.         Sched.         Loan                         Doc
    Date             P & I        Date          Bal.          Bal.          Purpose        Apraisal      Type     LoanNumber
    ----             -----        ----          ----          ----          -------        --------      ----     ----------
0023416183        20300501        2,329.81      20000701     303,000      302,631.58      REFINO           379,000      Standard
0023432990        20300601        2,439.11      20000701     328,500      328,285.11      PURCH            375,000      Standard
0023470651        20300601        2,152.96      20000801     280,000      279,830.37      REFINO           350,000      Standard
0023677933        20300401        3,200.09      20000801     402,200      401,518.53      PURCH            530,000      Standard
0023723646        20300601        3,321.71      20000701     432,000      431,738.29      REFINO           540,000      Reduced
0023778905        20300501        2,673.13      20000701     347,650      347,227.29      REFINO           395,000      Standard
0023788052        20300601        2,306.15      20000701     296,500      296,324.94      REFINO           346,000      Reduced
0023809759        20300501        3,339.00      20000701     439,300      438,641.29      REFINO           625,000      Standard
0023843774        20300501        2,573.60      20000701     338,600      338,177.63      PURCH            425,000      Standard
0023848187        20300501        2,037.34      20000701     258,972      258,672.91      REFINO           340,000      Standard
0023872369        20300501        2,097.92      20000701     279,250      278,892.62      PURCH            373,500      Standard
0023884703        20300401        2,190.91      20000801     288,250      287,708.74      PURCH            385,000      Standard
0023889439        20300601        2,780.99      20000801     353,500      353,296.61      PURCH            576,000      Standard
0023909286        20300601        2,346.34      20000701     305,150      304,965.14      PURCH            390,000      Standard
0023909989        20300401        4,997.56      20000801     649,950      648,760.36      PURCH            850,000      Standard
0023912157        20300601        3,107.47      20000801     395,000      394,772.74      PURCH            600,000      Standard
0023913130        20300601        2,322.12      20000701     302,000      301,817.05      PURCH            380,000      Standard
0023929136        20300401        2,152.73      20000701     296,900      296,283.00      PURCH            371,500      Standard
0023931207        20300501        3,465.93      20000801     456,000      455,431.16      PURCH            570,000      Standard
0023932510        20300401        2,829.61      20000701     368,000      367,326.43      PURCH            480,000      Standard
0023936974        20300401        2,306.74      20000801     300,000      299,450.91      PURCH            330,000      Standard
0023937055        20300301        2,100.29      20000701     273,150      272,320.68      PURCH            310,000      Reduced
0023939143        20300501        2,208.73      20000701     294,000      292,616.88      PURCH            376,000      Standard
0023941610        20300401        2,061.46      20000701     268,100      267,396.24      PURCH            336,000      Standard
0023943418        20300501        2,227.50      20000701     300,000      299,606.17      REFI             500,000      Standard
0023943483        20300501        3,648.35      20000701     480,000      479,401.22      REFINO           665,000      Standard
0023943632        20300401        2,066.64      20000801     271,900      271,389.45      PURCH            355,000      Standard
0023948037        20300401        2,386.63      20000601     314,000      313,410.39      REFINO           350,000      Standard
0023950736        20300601        2,511.49      20000801     322,900      322,709.35      PURCH            410,000      Standard
0023951395        20300401        2,606.77      20000701     335,150      334,551.85      PURCH            450,000      Standard
0023953730        20300501        3,075.65      20000701     400,000      399,513.65      PURCH            634,000      Standard
0023956865        20300501        2,247.82      20000701     289,000      288,456.07      PURCH            385,000      Standard
0023957418        20300501        2,562.57      20000801     341,100      340,663.49      PURCH            380,000      Standard
0023959794        20300501        2,866.51      20000701     372,800      372,346.72      REFINO           494,000      Standard
0023962004        20300401        2,202.31      20000801     289,750      289,205.93      PURCH            362,500      Standard
0023962277        20300401        2,410.57      20000701     317,150      316,554.48      PURCH            400,000      Standard
0023962830        20300501        2,097.80      20000701     276,000      275,655.62      PURCH            345,000      Standard
0023963754        20300601        4,336.67      20000701     564,000      563,658.33      REFINO           705,000      Standard
0023965460        20300401        2,858.38      20000701     367,500      366,844.40      REFI             490,000      Standard
0023966021        20300601        3,399.37      20000801     442,100      441,832.17      PURCH            942,152      Stated
0023966658        20300501        2,229.85      20000801     290,000      289,625.75      REFINO           380,000      Standard
0023968027        20300501        2,250.99      20000701     292,750      292,394.06      PURCH            326,000      Reduced
0023969868        20300501        2,436.99      20000801     320,626      320,226.01      PURCH            415,000      Standard
0023970304        20300501        2,487.37      20000701     335,000      334,560.24      PURCH            435,000      Standard
0023971328        20300401        2,762.90      20000801     351,200      350,589.37      PURCH            446,000      Standard
0023971971        20300401        4,195.04      20000701     527,250      526,351.67      PURCH            703,000      Standard
0023972987        20300501        2,235.24      20000701     290,700      290,346.53      PURCH            308,000      Standard
0023974751        20300401        2,860.36      20000801     372,000      371,319.12      PURCH            470,000      Standard
0023975261        20300501        2,253.80      20000701     300,000      299,616.09      PURCH            375,000      Standard
0023977580        20300501        4,207.09      20000701     560,000      559,283.37      PURCH            700,000      Standard
0023979412        20300601        3,563.99      20000801     480,000      479,686.01      PURCH            600,000      Standard
0023979461        20300601        3,368.64      20000701     443,200      442,924.53      REFINO           554,000      Reduced
0023980790        20300501        2,709.66      20000701     356,500      356,055.28      PURCH            480,000      Standard
0023980972        20300501        2,623.26      20000701     333,450      333,064.90      PURCH            375,000      Standard
0023981467        20300501        2,328.93      20000801     310,000      309,603.28      PURCH            488,000      Standard
0023982002        20300501        2,197.17      20000801     285,750      285,402.56      REFI             381,000      Standard
0023983810        20300501        1,983.79      20000801     261,000      260,674.41      PURCH            292,600      Reduced
0023992837        20300501        4,190.58      20000701     545,000      544,337.34      REFI             727,000      Standard
0023994304        20300401        3,247.63      20000701     374,000      373,486.03      REFI             605,000      Standard
0023994619        20300601        2,202.76      20000701     280,000      279,838.91      REFINO           315,000      Reduced
0023994668        20300601        3,873.33      20000701     509,600      509,283.25      PURCH            642,000      Standard
0023995459        20300601        2,954.17      20000701     384,200      383,967.25      PURCH            482,000      Standard
0023998289        20300501        2,757.15      20000801     367,000      366,530.35      PURCH            520,000      Standard
0027881101        20300501        3,184.17      20000701     404,750      404,282.56      PURCH            506,000      Standard
0028295905        20300701        2,660.26      20000801     350,000      350,000.00      PURCH            440,000      Standard
0028334472        20300601        3,601.08      20000701     496,652      496,310.20      PURCH            621,000      Reduced
0028441210        20300501        4,720.20      20000701     600,000      599,307.08      REFI             920,000      Standard
0028441632        20300601        2,086.04      20000701     268,200      268,041.65      REFINO           360,000      Standard
0028444206        20300501        2,061.32      20000701     271,200      270,861.68      PURCH            340,000      Standard
0028444982        20300401        2,116.80      20000801     278,500      277,977.05      PURCH            360,000      Standard
0028445062        20300501        2,488.93      20000701     320,000      319,620.78      PURCH            406,000      Standard
0028446037        20300501        2,144.54      20000701     282,150      281,798.04      PURCH            355,000      Standard
0028446920        20300501        3,321.71      20000701     432,000      431,474.73      PURCH            540,000      Standard
0028447456        20300501        2,115.59      20000701     272,000      271,677.63      PURCH            340,000      Standard
0028447472        20300501        2,654.18      20000701     349,200      348,764.38      PURCH            405,000      Standard
0028447480        20300501        2,092.23      20000801     265,950      265,642.86      PURCH            300,000      Standard
0028448306        20300501        2,006.59      20000801     264,000      263,670.51      PURCH            330,000      Standard
0028449502        20300601        3,264.04      20000701     424,500      424,242.84      PURCH            565,000      Standard
0028449643        20300501        3,228.56      20000701     440,000      439,407.58      REFINO           575,000      Standard
0028450625        20300501        2,569.04      20000701     338,000      337,578.37      PURCH            675,000      Reduced
0028451383        20300601        2,691.20      20000701     350,000      349,787.97      PURCH            569,000      Standard
0028452324        20300501        2,189.01      20000701     288,000      287,640.73      PURCH            370,000      Standard
0028452597        20300501        2,063.73      20000701     274,700      274,348.46      PURCH            458,500      Standard
0028452951        20300501        2,255.33      20000701     311,050      310,620.47      PURCH            388,824      Standard
0028453223        20300601        2,231.27      20000701     297,000      296,810.61      PURCH            330,000      Standard
0028453322        20300601        2,636.35      20000701     363,600      363,349.78      REFINO           750,000      Standard
0028453892        20300501        2,324.04      20000701     298,800      298,226.80      PURCH            335,000      Standard
0028453900        20300701        2,401.83      20000801     316,000      316,000.00      PURCH            395,000      Standard
0028454031        20300601        2,107.21      20000701     283,800      283,614.35      PURCH            391,000      Stated
0028457406        20300401        2,558.93      20000701     329,000      328,413.08      PURCH            470,000      Stated
0028458578        20300601        3,075.65      20000701     400,000      399,757.68      PURCH            475,000      Standard
0028459105        20300601        2,217.23      20000701     313,259      313,032.27      PURCH            352,000      Standard
0028459899        20300401        2,306.75      20000701     300,000      299,450.88      PURCH            560,000      Standard
0028460731        20300601        2,477.24      20000701     311,350      311,175.45      REFINO           390,000      Stated
0028461408        20300601        4,641.53      20000701     590,000      589,660.55      REFI           1,250,000      Standard
0028463164        20300501        2,079.14      20000701     270,400      270,071.22      PURCH            338,000      Standard
0028466985        20300601        3,044.52      20000701     395,950      395,710.13      REFINO           623,000      Reduced
0028467181        20300601        2,722.27      20000801     350,000      349,793.36      PURCH            451,500      Standard
0028467470        20300501        3,800.37      20000701     500,000      499,376.25      PURCH            817,000      Standard
0028467603        20300601        3,095.22      20000701     412,000      411,737.28      PURCH            515,000      Standard
0028467728        20300501        3,694.51      20000801     475,000      474,437.09      PURCH            675,000      Standard
0028468866        20300501        2,462.64      20000701     324,000      323,595.82      PURCH            410,000      Standard
0028469542        20300501        2,863.99      20000701     352,000      351,623.93      PURCH            450,000      Standard
0028469575        20300501        2,685.34      20000601     353,300      352,859.27      PURCH            441,654      Standard
0028470862        20300501        2,730.05      20000801     351,000      350,584.03      PURCH            572,000      Standard
0028471233        20300501        2,298.88      20000701     306,000      305,608.40      REFINO           440,000      Standard
0028475325        20300601        2,916.72      20000701     375,000      374,778.59      REFINO           490,000      Reduced
0028475937        20300401        3,391.17      20000801     436,000      435,222.18      PURCH            545,000      Standard
0028477404        20300601        2,663.68      20000701     350,450      350,232.17      PURCH            391,500      Standard
0028478246        20300501        3,325.78      20000701     383,000      382,650.55      REFINO           600,000      Standard
0028480705        20300601        2,821.49      20000701     380,000      379,751.43      PURCH            478,000      Standard
0028481364        20300501        2,404.05      20000701     320,000      319,590.50      PURCH            520,000      Standard
0028481414        20300501        2,505.49      20000701     314,900      314,545.61      PURCH            360,000      Standard
0028481455        20300601        2,819.38      20000801     335,300      335,135.08      REFINO           435,000      Standard
0028482370        20300501        3,425.78      20000701     456,000      455,416.44      PURCH            570,000      Standard
0028483048        20300701        2,336.50      20000801     297,000      297,000.00      PURCH            350,000      Standard
0028483311        20300501        2,402.98      20000801     305,450      305,097.24      PURCH            382,000      Standard
0028483824        20300501        2,057.54      20000701     287,200      286,793.27      PURCH            405,000      Standard
0028484533        20300501        2,127.19      20000701     289,900      289,509.66      PURCH            364,000      Standard
0028484764        20300601        3,521.84      20000801     452,800      452,532.66      PURCH            570,000      Standard
0028484889        20300701        2,158.61      20000801     284,000      284,000.00      PURCH            360,000      Standard
0028484897        20300501        2,260.61      20000701     294,000      293,430.57      PURCH            310,000      Standard
0028485167        20300501        2,566.71      20000701     330,000      329,545.49      REFINO           540,000      Reduced
0028485332        20300501        3,260.20      20000801     424,000      423,435.07      PURCH            530,000      Standard
0028485399        20300501        2,502.47      20000701     333,100      332,673.72      PURCH            420,000      Standard
0028486108        20300601        3,082.85      20000701     405,600      405,347.90      REFINO           507,000      Standard
0028487296        20300501        2,000.25      20000701     266,250      265,909.27      REFI             355,000      Standard
0028487395        20300501        2,333.37      20000601     300,000      299,644.49      PURCH            418,600      Standard
0028487783        20300601        7,535.35      20000801     980,000      979,406.32      PURCH          1,400,000      Standard
0028489516        20300501        2,143.40      20000701     282,000      281,648.23      PURCH            353,000      Reduced
0028489615        20300501        2,097.64      20000801     300,000      299,553.33      PURCH            534,000      Standard
0028490050        20300501        3,059.09      20000701     412,000      411,459.16      PURCH            516,000      Standard
0028490506        20300501        2,900.64      20000701     386,100      385,605.91      PURCH            430,000      Standard
0028490563        20300601        2,850.27      20000801     375,000      374,766.92      PURCH            475,000      Standard
0028490951        20300501        2,943.89      20000801     370,000      369,583.60      PURCH            550,000      Standard
0028491835        20300501        3,229.44      20000701     420,000      419,489.32      REFINO           525,000      Standard
0028494748        20300601        3,555.73      20000701     427,500      427,284.11      PURCH            455,000      Standard
0028495026        20300501        2,432.24      20000701     320,000      319,600.71      PURCH            400,000      Standard
0028495083        20300501        1,954.25      20000701     263,200      262,854.50      PURCH            332,000      Standard
0028495539        20300501        2,584.36      20000701     344,000      343,559.77      PURCH            440,000      Standard
0028497600        20300601        2,142.62      20000701     285,200      285,018.13      PURCH            318,000      Standard
0028503266        20300501        3,040.29      20000801     400,000      399,501.02      PURCH          1,000,000      Standard
0028503860        20300601        2,623.53      20000701     341,200      340,993.30      PURCH            426,500      Reduced
0028504983        20300601        2,758.30      20000701     362,900      362,674.44      PURCH            454,000      Standard
0028505345        20300501        2,508.24      20000601     330,000      329,588.34      PURCH            485,000      Standard
0028507762        20300501        2,320.77      20000701     295,000      294,659.30      PURCH            345,000      Standard
0028507812        20300501        3,515.61      20000701     452,000      451,464.36      PURCH            565,000      Standard
0028508026        20300501        2,333.37      20000701     300,000      299,644.47      PURCH            375,000      Standard
0028508596        20300701        2,357.74      20000801     299,700      299,700.00      PURCH            325,000      Standard
0028509255        20300601        2,722.26      20000701     350,000      349,793.37      PURCH            770,000      Standard
0028509404        20300501        2,152.96      20000701     280,000      279,659.54      PURCH            351,000      Standard
0028510147        20300601        1,998.41      20000701     262,924      262,760.58      PURCH            330,000      Standard
0028512440        20300501        2,158.61      20000701     284,000      283,645.71      PURCH            355,000      Standard
0028514370        20300601        3,461.48      20000801     440,000      439,746.85      REFINO           550,000      Standard
0028514776        20300601        4,767.26      20000701     620,000      619,624.41      PURCH            900,000      Standard
0028514834        20300501        2,858.33      20000701     376,060      375,590.88      PURCH            615,000      Standard
0028515351        20300501        2,088.68      20000701     274,800      274,457.20      PURCH            345,000      Standard
0028516383        20300501        2,457.11      20000701     274,200      273,969.05      PURCH            289,000      Standard
0028518413        20300601        4,104.39      20000701     540,000      539,664.36      PURCH            729,000      Standard
0028518744        20300401        3,932.98      20000701     536,000      534,913.85      PURCH            685,000      Standard
0028520203        20300501        2,280.22      20000801     300,000      299,625.76      PURCH            445,000      Reduced
0028520278        20300501        2,152.96      20000701     280,000      279,659.54      PURCH            330,000      Standard
0028520567        20300601        3,139.10      20000701     413,000      412,743.30      PURCH            539,000      Standard
0028521086        20200501        2,343.19      20000701     275,000      274,091.76      PURCH            438,000      Standard
0028521128        20300601        3,110.25      20000701     414,000      413,736.00      PURCH            525,000      Standard
0028521367        20300501        2,428.84      20000801     323,300      322,886.28      PURCH            406,000      Standard
0028522662        20300501        3,752.30      20000701     488,000      487,406.64      REFINO           610,000      Standard
0028523447        20300601        2,596.41      20000801     341,600      341,387.67      PURCH            430,000      Standard
0028523678        20300501        3,422.15      20000701     435,000      434,497.63      REFINO           580,000      Standard
0028524205        20300601        2,524.49      20000701     340,000      339,777.59      PURCH            435,740      Standard
0028524486        20300601        2,660.44      20000701     346,000      345,790.39      PURCH            435,000      Standard
0028524627        20300601        2,227.50      20000801     300,000      299,803.75      PURCH            633,000      Standard
0028525871        20300601        2,128.20      20000701     280,000      279,825.97      PURCH            350,000      Reduced
0028526101        20300601        2,193.70      20000801     292,000      291,813.80      PURCH            365,000      Standard
0028526366        20300501        1,987.65      20000701     255,550      255,247.15      PURCH            277,000      Standard
0028527000        20300501        3,305.61      20000801     425,000      424,496.35      REFINO           500,000      Standard
0028529709        20300601        2,271.15      20000701     292,000      291,827.60      PURCH            370,000      Standard
0028530665        20300601        2,280.22      20000701     300,000      299,813.53      PURCH            625,000      Reduced
0028533677        20300601        4,655.45      20000801     612,500      611,774.74      REFINO           875,000      Standard
0028534055        20300601        2,341.02      20000701     308,000      307,808.56      PURCH            386,000      Standard
0028534501        20300501        2,467.19      20000701     324,600      324,195.09      PURCH            425,000      Standard
0028534816        20300601        2,665.48      20000701     346,655      346,444.99      PURCH            370,000      Standard
0028535243        20300501        3,580.70      20000701     471,100      470,512.33      PURCH            595,000      Standard
0028535607        20300601        2,128.21      20000701     280,000      279,825.96      REFI             400,000      Standard
0028535672        20300601        3,405.12      20000801     448,000      447,721.55      PURCH            570,000      Standard
0028536126        20300601        3,042.63      20000801     405,000      404,741.75      REFINO           540,000      Standard
0028536597        20300501        3,014.14      20000701     392,000      391,523.38      PURCH            642,000      Standard
0028537736        20300501        3,506.25      20000801     456,000      455,445.54      PURCH            570,000      Standard
0028538551        20300601        2,941.48      20000701     387,000      386,759.46      PURCH            430,000      Standard
0028539401        20300601        2,698.55      20000701     359,200      358,970.95      PURCH            453,000      Standard
0028539815        20300601        2,037.00      20000701     268,000      267,833.42      PURCH            354,000      Standard
0028540615        20300501        2,375.99      20000701     320,000      319,579.94      PURCH            460,000      Standard
0028541316        20300501        2,399.02      20000701     312,000      311,620.62      PURCH            390,000      Stated
0028542041        20300701        2,240.04      20000801     288,000      288,000.00      PURCH            369,000      Standard
0028542314        20300601        2,638.91      20000801     343,200      342,992.09      PURCH            429,000      Standard
0028542470        20300601        2,466.68      20000701     320,800      320,605.65      PURCH            410,000      Standard
0028543494        20300601        2,619.71      20000701     333,000      332,808.42      PURCH            376,000      Standard
0028545135        20300501        2,289.83      20000701     297,800      297,437.90      PURCH            313,500      Standard
0028545507        20300501        2,344.44      20000701     308,450      308,065.23      PURCH            394,000      Reduced
0028545531        20300501        4,623.95      20000701     544,000      543,476.67      PURCH            685,000      Standard
0028546141        20300501        2,091.23      20000701     285,000      284,616.27      PURCH            385,000      Standard
0028546448        20300501        2,271.75      20000801     295,450      295,090.77      PURCH            315,000      Standard
0028546703        20300601        2,110.17      20000701     256,500      256,367.02      PURCH            290,000      Standard
0028547040        20300601        2,584.25      20000701     340,000      339,788.67      PURCH            435,000      Standard
0028548311        20300601        2,636.18      20000701     324,000      323,827.57      PURCH            408,000      Standard
0028549251        20300501        2,176.85      20000701     286,400      286,042.72      PURCH            358,000      Standard
0028551695        20300501        2,376.62      20000601     292,100      291,787.93      PURCH            345,000      Standard
0028551919        20300501        2,128.21      20000801     280,000      279,650.70      PURCH            355,000      Standard
0028551935        20300601        2,812.74      20000701     374,400      374,161.26      PURCH            468,000      Standard
0028552099        20300601        2,079.00      20000701     280,000      279,816.83      REFINO           390,000      Standard
0028553741        20300601        2,399.67      20000801     301,600      301,430.91      PURCH            380,000      Standard
0028553923        20300601        2,697.10      20000801     335,200      335,016.90      PURCH            585,500      Standard
0028554145        20300601        5,766.86      20000701     750,000      749,545.64      PURCH          1,350,000      Standard
0028554590        20300601        2,675.82      20000701     348,000      347,789.18      PURCH            440,000      Standard
0028554871        20300601        2,657.22      20000701     349,600      349,382.70      PURCH            442,000      Standard
0028555860        20300601        2,065.98      20000701     275,000      274,824.65      PURCH            397,000      Standard
0028558021        20300601        2,147.20      20000701     282,500      282,324.42      REFINO           340,000      Standard
0028559474        20300601        3,057.57      20000701     380,000      379,792.43      PURCH            490,000      Standard
0028560332        20300601        2,209.06      20000701     280,800      280,638.44      PURCH            297,000      Standard
0028561983        20300601        3,061.64      20000701     384,800      384,584.28      PURCH            481,000      Standard
0028562049        20300701        4,531.41      20000801     576,000      576,000.00      PURCH            725,000      Standard
0028563617        20300601        2,100.10      20000701     266,950      266,796.41      PURCH            283,000      Standard
0028564003        20300601        2,227.81      20000701     280,000      279,843.02      REFI             390,000      Standard
0028566115        20300601        2,802.62      20000701     356,250      356,045.04      REFI             500,000      Standard
0028568277        20300601        3,074.89      20000701     399,900      399,657.74      PURCH            525,000      Standard
0028568434        20300601        2,829.61      20000701     368,000      367,777.06      PURCH            500,000      Standard
0028570299        20300601        2,819.53      20000701     358,400      358,193.80      PURCH            450,000      Standard
0028572535        20300601        5,866.04      20000801     745,650      745,220.99      PURCH          1,000,000      Standard
0028574689        20300601        2,545.15      20000701     306,000      305,845.48      PURCH            340,000      Standard
0028582666        20300601        2,266.94      20000701     301,750      301,557.59      PURCH            378,000      Standard
0028583490        20300601        2,585.85      20000701     325,000      324,817.80      REFINO           409,000      Standard
0028585339        20300601        2,388.92      20000701     296,900      296,737.83      PURCH            330,000      Standard
0028588002        20300601        2,725.92      20000701     346,500      346,300.64      PURCH            406,500      Standard
0028588465        20300701        7,956.45      20000801   1,000,000    1,000,000.00      PURCH          1,464,000      Standard
0028590230        20300601        2,377.39      20000701     298,800      298,632.49      PURCH            332,000      Standard
0028593531        20300601        5,092.13      20000701     640,000      639,641.20      PURCH            800,000      Standard
0028593630        20300601        2,894.64      20000701     333,350      333,198.55      PURCH            375,000      Standard
0028599488        20300701        3,675.88      20000801     462,000      462,000.00      PURCH            578,000      Standard
0028605012        20300601        2,495.25      20000701     300,000      299,848.50      PURCH            316,500      Reduced
0028605327        20300701        3,182.58      20000801     400,000      400,000.00      PURCH            605,000      Standard
0028606556        20300601        4,827.74      20000701     600,000      599,672.26      PURCH            760,000      Standard
0028606572        20300601        2,485.97      20000701     316,000      315,818.20      REFINO           460,000      Standard
0028611820        20300601        2,768.09      20000801     360,000      359,781.91      REFINO           900,000      Reduced
0028618155        20300601        2,341.22      20000801     297,600      297,428.77      PURCH            373,000      Standard
0028620086        20300701        3,020.62      20000801     371,250      371,250.00      PURCH            510,000      Standard
0028623239        20300701        3,367.08      20000801     428,000      428,000.00      PURCH            540,000      Reduced
0028623890        20300601        2,188.32      20000701     266,000      265,862.10      PURCH            280,000      Standard
0028624823        20300701        2,297.17      20000801     292,000      292,000.00      PURCH            392,000      Standard
0028625986        20300701        3,215.68      20000801     404,160      404,160.00      PURCH            525,000      Reduced
0028629012        20300701        2,091.44      20000801     272,000      272,000.00      PURCH            350,000      Standard
0028634285        20300701        2,651.19      20000801     337,000      337,000.00      REFI             475,000      Standard
0028636439        20300601        2,359.31      20000701     299,900      299,727.46      PURCH            375,000      Standard
0028646164        20300701        2,773.23      20000801     373,500      373,500.00      PURCH            500,000      Standard
0028653293        20300701        3,010.05      20000801     387,000      387,000.00      REFINO           500,000      Standard
0028654200        20300701        2,432.24      20000801     320,000      320,000.00      PURCH            536,000      Standard
0028660652        20300601        3,809.58      20000701     495,450      495,149.86      PURCH            620,000      Standard
0028663235        20300701        3,365.96      20000801     396,000      396,000.00      REFI             528,000      Standard
0028679033        20300701        2,572.34      20000801     342,400      342,400.00      PURCH            428,000      Standard
0028689370        20300701        2,314.70      20000801     297,600      297,600.00      PURCH            376,500      Standard
0028697514        20300701        2,242.10      20000801     285,000      285,000.00      REFI             380,000      Standard
0028701035        20300701        2,379.88      20000801     292,500      292,500.00      PURCH            325,000      Standard
0028701522        20300701        4,247.09      20000801     572,000      572,000.00      PURCH            715,000      Standard
0028702660        20300601        2,907.65      20000701     378,150      377,920.91      PURCH            476,000      Standard
0028713246        20300701        3,182.58      20000801     400,000      400,000.00      PURCH            550,000      Standard
0028715738        20300701        2,800.09      20000801     348,000      348,000.00      PURCH            436,000      Standard
0028719011        20300701        2,195.82      20000801     264,000      264,000.00      PURCH            330,000      Standard
6002424130        20300601        2,961.64      20000701     360,000      359,813.36      REFI             450,000      Reduced
6003161749        20300701        4,982.56      20000801     648,000      648,000.00      PURCH            935,000      Standard
6007185157        20300501        3,240.94      20000701     436,491      435,918.01      PURCH            546,000      Standard
6013899247        20300601        3,921.46      20000701     510,000      509,691.04      REFI             690,000      Standard
6015430462        20300501        2,313.91      20000801     308,000      307,605.83      PURCH            385,000      Reduced
6018218195        20300601        3,305.58      20000701     440,000      439,719.42      PURCH            550,000      Reduced
6027006524        20300601        2,693.22      20000701     350,262      350,049.80      PURCH            400,000      Standard
6027843496        20300601        2,428.81      20000701     315,875      315,683.64      PURCH            332,500      Standard
6028298724        20300701        2,401.68      20000801     288,750      288,750.00      REFI             400,000      No Ratio
6028723127        20300701        2,253.80      20000801     300,000      300,000.00      PURCH            475,000      Reduced
6028966189        20300701        2,360.11      20000801     300,000      300,000.00      PURCH            500,000      Reduced
6029231377        20300701        2,470.27      20000801     317,600      317,600.00      PURCH            400,000      Reduced
6041008761        20300701        2,517.13      20000801     319,960      319,960.00      PURCH            400,000      Standard
6043549010        20300601        3,800.37      20000701     500,000      499,689.21      PURCH            890,000      Reduced
6050060901        20300601        2,306.75      20000701     300,000      299,818.25      PURCH            535,000      Standard
6052130769        20300601        3,251.17      20000701     418,000      417,753.21      PURCH            522,500      Reduced
6053760085        20300601        2,076.07      20000701     270,000      269,836.43      PURCH            360,000      Standard
6056554782        20300601        2,223.75      20000801     296,000      295,811.25      PURCH            382,000      Standard
6071608233        20300701        2,473.14      20000801     321,640      321,640.00      PURCH            410,000      Reduced
6071616111        20300701        2,013.40      20000801     268,000      268,000.00      PURCH            338,000      Reduced
6076652657        20300601        3,151.50      20000701     378,900      378,708.66      PURCH            421,000      Standard
6084834438        20300501        2,413.99      20000701     317,600      317,203.81      PURCH            397,000      Reduced
6088832727        20300501        2,171.42      20000701     282,400      282,056.61      PURCH            354,000      Reduced
6088843112        20300401        2,095.46      20000801     289,000      288,399.38      REFINO           370,000      Reduced
6098764027        20300501        1,979.70      20000701     269,800      269,436.73      PURCH            285,000      Standard
6099920859        20300501        2,238.36      20000701     284,525      284,196.41      PURCH            299,500      Standard
6100970109        20300601        2,171.87      20000701     264,000      263,863.13      PURCH            350,000      Reduced
6102798532        20300501        4,268.57      20000801     561,600      560,899.42      PURCH            702,000      Reduced
6102869291        20300601        2,109.37      20000701     271,200      271,039.88      PURCH            339,000      Reduced
6125089471        20300501        3,800.37      20000701     500,000      499,376.25      PURCH            625,000      Reduced
6132318020        20300601        3,107.47      20000801     395,000      394,772.74      PURCH            560,000      Reduced
6138334955        20300601        2,309.74      20000701     311,077      310,873.51      PURCH            396,000      Standard
6139062837        20300601        2,498.97      20000701     325,000      324,803.11      PURCH            834,000      Standard
6139535550        20300501        5,055.64      20000701     650,000      649,229.72      PURCH          1,010,000      Standard
6140836310        20300601        2,028.42      20000801     270,000      269,827.83      REFI             362,000      Standard
6143238787        20300601        2,343.27      20000701     288,000      287,846.73      PURCH            368,000      Reduced
6143350921        20300601        4,226.49      20000701     576,000      575,613.51      REFINO           720,000      Standard
6149795574        20300701        2,259.41      20000801     287,200      287,200.00      PURCH            359,000      Standard
6152646045        20300501        3,343.14      20000801     445,000      444,430.52      PURCH            557,000      Reduced
6156475425        20300601        2,553.85      20000701     336,000      335,791.15      PURCH            420,000      Reduced
6160198229        20300501        1,502.24      20000701     199,960      199,704.10      PURCH            250,000      Standard
6162742420        20300501        5,288.62      20000701     650,000      649,305.55      PURCH          1,000,000      Stated
6163785782        20300601        3,752.32      20000701     446,250      446,030.49      PURCH            530,000      Standard
6163801985        20300501        2,341.46      20000801     291,000      290,680.89      PURCH            368,000      Standard
6165222222        20300601        4,568.12      20000701     555,275      554,987.13      PURCH            695,000      Standard
6171450304        20300701        3,640.06      20000801     468,000      468,000.00      PURCH            525,000      Standard
6174463866        20300701        2,584.25      20000801     340,000      340,000.00      PURCH            840,000      Reduced
6176403340        20300601        2,704.56      20000701     360,000      359,770.44      PURCH            575,000      Standard
6178710056        20300601        2,413.12      20000801     325,000      324,787.40      PURCH            584,000      Standard
6180160555        20300601        2,796.31      20000701     367,900      367,671.33      PURCH            460,000      Standard
6181609097        20300601        2,598.75      20000701     350,000      349,771.04      PURCH            652,000      Reduced
6181666675        20300501        2,401.83      20000701     316,000      315,605.81      PURCH            395,000      Reduced
6183650610        20300501        2,583.90      20000801     348,000      347,543.16      PURCH            435,000      Reduced
6185868772        20300701        2,444.23      20000801     307,200      307,200.00      PURCH            384,000      Standard
6188781972        20300601        3,262.82      20000701     450,000      449,690.31      PURCH            650,000      Standard
6195404378        20300601        2,528.60      20000701     325,100      324,908.06      PURCH            442,000      Standard
6199890200        20300601        2,297.17      20000701     292,000      291,832.00      PURCH            375,000      Standard
6200191697        20300601        2,306.75      20000801     300,000      299,818.25      PURCH            400,000      Standard
6200738752        20300701        2,078.63      20000801     261,250      261,250.00      PURCH            275,000      Standard
6214606219        20300701        2,661.31      20000801     376,000      376,000.00      PURCH            470,000      Reduced
6215068427        20300501        2,027.50      20000701     266,750      266,417.23      PURCH            355,000      Reduced
6220090119        20300501        2,696.74      20000701     354,800      354,357.40      PURCH            445,000      Standard
6225506135        20300601        2,831.16      20000801     364,000      363,785.09      PURCH            455,000      Standard
6228405541        20300601        2,213.09      20000801     272,000      271,855.24      PURCH            340,000      Stated
6230290592        20300601        2,494.80      20000701     336,000      335,780.20      PURCH            480,000      Reduced
6231830578        20300501        3,182.58      20000801     400,000      399,549.84      PURCH            502,000      Stated
6236641228        20300501        2,363.83      20000701     311,000      310,309.94      PURCH            346,000      Standard
6243017164        20300501        2,908.16      20000601     353,500      353,132.06      PURCH            505,000      Standard
6243337059        20300501        2,280.22      20000701     300,000      299,404.45      PURCH            620,000      Reduced
6252839516        20300601        3,756.34      20000701     500,000      499,681.16      PURCH          1,000,000      Standard
6253305699        20300701        3,044.21      20000801     366,000      366,000.00      REFINO           475,000      Reduced
6257444783        20300601        3,143.32      20000701     408,800      408,552.35      PURCH            515,000      Reduced
6258540217        20300501        2,214.48      20000701     288,000      287,649.80      PURCH            320,000      Reduced
6259647680        20300601        2,498.97      20000701     325,000      324,803.11      PURCH            600,000      Reduced
6263868215        20300701        4,023.12      20000801     500,000      500,000.00      PURCH          1,000,000      Reduced
6266338547        20300501        3,736.83      20000701     475,000      474,451.43      PURCH            830,000      Reduced
6269867799        20300601        2,551.67      20000701     324,350      324,163.38      PURCH            361,000      Standard
6276520886        20300601        2,745.59      20000801     349,000      348,799.20      PURCH            458,000      Reduced
6280234433        20300601        3,870.02      20000801     486,400      486,127.31      PURCH            611,000      Reduced
6280244671        20300701        2,666.92      20000801     339,000      339,000.00      PURCH            485,000      Reduced
6282120101        20300601        4,997.94      20000701     650,000      649,606.23      PURCH          1,150,000      Reduced
6288623934        20300501        2,233.82      20000701     287,200      283,443.04      PURCH            359,000      Standard
6290387650        20300601        2,622.25      20000701     345,000      344,785.56      PURCH            650,000      Reduced
6294995078        20300701        3,577.84      20000801     460,000      460,000.00      PURCH            595,000      Standard
6303787755        20250601        2,523.05      20000701     320,000      319,676.95      PURCH            720,000      Standard
6308049516        20300501        3,101.10      20000701     408,000      407,491.03      PURCH            720,000      Reduced
6311017963        20300501        3,182.58      20000701     400,000      399,395.71      PURCH            508,000      Standard
6313650506        20300601        2,975.02      20000701     396,000      395,747.48      PURCH            495,000      Reduced
6319267057        20300501        2,494.80      20000701     340,000      339,542.22      PURCH            425,000      Reduced
6323606340        20300501        2,609.72      20000701     328,000      327,630.86      PURCH            410,000      Standard
6329254251        20300601        3,551.51      20000701     436,500      436,267.71      PURCH            490,000      Standard
6331200698        20300601        2,383.64      20000801     310,000      309,712.19      PURCH            410,000      Reduced
6333531413        20300501        4,682.05      20000701     616,000      614,728.08      PURCH            775,000      Standard
6343478670        20300501        2,037.04      20000801     261,900      261,589.62      PURCH            305,000      Reduced
6343512296        20300601        2,607.92      20000801     331,500      331,309.27      PURCH            428,000      Reduced
6348887321        20300601        2,441.60      20000801     287,250      287,112.38      PURCH            390,000      Standard
6350243967        20300501        2,942.99      20000701     350,000      349,654.32      PURCH            440,000      Reduced
6350723935        20300401        2,088.69      20000801     265,500      265,038.39      PURCH            295,000      Standard
6354972017        20300601        2,610.14      20000701     320,800      320,629.28      PURCH            425,000      Reduced
6358349527        20300601        2,413.12      20000801     325,000      324,787.40      PURCH            442,000      Reduced
6358730031        20300501        2,060.69      20000701     268,000      267,674.13      PURCH            300,000      Standard
6365751137        20300601        3,356.09      20000801     452,000      451,704.33      PURCH            571,000      Reduced
6366035308        20300601        2,152.96      20000801     280,000      279,830.37      PURCH            435,000      Reduced
6367075998        20300601        4,554.36      20000801     599,200      598,827.56      PURCH            749,000      Reduced
6367316657        20300601        2,469.13      20000701     306,867      306,699.37      PURCH            384,000      Standard
6367921696        20300501        4,036.80      20000801     525,000      524,211.90      PURCH            700,000      Standard
6373562336        20300601        2,168.30      20000701     281,994      281,823.16      PURCH            368,000      Standard
6396925205        20300601        2,034.70      20000701     261,600      261,445.55      PURCH            330,000      Reduced
6397590859        20300501        2,614.31      20000701     340,000      339,198.16      PURCH            425,000      Standard
6401216491        20300601        2,337.50      20000701     304,000      303,815.83      PURCH            380,000      Reduced
6403199299        20300501        2,352.04      20000701     302,400      302,041.64      PURCH            378,000      Reduced
6410263930        20300701        2,368.26      20000801     308,000      308,000.00      PURCH            385,000      Reduced
6411348136        20300701        2,255.66      20000801     283,500      283,500.00      PURCH            325,000      Standard
6412586569        20300501        2,112.48      20000701     271,600      271,278.14      PURCH            340,000      Reduced
6413649366        20300601        3,244.91      20000701     412,470      412,232.68      PURCH            535,000      Standard
6415715397        20300601        3,368.59      20000701     405,000      404,795.47      PURCH            560,000      Reduced
6418168842        20300601        2,245.23      20000701     292,000      291,823.10      PURCH            325,000      Reduced
6418791288        20300501        2,068.93      20000701     266,000      265,684.77      REFI             490,000      Standard
6422473592        20300501        2,280.22      20000801     300,000      299,625.76      PURCH            490,000      Reduced
6427522658        20300601        3,005.07      20000801     400,000      399,744.93      PURCH            515,000      Reduced
6428461146        20300501        2,118.58      20000801     282,000      281,639.10      PURCH            385,000      Reduced
6433025381        20300501        2,491.28      20000701     324,000      323,606.05      PURCH            550,000      Reduced
6440148846        20300701        3,068.14      20000801     390,000      390,000.00      REFINO         1,050,000      Reduced
6440943154        20300501        1,991.39      20000701     262,000      261,673.17      PURCH            327,500      Reduced
6441060990        20300601        2,120.61      20000701     279,000      278,826.58      PURCH            310,000      Standard
6441860571        20300601        3,305.61      20000701     425,000      424,749.08      PURCH            845,000      Reduced
6443516007        20300501        2,204.73      20000801     280,250      279,901.34      PURCH            295,000      Standard
6445175554        20300501        1,997.41      20000701     265,872      265,531.75      REFI             421,000      Standard
6446839208        20300701        2,386.94      20000801     300,000      300,000.00      PURCH            801,000      Reduced
6448696713        20300601        2,597.82      20000701     334,000      333,802.81      PURCH            420,000      Reduced
6449573572        20300601        2,288.28      20000701     287,600      287,438.76      PURCH            359,500      Reduced
6456023594        20300701        2,170.52      20000801     272,800      272,800.00      PURCH            341,000      Reduced
6458635312        20300701        3,182.58      20000801     400,000      400,000.00      PURCH            550,000      Stated
6459896327        20300501        2,598.75      20000701     350,000      349,540.53      PURCH            605,000      Standard
6463848470        20300501        2,053.29      20000801     261,000      260,698.58      PURCH            295,000      Standard
6474280218        20300501        5,113.56      20000701     650,000      649,249.32      REFI           1,015,000      Standard
6477058512        20300701        2,360.11      20000801     300,000      300,000.00      PURCH            690,000      Reduced
6486818724        20300601        2,263.51      20000701     304,850      304,650.58      PURCH            475,000      Reduced
6487057447        20300601        2,201.30      20000801     300,000      299,798.70      PURCH            375,000      Reduced
6494537894        20300601        2,380.97      20000701     299,250      299,082.23      PURCH            330,000      Standard
6495767235        20300601        3,052.47      20000801     416,000      415,720.86      REFI             520,000      Standard
6508101547        20300701        3,844.57      20000801     500,000      500,000.00      PURCH            647,000      Standard
6509199557        20300601        2,413.12      20000901     325,000      324,787.40      PURCH            650,000      Reduced
6510788158        20300601        2,647.09      20000701     352,350      352,125.32      PURCH            392,000      Standard
6512685030        20300501        3,670.86      20000701     471,960      471,400.70      PURCH            590,000      Standard
6518482366        20300601        2,674.00      20000801     339,900      339,704.44      PURCH            400,000      Standard
6521471083        20300501        2,202.77      20000801     280,000      279,676.62      PURCH            382,000      Standard
6524957211        20300601        2,784.76      20000801     350,000      349,803.78      PURCH            590,000      Reduced
6525176498        20300701        2,441.34      20000801     324,962      324,962.00      PURCH            436,000      Reduced
6526131989        20300501        2,168.74      20000701     266,550      266,265.22      REFINO           300,000      Standard
6528951426        20300601        2,403.08      20000701     327,500      327,280.25      PURCH            367,500      Reduced
6538490852        20300601        7,600.73      20000701   1,000,000      999,378.44      PURCH          3,975,000      Standard
6552346808        20300501        3,546.73      20000701     456,000      455,459.61      REFINO           750,000      Reduced
6552801802        20300601        3,692.07      20000701     497,250      496,924.73      PURCH            637,750      Reduced
6553203347        20300501        2,823.38      20000701     363,000      362,569.82      REFINO           600,000      Standard
6556248943        20300701        3,421.28      20000801     430,000      430,000.00      PURCH            630,000      Standard
6566669922        20300601        3,005.07      20000701     400,000      399,744.93      PURCH            450,000      Reduced
6568456492        20300601        2,100.04      20000801     270,000      269,840.59      PURCH            306,000      Standard
6570605011        20300501        2,768.09      20000801     360,000      359,562.28      PURCH            450,000      Reduced
6570634169        20300601        3,555.89      20000701     452,000      451,739.94      PURCH            578,000      Standard
6573339501        20300601        3,075.66      20000801     400,000      399,757.67      PURCH            603,000      Reduced
6575542946        20300701        2,028.90      20000801     255,000      255,000.00      PURCH            340,000      Stated
6576386384        20300701        2,354.21      20000801     299,250      299,250.00      PURCH            315,000      Standard
6586364199        20300601        2,568.18      20000701     350,000      349,765.15      PURCH            765,000      Reduced
6590686470        20300501        3,005.07      20000701     400,000      399,488.11      PURCH            712,000      Reduced
6597657904        20300501        2,483.92      20000801     326,800      326,392.32      PURCH            409,000      Reduced
6601746495        20300601        4,811.57      20000801     663,600      663,143.31      PURCH          1,025,000      Standard
6608901598        20300501        2,322.55      20000701     288,650      288,333.47      PURCH            304,000      Standard
6612573615        20300701        7,535.36      20000801     980,000      980,000.00      PURCH          1,400,000      Standard
6619348326        20300601        2,950.13      20000701     375,000      374,784.25      REFI             500,000      Stated
6619980680        20300701        2,360.11      20000801     300,000      300,000.00      PURCH            650,000      Reduced
6626329665        20300701        2,032.84      20000801     258,400      258,400.00      REFINO           672,000      Reduced
6632570054        20300701        2,214.28      20000801     278,300      278,300.00      REFINO           427,000      Reduced
6636003318        20300701        1,972.19      20000801     272,000      272,000.00      PURCH            362,000      Standard
6641611766        20300701        1,588.56      20000801     209,000      209,000.00      REFINO           240,000      Standard
6646236296        20300601        2,091.45      20000701     272,000      271,835.22      PURCH            340,000      Reduced
6651847482        20300601        2,794.68      20000701     336,000      335,830.32      PURCH            500,000      Stated
6651926534        20300601        2,644.64      20000801     352,024      351,799.53      PURCH            443,750      Standard
6652594265        20300701        2,329.63      20000801     306,500      306,500.00      PURCH            426,750      Reduced
6657129562        20300501        2,171.30      20000701     276,000      275,681.15      PURCH            345,000      Standard
6669094267        20300601        2,380.57      20000801     299,200      299,032.26      PURCH            320,000      Standard
6674115198        20300601        2,524.26      20000801     336,000      335,745.74      PURCH            420,000      Standard
6683210048        20300601        3,334.82      20000801     438,750      438,477.29      PURCH            588,000      Standard
6685453133        20300701        3,532.67      20000801     444,000      444,000.00      PURCH            555,000      Reduced
6686445070        20300501        2,333.37      20000801     300,000      299,644.49      PURCH            450,000      Reduced
6688349262        20300601        3,161.91      20000701     416,000      415,741.42      PURCH            550,000      Reduced
6688360889        20300601        2,660.05      20000701     342,000      341,798.08      PURCH            380,000      Reduced
6699421258        20300601        2,958.00      20000701     376,000      375,783.67      PURCH            470,000      Standard
6700504779        20300501        2,629.44      20000901     350,000      349,552.09      REFI           2,500,000      Standard
6701326933        20300601        3,057.57      20000701     380,000      379,792.43      REFI             475,000      Standard
6714746721        20300601        4,144.85      20000801     585,600      585,176.15      PURCH            732,000      Reduced
6716500670        20300601        2,203.45      20000801     289,900      289,719.81      PURCH            389,950      Standard
6720087144        20300601        2,227.50      20000701     300,000      299,803.75      PURCH            375,000      Reduced
6729588563        20300601        2,722.27      20000701     350,000      349,793.36      PURCH            505,000      Standard
6736338580        20300601        2,040.87      20000701     262,393      262,238.08      PURCH            347,060      Standard
6738820221        20300701        2,047.15      20000801     263,200      263,200.00      PURCH            330,000      Stated
6740228694        20300601        1,907.79      20000701     260,000      259,825.54      PURCH            410,000      Standard
6741542085        20300601        2,530.50      20000701     349,000      348,759.81      PURCH            450,000      Standard
6744507234        20300601        2,327.54      20000801     299,250      299,012.22      PURCH            315,000      Standard
6747952882        20300601        2,674.51      20000701     356,000      355,772.99      PURCH            445,000      Standard
6752104007        20300701        2,585.85      20000801     325,000      325,000.00      PURCH            820,000      Reduced
6778135753        20300601        2,249.77      20000701     303,000      302,801.79      PURCH            467,000      Reduced
6787239018        20300601        3,449.92      20000801     433,600      433,356.91      PURCH            542,000      Reduced
6794590510        20300501        2,183.11      20000701     290,590      290,218.12      PURCH            363,500      Standard
6796752787        20300701        2,413.87      20000801     300,000      300,000.00      PURCH            620,000      Stated
6797254692        20300701        3,738.41      20000801     475,200      475,200.00      PURCH            594,000      Reduced
6801033033        20300501        2,888.28      20000801     380,000      379,025.95      PURCH            475,000      Standard
6802378270        20300501        4,405.53      20000701     560,000      559,353.25      PURCH            725,000      Reduced
6809363739        20300601        2,943.05      20000701     374,100      373,884.76      REFI             525,000      Standard
6815030058        20300501        2,816.59      20000701     354,000      353,131.11      REFINO           435,000      Reduced
6816867300        20300501        2,644.45      20000701     343,920      343,501.82      PURCH            450,000      Reduced
6828807385        20300601        2,316.60      20000701     312,000      311,795.90      PURCH            390,000      Standard
6832066580        20300601        2,223.75      20000801     296,000      295,811.25      PURCH            370,000      Reduced
6833000703        20300701        3,773.06      20000801     490,700      490,700.00      PURCH            701,000      Reduced
6840797382        20300601        4,131.97      20000801     550,000      549,649.28      PURCH            850,000      Reduced
6845254835        20300701        2,115.45      20000801     260,000      260,000.00      REFI             355,000      Standard
6845915690        20300601        2,998.77      20000801     390,000      389,762.50      REFINO           650,000      Standard
6847381958        20300701        2,149.24      20000801     300,000      300,000.00      PURCH          1,000,000      Reduced
6848266786        20300701        3,182.58      20000801     400,000      400,000.00      PURCH            522,000      Standard
6850033702        20300601        3,229.44      20000801     420,000      419,745.56      REFI             700,000      Standard
6854326144        20300601        2,800.05      20000701     360,000       96,911.51      PURCH            495,000      Reduced
6854572374        20300701        3,384.72      20000801     416,000      416,000.00      PURCH            520,000      Standard
6857031725        20300601        7,418.59      20000701     943,000      942,457.45      PURCH          1,453,000      Standard
6859566462        20300601        3,040.29      20000801     400,000      399,751.38      REFI             675,000      Reduced
6865234493        20300601        2,308.48      20000701     296,800      296,624.77      PURCH            371,000      Reduced
6868195519        20300601        3,065.17      20000701     408,000      407,739.83      PURCH            510,000      Reduced
6870184881        20300601        3,230.45      20000701     430,000      429,725.80      REFI             625,000      Standard
6871005184        20300601        2,737.83      20000801     352,000      351,792.17      PURCH            440,000      Standard
6877924602        20300501        2,176.03      20000701     283,000      282,655.89      REFI             623,000      Standard
6881222688        20300601        2,967.51      20000701     395,000      394,748.12      PURCH            595,000      Standard
6882031856        20300401        2,222.54      20000701     285,750      285,240.22      PURCH            381,000      Standard
6885246832        20300701        4,113.38      20000801     500,000      500,000.00      PURCH            650,000      Reduced
6888187694        20300601        2,117.54      20000701     275,393      275,226.16      PURCH            299,000      Standard
6891346915        20300701        2,603.63      20000801     320,000      320,000.00      PURCH            420,000      Reduced
6894716791        20300601        1,989.36      20000701     264,800      264,631.14      PURCH            340,000      Reduced
6896684013        20300501        2,610.25      20000701     360,000      359,502.87      PURCH            540,000      Reduced
6898868770        20300501        3,933.51      20000701     500,000      499,420.53      PURCH          1,400,100      Reduced
6899696022        20300501        2,253.24      20000701     296,450      296,080.18      PURCH            335,000      No Ratio
6901667581        20300701        2,989.47      20000801     380,000      380,000.00      PURCH            430,000      Standard
6906557936        20300601        3,005.07      20000701     400,000      399,744.93      PURCH            650,000      Standard
6914744468        20300601        2,394.23      20000701     315,000      314,804.21      PURCH            562,500      Standard
6914856478        20300601        4,524.72      20000701     544,000      543,725.28      PURCH            680,000      Stated
6915225426        20300601        3,419.35      20000701     466,000      465,687.32      PURCH            645,000      Reduced
6922037012        20300501        2,531.49      20000801     345,000      344,533.56      PURCH            530,000      Reduced
6923412545        20300701        3,487.80      20000801     453,600      453,600.00      PURCH            722,000      Standard
6924778589        20300601        4,011.91      20000801     560,000      559,604.76      PURCH            750,000      Standard
6930438822        20300601        2,719.16      20000801     349,600      349,393.59      PURCH            440,000      Reduced
6930841769        20300701        2,311.36      20000801     315,000      315,000.00      PURCH            435,000      Reduced
6935127297        20300501        2,493.04      20000701     328,000      327,590.83      REFINO           415,000      Reduced
6935666732        20300501        4,678.60      20000801     562,500      561,929.64      PURCH            750,000      Standard
6935712098        20300601        3,895.50      20000701     543,750      543,366.22      PURCH            725,000      Reduced
6938283808        20300701        2,442.63      20000801     307,000      307,000.00      REFI             470,000      Standard
6938633101        20300601        2,245.32      20000701     306,000      305,794.68      PURCH            340,000      Reduced
6943648516        20300601        2,086.78      20000701     274,550      274,379.35      PURCH            289,000      Standard
6944458832        20300501        2,486.96      20000801     327,200      326,791.82      PURCH            410,000      Reduced
6947946973        20300601        2,413.87      20000801     300,000      299,836.13      PURCH            550,000      Reduced
6953414031        20300701        4,720.21      20000801     600,000      600,000.00      PURCH          1,175,000      Reduced
6954897697        20300601        2,242.35      20000701     302,000      301,802.44      PURCH            415,000      Standard
6959803575        20300701        3,076.68      20000801     419,300      419,300.00      PURCH            599,000      Reduced
6966659135        20300501        2,629.44      20000801     350,000      349,552.09      PURCH            519,000      Reduced
6972220252        20300601        2,182.93      20000701     287,200      287,021.49      PURCH            360,000      Reduced
6973614941        20300601        2,152.96      20000701     280,000      279,830.37      PURCH            365,000      Standard
6974112838        20300601        4,773.87      20000801     600,000      599,663.63      PURCH            875,000      Reduced
6980478074        20300601        4,439.16      20000801     539,600      539,320.26      PURCH            675,000      Reduced
6982408400        20300601        4,883.24      20000701     650,000      649,585.51      PURCH            900,000      Reduced
6983891224        20300601        2,687.04      20000701     357,667      357,438.92      PURCH            501,000      Reduced
6984350790        20300701        2,884.22      20000801     362,500      362,500.00      REFI             510,000      Standard
6985986170        20300601        2,993.76      20000701     408,000      407,726.24      PURCH            515,000      Reduced
6988879414        20300601        2,100.04      20000701     270,000      269,840.59      REFI             360,000      Reduced
6990059476        20300701        3,632.14      20000801     495,000      495,000.00      PURCH            797,000      Standard
6992296811        20300701        2,691.20      20000801     350,000      350,000.00      PURCH            629,500      Reduced
0023969280        20300201        2,028.43      20000801     270,000      269,105.62      PURCH            386,000      Standard
0028509966        20300401        1,038.45      20000701     132,000      131,770.49      PURCH            166,000      Standard
0028510006        20300401        2,584.32      20000701     328,500      327,928.83      PURCH            365,000      Standard
0028510030        20300401        2,218.32      20000701     288,500      287,971.94      PURCH            390,000      Standard
0028510055        20300401        2,198.83      20000801     279,500      279,013.57      PURCH            360,000      Standard
0028510063        20300401          877.18      20000801     111,500      111,306.11      REFINO           180,000      Standard
0028515203        20300401        3,933.51      20000801     500,000      498,933.98      REFINO           700,000      Standard
0028516029        20300301        2,280.22      20000701     296,550      295,823.70      PURCH            329,500      Standard
0028518033        20300401        2,736.27      20000701     360,000      358,717.69      PURCH            514,000      Standard
0028518066        20300401          519.23      20000701      66,000       65,885.22      PURCH             82,500      Standard
0028518074        20200401        2,257.68      20000801     280,250      278,722.14      PURCH            295,000      Standard
0028530822        20300401        2,606.17      20000701     351,000      350,225.87      PURCH            394,000      Standard
0028530921        20300401        2,026.91      20000701     254,750      254,318.36      PURCH            319,000      Standard
0028530970        20300301        2,768.21      20000701     347,920      347,131.10      PURCH            446,000      Standard
0028530988        20300501        2,533.85      20000701     308,000      307,679.41      PURCH            400,500      Standard
0028531069        20300401        2,251.00      20000801     292,750      292,214.16      PURCH            366,000      Standard
0028531093        20300401        1,991.38      20000701     268,200      267,670.10      PURCH            336,000      Standard
0028531119        20300401        2,050.88      20000801     279,500      276,933.59      PURCH            350,000      Standard
0028531242        20300401        4,704.47      20000701     598,000      596,960.30      PURCH            747,500      Standard
0028531267        20300401        2,737.05      20000701     332,700      332,178.53      PURCH            416,000      Standard
0028531325        20300401        2,442.71      20000701     310,500      309,960.14      REFINO           350,000      Standard
0028531416        20300401        2,465.60      20000701     317,000      316,434.47      PURCH            368,000      Standard
0028618973        20300601        2,758.01      20000701     328,000      327,838.66      PURCH            410,000      Standard
0028619070        20300501        2,852.19      20000701     366,704      366,269.44      PURCH            459,000      Standard
0028619369        20300501        2,506.29      20000701     315,000      314,645.49      PURCH            353,000      Standard
0028620375        20300501        4,479.43      20000701     596,250      595,261.46      PURCH            795,000      Standard
0028620391        20300501        2,501.49      20000701     345,000      344,523.58      REFI             460,000      Standard
0028620482        20300501        2,364.17      20000701     330,000      329,532.66      PURCH            383,000      Standard
0028651636        20300601        2,440.90      20000701     300,000      299,840.35      PURCH            325,000      Standard
0028652071        20300401        2,152.96      20000701     280,000      279,487.50      PURCH            355,000      Standard
0028652196        20300501        2,827.47      20000701     372,000      371,535.95      PURCH            465,000      Standard
0028652436        20300601        1,982.59      20000701     263,900      263,731.72      PURCH            335,000      Standard
0028652550        20300501        2,356.22      20000701     310,000      309,613.29      PURCH            445,000      Standard
0028652634        20300501        2,831.16      20000701     364,000      363,568.64      PURCH            455,000      Standard
0028652774        20300501        2,918.68      20000701     384,000      383,520.97      PURCH            485,000      Standard
0028653699        20300601        2,733.81      20000701     336,000      335,821.19      REFINO           420,000      Standard
0028653822        20300501        2,491.28      20000701     324,000      323,606.05      PURCH            420,000      Standard
0028653855        20300501        2,485.97      20000701     316,000      315,635.06      PURCH            395,000      Standard
0028653889        20300501        3,756.33      20000701     500,000      499,360.14      REFINO           675,000      Standard
0028653962        20300501        3,230.31      20000701     425,000      424,469.83      PURCH            675,000      Standard
0028654036        20300601        2,465.59      20000701     317,000      316,812.85      REFINO           400,000      Standard
0028654051        20300501        2,356.22      20000701     310,000      309,613.29      REFINO           750,000      Standard
0028654077        20300601        3,382.81      20000701     430,000      429,752.61      PURCH            880,000      Standard
0028654143        20300501        3,800.36      20000701     500,000      499,376.26      PURCH            625,000      Standard
0028654226        20300501        2,128.20      20000701     280,000      279,650.71      PURCH            350,000      Standard
0028654242        20300501        3,004.69      20000801     399,950      398,942.86      PURCH            515,000      Standard
0028654267        20300501        2,565.10      20000701     333,600      333,194.37      REFI             417,000      Standard
0028654291        20300501        2,118.36      20000701     275,500      275,165.02      PURCH            300,000      Standard
0028654382        20300501        2,152.96      20000701     280,000      279,659.54      PURCH            350,000      Standard
0028654432        20300501        2,306.46      20000701     299,964      299,599.28      PURCH            330,000      Standard
0028654580        20291201        2,745.88      20000701     365,500      363,834.49      PURCH            506,000      Standard
0028654895        20300501        2,103.55      20000701     280,000      279,641.67      PURCH            350,000      Standard
0028654960        20300401        2,383.27      20000701     324,800      324,141.82      PURCH            410,000      Standard
0028655017        20300501        3,733.39      20000701     480,000      479,431.17      PURCH            610,000      Standard
0028655108        20300501        2,092.25      20000701     269,000      268,681.23      PURCH            469,000      Standard
0028655173        20300501        2,067.40      20000701     272,000      271,660.68      PURCH            340,000      Standard
0028655306        20300501        1,970.49      20000701     259,250      258,926.59      PURCH            315,000      Standard
0028655538        20300601        2,768.09      20000701     360,000      359,781.91      PURCH            450,000      Standard
0028695997        20300401        2,952.63      20000701     384,000      383,297.15      REFINO           520,000      Reduced
0028696649        20300501        4,560.43      20000701     600,000      599,251.53      PURCH            875,000      Standard
0028696714        20300501        2,629.43      20000701     350,000      349,552.10      REFINO           465,000      Standard
0028697035        20300501        2,812.27      20000701     370,000      369,538.44      PURCH            490,000      Standard
0028697290        20300501        2,850.27      20000701     375,000      374,532.20      PURCH            625,000      Standard
0028697381        20300601        2,797.07      20000701     368,000      367,771.26      PURCH            460,000      Standard
0028697555        20300401        2,552.79      20000701     332,000      331,392.33      REFINO           465,000      Standard
0028697712        20300401        2,418.49      20000701     329,600      328,932.01      PURCH            412,000      Standard
0028697944        20300501        3,070.69      20000701     404,000      403,496.02      PURCH            505,000      Standard
0028701969        20300401        3,215.60      20000701     418,200      417,434.56      REFINO         3,000,000      Standard
0028702926        20291201        3,044.75      20000701     425,000      422,859.10      REFINO           532,000      Standard
0028702959        20300101        2,779.42      20000701     353,300      352,057.91      PURCH            400,000      Standard
0028703056        20300401        3,677.33      20000701     478,250      477,374.65      REFINO           630,000      Standard
0028719169        20300601        2,342.38      20000701     294,400      294,234.95      PURCH            311,000      Standard
0028719227        20300501        2,494.63      20000701     317,100      316,733.79      REFINO           335,000      Standard
0028719318        20300601        2,450.24      20000701     330,000      329,784.14      PURCH            660,000      Standard
0028719391        20300601        2,421.94      20000701     304,400      304,229.35      REFINO           380,500      Standard
0028719441        20300601        3,114.78      20000701     409,800      409,545.28      REFINO           560,000      Standard
0028719490        20300601        8,247.88      20000701     960,000      959,552.12      PURCH          1,200,000      Standard
0028719706        20300601        2,679.86      20000701     369,600      369,345.64      PURCH            479,000      Standard
0028719714        20300501        2,094.00      20000701     275,500      275,156.33      PURCH            292,000      Standard
0028719847        20300601        2,123.33      20000701     258,100      257,966.19      PURCH            288,000      Standard
0028719896        20300601        9,711.87      20000701   1,155,000    1,154,431.88      PURCH          1,700,000      Standard
0028720092        20300601        4,083.83      20000701     508,000      507,721.94      PURCH            635,000      Standard

                                    619                               225,593,526.74



LoanNumber               Rem.     Due
          PMI  Term    Date
0023416183                358   20000801
0023432990           12   359   20000801
0023470651                359   20000901
0023677933                357   20000901
0023723646                359   20000801
0023778905           12   358   20000801
0023788052           06   359   20000801
0023809759                358   20000801
0023843774                358   20000801
0023848187           06   358   20000801
0023872369                358   20000801
0023884703                357   20000901
0023889439                359   20000901
0023909286                359   20000801
0023909989                357   20000901
0023912157                359   20000901
0023913130                359   20000801
0023929136                357   20000801
0023931207                358   20000901
0023932510                357   20000801
0023936974           13   357   20000901
0023937055           11   356   20000801
0023939143                358   20000801
0023941610                357   20000801
0023943418                358   20000801
0023943483                358   20000801
0023943632                357   20000901
0023948037           11   357   20000701
0023950736                359   20000901
0023951395                357   20000801
0023953730                358   20000801
0023956865                358   20000801
0023957418           13   358   20000901
0023959794                358   20000801
0023962004                357   20000901
0023962277                357   20000801
0023962830                358   20000801
0023963754                359   20000801
0023965460                357   20000801
0023966021                359   20000901
0023966658                358   20000901
0023968027           35   358   20000801
0023969868                358   20000901
0023970304                358   20000801
0023971328                357   20000901
0023971971                357   20000801
0023972987           11   358   20000801
0023974751                357   20000901
0023975261                358   20000801
0023977580                358   20000801
0023979412                359   20000901
0023979461                359   20000801
0023980790                358   20000801
0023980972           01   358   20000801
0023981467                358   20000901
0023982002                358   20000901
0023983810           35   358   20000901
0023992837                358   20000801
0023994304                357   20000801
0023994619           35   359   20000801
0023994668                359   20000801
0023995459                359   20000801
0023998289                358   20000901
0027881101                358   20000801
0028295905                360   20000901
0028334472                359   20000801
0028441210                358   20000801
0028441632                359   20000801
0028444206                358   20000801
0028444982                357   20000901
0028445062                358   20000801
0028446037                358   20000801
0028446920                358   20000801
0028447456                358   20000801
0028447472           06   358   20000801
0028447480           11   358   20000901
0028448306                358   20000901
0028449502                359   20000801
0028449643                358   20000801
0028450625                358   20000801
0028451383                359   20000801
0028452324                358   20000801
0028452597                358   20000801
0028452951                358   20000801
0028453223           11   359   20000801
0028453322                359   20000801
0028453892           06   358   20000801
0028453900                360   20000901
0028454031                359   20000801
0028457406                357   20000801
0028458578           12   359   20000801
0028459105           35   359   20000801
0028459899                357   20000801
0028460731                359   20000801
0028461408                359   20000801
0028463164                358   20000801
0028466985                359   20000801
0028467181                359   20000901
0028467470                358   20000801
0028467603                359   20000801
0028467728                358   20000901
0028468866                358   20000801
0028469542                358   20000801
0028469575                358   20000701
0028470862                358   20000901
0028471233                358   20000801
0028475325                359   20000801
0028475937                357   20000901
0028477404           13   359   20000801
0028478246                358   20000801
0028480705                359   20000801
0028481364                358   20000801
0028481414           11   358   20000801
0028481455                359   20000901
0028482370                358   20000801
0028483048           11   360   20000901
0028483311                358   20000901
0028483824                358   20000801
0028484533                358   20000801
0028484764                359   20000901
0028484889                360   20000901
0028484897           35   358   20000801
0028485167                358   20000801
0028485332                358   20000901
0028485399                358   20000801
0028486108                359   20000801
0028487296                358   20000801
0028487395                358   20000701
0028487783                359   20000901
0028489516                358   20000801
0028489615                358   20000901
0028490050                358   20000801
0028490506           12   358   20000801
0028490563                359   20000901
0028490951                358   20000901
0028491835                358   20000801
0028494748           13   359   20000801
0028495026                358   20000801
0028495083                358   20000801
0028495539                358   20000801
0028497600           13   359   20000801
0028503266                358   20000901
0028503860                359   20000801
0028504983                359   20000801
0028505345                358   20000701
0028507762           12   358   20000801
0028507812                358   20000801
0028508026                358   20000801
0028508596           01   360   20000901
0028509255                359   20000801
0028509404                358   20000801
0028510147                359   20000801
0028512440                358   20000801
0028514370                359   20000901
0028514776                359   20000801
0028514834                358   20000801
0028515351                358   20000801
0028516383           01   358   20000801
0028518413                359   20000801
0028518744                357   20000801
0028520203                358   20000901
0028520278           35   358   20000801
0028520567                359   20000801
0028521086                238   20000801
0028521128                359   20000801
0028521367                358   20000901
0028522662                358   20000801
0028523447                359   20000901
0028523678                358   20000801
0028524205                359   20000801
0028524486                359   20000801
0028524627                359   20000901
0028525871                359   20000801
0028526101                359   20000901
0028526366           11   358   20000801
0028527000           12   358   20000901
0028529709                359   20000801
0028530665                359   20000801
0028533677                359   20000901
0028534055                359   20000801
0028534501                358   20000801
0028534816           06   359   20000801
0028535243                358   20000801
0028535607                359   20000801
0028535672                359   20000901
0028536126                359   20000901
0028536597                358   20000801
0028537736                358   20000901
0028538551           11   359   20000801
0028539401                359   20000801
0028539815                359   20000801
0028540615                358   20000801
0028541316                358   20000801
0028542041                360   20000901
0028542314                359   20000901
0028542470                359   20000801
0028543494           35   359   20000801
0028545135           11   358   20000801
0028545507                358   20000801
0028545531                358   20000801
0028546141                358   20000801
0028546448           24   358   20000901
0028546703           35   359   20000801
0028547040                359   20000801
0028548311                359   20000801
0028549251                358   20000801
0028551695           13   358   20000701
0028551919                358   20000901
0028551935                359   20000801
0028552099                359   20000801
0028553741                359   20000901
0028553923                359   20000901
0028554145                359   20000801
0028554590                359   20000801
0028554871                359   20000801
0028555860                359   20000801
0028558021           24   359   20000801
0028559474                359   20000801
0028560332           01   359   20000801
0028561983                359   20000801
0028562049                360   20000901
0028563617           13   359   20000801
0028564003                359   20000801
0028566115                359   20000801
0028568277                359   20000801
0028568434                359   20000801
0028570299                359   20000801
0028572535                359   20000901
0028574689           06   359   20000801
0028582666                359   20000801
0028583490                359   20000801
0028585339           06   359   20000801
0028588002           35   359   20000801
0028588465                360   20000901
0028590230           24   359   20000801
0028593531                359   20000801
0028593630           12   359   20000801
0028599488                360   20000901
0028605012           12   359   20000801
0028605327                360   20000901
0028606556                359   20000801
0028606572                359   20000801
0028611820                359   20000901
0028618155                359   20000901
0028620086                360   20000901
0028623239                360   20000901
0028623890           24   359   20000801
0028624823                360   20000901
0028625986                360   20000901
0028629012                360   20000901
0028634285                360   20000901
0028636439                359   20000801
0028646164                360   20000901
0028653293                360   20000901
0028654200                360   20000901
0028660652                359   20000801
0028663235                360   20000901
0028679033                360   20000901
0028689370                360   20000901
0028697514                360   20000901
0028701035           13   360   20000901
0028701522                360   20000901
0028702660                359   20000801
0028713246                360   20000901
0028715738                360   20000901
0028719011                360   20000901
6002424130                359   20000801
6003161749                360   20000901
6007185157                358   20000801
6013899247                359   20000801
6015430462                358   20000901
6018218195                359   20000801
6027006524           13   359   20000801
6027843496           06   359   20000801
6028298724                360   20000901
6028723127                360   20000901
6028966189                360   20000901
6029231377                360   20000901
6041008761                360   20000901
6043549010                359   20000801
6050060901                359   20000801
6052130769                359   20000801
6053760085                359   20000801
6056554782                359   20000901
6071608233                360   20000901
6071616111                360   20000901
6076652657           12   359   20000801
6084834438                358   20000801
6088832727                358   20000801
6088843112                357   20000901
6098764027           06   358   20000801
6099920859           12   358   20000801
6100970109                359   20000801
6102798532                358   20000901
6102869291                359   20000801
6125089471                358   20000801
6132318020                359   20000901
6138334955                359   20000801
6139062837                359   20000801
6139535550                358   20000801
6140836310                359   20000901
6143238787                359   20000801
6143350921                359   20000801
6149795574                360   20000901
6152646045                358   20000901
6156475425                359   20000801
6160198229                358   20000801
6162742420                358   20000801
6163785782           12   359   20000801
6163801985                358   20000901
6165222222                359   20000801
6171450304           12   360   20000901
6174463866                360   20000901
6176403340                359   20000801
6178710056                359   20000901
6180160555                359   20000801
6181609097                359   20000801
6181666675                358   20000801
6183650610                358   20000901
6185868772                360   20000901
6188781972                359   20000801
6195404378                359   20000801
6199890200                359   20000801
6200191697                359   20000901
6200738752           06   360   20000901
6214606219                360   20000901
6215068427                358   20000801
6220090119                358   20000801
6225506135                359   20000901
6228405541                359   20000901
6230290592                359   20000801
6231830578                358   20000901
6236641228           12   358   20000801
6243017164                358   20000701
6243337059                358   20000801
6252839516                359   20000801
6253305699                360   20000901
6257444783                359   20000801
6258540217           13   358   20000801
6259647680                359   20000801
6263868215                360   20000901
6266338547                358   20000801
6269867799           06   359   20000801
6276520886                359   20000901
6280234433                359   20000901
6280244671                360   20000901
6282120101                359   20000801
6288623934                358   20000801
6290387650                359   20000801
6294995078                360   20000901
6303787755                299   20000801
6308049516                358   20000801
6311017963                358   20000801
6313650506                359   20000801
6319267057                358   20000801
6323606340                358   20000801
6329254251           12   359   20000801
6331200698                359   20000901
6333531413                358   20000801
6343478670           12   358   20000901
6343512296                359   20000901
6348887321                359   20000901
6350243967                358   20000801
6350723935           06   357   20000901
6354972017                359   20000801
6358349527                359   20000901
6358730031           01   358   20000801
6365751137                359   20000901
6366035308                359   20000901
6367075998                359   20000901
6367316657                359   20000801
6367921696                358   20000901
6373562336                359   20000801
6396925205                359   20000801
6397590859                358   20000801
6401216491                359   20000801
6403199299                358   20000801
6410263930                360   20000901
6411348136           13   360   20000901
6412586569                358   20000801
6413649366                359   20000801
6415715397                359   20000801
6418168842           06   359   20000801
6418791288                358   20000801
6422473592                358   20000901
6427522658                359   20000901
6428461146                358   20000901
6433025381                358   20000801
6440148846                360   20000901
6440943154                358   20000801
6441060990           13   359   20000801
6441860571                359   20000801
6443516007           13   358   20000901
6445175554                358   20000801
6446839208                360   20000901
6448696713                359   20000801
6449573572                359   20000801
6456023594                360   20000901
6458635312                360   20000901
6459896327                358   20000801
6463848470           12   358   20000901
6474280218                358   20000801
6477058512                360   20000901
6486818724                359   20000801
6487057447                359   20000901
6494537894           13   359   20000801
6495767235                359   20000901
6508101547                360   20000901
6509199557                359   20001001
6510788158           12   359   20000801
6512685030                358   20000801
6518482366           12   359   20000901
6521471083                358   20000901
6524957211                359   20000901
6525176498                360   20000901
6526131989           01   358   20000801
6528951426           12   359   20000801
6538490852                359   20000801
6552346808                358   20000801
6552801802                359   20000801
6553203347                358   20000801
6556248943                360   20000901
6566669922           13   359   20000801
6568456492           13   359   20000901
6570605011                358   20000901
6570634169                359   20000801
6573339501                359   20000901
6575542946                360   20000901
6576386384           06   360   20000901
6586364199                359   20000801
6590686470                358   20000801
6597657904                358   20000901
6601746495                359   20000901
6608901598           13   358   20000801
6612573615                360   20000901
6619348326                359   20000801
6619980680                360   20000901
6626329665                360   20000901
6632570054                360   20000901
6636003318                360   20000901
6641611766           12   360   20000901
6646236296                359   20000801
6651847482                359   20000801
6651926534                359   20000901
6652594265                360   20000901
6657129562                358   20000801
6669094267           12   359   20000901
6674115198                359   20000901
6683210048                359   20000901
6685453133                360   20000901
6686445070                358   20000901
6688349262                359   20000801
6688360889           12   359   20000801
6699421258                359   20000801
6700504779                358   20001001
6701326933                359   20000801
6714746721                359   20000901
6716500670                359   20000901
6720087144                359   20000801
6729588563                359   20000801
6736338580                359   20000801
6738820221                360   20000901
6740228694                359   20000801
6741542085                359   20000801
6744507234           13   359   20000901
6747952882                359   20000801
6752104007                360   20000901
6778135753                359   20000801
6787239018                359   20000901
6794590510                358   20000801
6796752787                360   20000901
6797254692                360   20000901
6801033033                358   20000901
6802378270                358   20000801
6809363739                359   20000801
6815030058           06   358   20000801
6816867300                358   20000801
6828807385                359   20000801
6832066580                359   20000901
6833000703                360   20000901
6840797382                359   20000901
6845254835                360   20000901
6845915690                359   20000901
6847381958                360   20000901
6848266786                360   20000901
6850033702                359   20000901
6854326144                359   20000801
6854572374                360   20000901
6857031725                359   20000801
6859566462                359   20000901
6865234493                359   20000801
6868195519                359   20000801
6870184881                359   20000801
6871005184                359   20000901
6877924602                358   20000801
6881222688                359   20000801
6882031856                357   20000801
6885246832                360   20000901
6888187694           13   359   20000801
6891346915                360   20000901
6894716791                359   20000801
6896684013                358   20000801
6898868770                358   20000801
6899696022           12   358   20000801
6901667581           06   360   20000901
6906557936                359   20000801
6914744468                359   20000801
6914856478                359   20000801
6915225426                359   20000801
6922037012                358   20000901
6923412545                360   20000901
6924778589                359   20000901
6930438822                359   20000901
6930841769                360   20000901
6935127297                358   20000801
6935666732                358   20000901
6935712098                359   20000801
6938283808                360   20000901
6938633101           06   359   20000801
6943648516           13   359   20000801
6944458832                358   20000901
6947946973                359   20000901
6953414031                360   20000901
6954897697                359   20000801
6959803575                360   20000901
6966659135                358   20000901
6972220252                359   20000801
6973614941                359   20000801
6974112838                359   20000901
6980478074                359   20000901
6982408400                359   20000801
6983891224                359   20000801
6984350790                360   20000901
6985986170                359   20000801
6988879414                359   20000801
6990059476                360   20000901
6992296811                360   20000901
0023969280                355   20000901
0028509966                357   20000801
0028510006           12   357   20000801
0028510030                357   20000801
0028510055                357   20000901
0028510063                357   20000901
0028515203                357   20000901
0028516029           12   356   20000801
0028518033                357   20000801
0028518066                357   20000801
0028518074           12   237   20000901
0028530822           13   357   20000801
0028530921                357   20000801
0028530970                356   20000801
0028530988                358   20000801
0028531069                357   20000901
0028531093                357   20000801
0028531119                357   20000901
0028531242                357   20000801
0028531267                357   20000801
0028531325           11   357   20000801
0028531416           13   357   20000801
0028618973                359   20000801
0028619070                358   20000801
0028619369           11   358   20000801
0028620375                358   20000801
0028620391                358   20000801
0028620482           12   358   20000801
0028651636           11   359   20000801
0028652071                357   20000801
0028652196                358   20000801
0028652436                359   20000801
0028652550                358   20000801
0028652634                358   20000801
0028652774                358   20000801
0028653699                359   20000801
0028653822                358   20000801
0028653855                358   20000801
0028653889                358   20000801
0028653962                358   20000801
0028654036                359   20000801
0028654051                358   20000801
0028654077                359   20000801
0028654143                358   20000801
0028654226                358   20000801
0028654242                358   20000901
0028654267                358   20000801
0028654291           06   358   20000801
0028654382                358   20000801
0028654432           01   358   20000801
0028654580                353   20000801
0028654895                358   20000801
0028654960                357   20000801
0028655017                358   20000801
0028655108                358   20000801
0028655173                358   20000801
0028655306           01   358   20000801
0028655538                359   20000801
0028695997                357   20000801
0028696649                358   20000801
0028696714                358   20000801
0028697035                358   20000801
0028697290                358   20000801
0028697381                359   20000801
0028697555                357   20000801
0028697712                357   20000801
0028697944                358   20000801
0028701969                357   20000801
0028702926                353   20000801
0028702959           01   354   20000801
0028703056                357   20000801
0028719169           13   359   20000801
0028719227           13   358   20000801
0028719318                359   20000801
0028719391                359   20000801
0028719441                359   20000801
0028719490                359   20000801
0028719706                359   20000801
0028719714           13   358   20000801
0028719847           13   359   20000801
0028719896                359   20000801
0028720092                359   20000801

                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS

                                     [date]


To:     The Bank of New York
        101 Barclay Street - 12 E
        New York, New York 10286
        Attn:  Inventory Control

        Re: The Pooling and Servicing Agreement dated July 26, 2000, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee

        In connection with the administration of the Mortgage Loans held by you, as Custodian, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one)

____    1.     Mortgage Paid in Full

____    2.     Foreclosure

____    3.     Substitution

____    4.     Other Liquidation

____    5.     Nonliquidation               Reason: ___________________

                                        By:
                                           (authorized signer of Bank of America
                                            Mortgage Securities, Inc.)


                                            Issuer:
                                            Address:


                                            Date:

Custodian

The Bank of New York

Please acknowledge the execution of the above request by your signature and date below:

----------------------------------  ---------------
Signature                                 Date

Documents returned to Custodian:


----------------------------------- ----------------
Custodian                                Date

                                    EXHIBIT F

                FORM OF CERTIFICATION OF ESTABLISHMENT OF ACCOUNT


                                     [Date]


[_______________] hereby certifies that it has established a [__________] Account pursuant to Section [________] of the Pooling and Servicing Agreement, dated July 26, 2000, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee.


                                     [---------------],

                                    By:
                                    Name:
                                    Title:

                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

The Bank of New York
101 Barclay Street - 12 E
New York, New York 10286

        Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2000-4, Class ___, having an initial aggregate Certificate Balance as of July 26, 2000 of $-----------

Ladies and Gentlemen:

        This letter is delivered to you in connection with the transfer by [______________] (the "Transferor") to [______________] (the "Transferee") of
the captioned Certificates (the "Transferred Certificates"), pursuant to Section
6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated July 26, 2000, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

               1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

               2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "1933 Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the 1933 Act or any state securities laws.

                                            Very truly yours,

                                            ------------------------------------
                                            (Transferor)

                                            By:
                                            Name:
                                            Title:

                                  EXHIBIT G-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

The Bank of New York
101 Barclay Street - 12 E
New York, New York 10286

        Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through
            Certificates, Series 2000-4, Class ___, having an initial aggregate Certificate Balance as of July 26, 2000 of $---------]

Ladies and Gentlemen:

        This letter is delivered to you in connection with the transfer by [_______________] (the "Transferor") to [_________________________________] (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated July 26, 2000, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "1933 Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act.

            2. The Transferee has been furnished with all information regarding
        (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificate, and (f) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                            Very truly yours,

                                            ------------------------------------
                                            (Transferor)
                                            By:
                                            Name:
                                            Title:

                                    Nominee Acknowledgment

        The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                             -----------------------------------
                                            (Nominee)
                                            By:
                                            Name:
                                            Title:

                             ANNEX 1 TO EXHIBIT G-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]


        The undersigned hereby certifies as follows to [__________________] (the "Transferor") and The Bank of New York, as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

        1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

        2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) the Transferee owned and/or invested on a discretionary basis $______________________1 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

            Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

            Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

        __ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institute and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

            Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

            Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

            State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

            ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

            Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

            Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

        3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

        4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

        5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            ____    ____     Will the Transferee be purchasing the Transferred
            Yes     No       Certificates only for the Transferee's own account?

        6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

        7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                            -----------------------------------
                                            Print Name of Transferee

                                            By:
                                            Name:
                                            Title:
                                            Date:

                                                         ANNEX 2 TO EXHIBIT G-2A


                   QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

                  [For Transferees That Are Registered Investment Companies]


        The undersigned hereby certifies as follows to [_________________] (the "Transferor") and The Bank of New York, as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

        1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

        2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

          The Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          The Transferee is part of a Family of Investment Companies which owned in the aggregate $__________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

        3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

        4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

        5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

            ____    ____   Will the Transferee be purchasing the Transferred
            Yes     No     Certificates only for the Transferee's own account?

        6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

        7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                            ------------------------------------
                                            Print Name of Transferee or Adviser
                                            By:
                                            Name:
                                            Title:

                                            IF AN ADVISER:

                                            ------------------------------------
                                            Print Name of Transferee

                                            By:
                                            Date:

                                  EXHIBIT G-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

The Bank of New York
101 Barclay Street-12 E
New York, New York 10286

        Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through
            Certificates, Series 2000-4, Class ___, having an initial aggregate Certificate Principal Balance as of July 26, 2000 of $_________

Ladies and Gentlemen:

        This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to
[_________________________________] (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated July 26, 2000, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

    1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws.

    2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the 1933 Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates and
(c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless such resale or transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and laws, in which case (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both.

    3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 6.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

        THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

        UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)),
        THERE IS NO BENEFIT PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH BENEFIT PLAN AND ALL OTHER BENEFIT PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

    4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the 1933 Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

    5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans., (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

    6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501 (a) under the 1933 Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

    7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                            Very truly yours,

                                            ------------------------------------
                                            (Transferee)

                                            By:
                                            Name:
                                            Title:
                                            Date:

                                    Nominee Acknowledgment

        The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                            ------------------------------------
                                            (Nominee)
                                            By:
                                            Name:
                                            Title:

                                    EXHIBIT H

                    FORM OF TRANSFEREE REPRESENTATION LETTER
                    FOR BENEFIT PLAN-RESTRICTED CERTIFICATES

The Bank of New York
101 Barclay Street - 12 E
New York, New York 10286

            Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through
                Certificates, Series 2000-4, Class ___, having an initial aggregate Certificate Principal Balance as of July 26, 2000 of $_________

Ladies and Gentlemen:

        This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to
[________________________________] (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated July 26, 2000, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.

        The Transferee hereby certifies, represents and warrants to you, as Trustee, either that:

        (a) it is not, and is not acting on behalf of, an employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), and it is not using the assets of any such Plan to effect the purchase of the Transferred Certificates; or

        (b) it is an insurance company and the source of funds used to purchase the Transferred Certificates is an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and all Plans that have an interest in such general account are Plans to which PTE 95-60 applies.

Capitalized terms used in and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing Agreement.

                                            Very truly yours,

                                            ------------------------------------
                                            (Transferee)

                                            By:
                                            Name:
                                            Title:
                                            Date:

                                    EXHIBIT I

                     FORM OF AFFIDAVIT REGARDING TRANSFER OF
                  RESIDUAL CERTIFICATE PURSUANT TO SECTION 6.02

                    Bank of America Mortgage Securities, Inc.
                       Mortgage Pass-Through Certificates,
                                  Series 2000-4

STATE OF                   )
                           )  ss:
COUNTY OF                  )

        The undersigned, being first duly sworn, deposes and says as follows:

        1. The undersigned is an officer of _______________________________, the proposed transferee (the "Transferee") of the Class A-R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, dated July 26, 2000, (the "Agreement"), relating to the above-referenced Series, by and among Bank of America Mortgage Securities, Inc., as depositor (the "Depositor"), Bank of America, N.A., as servicer, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

        2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring the Class A-R Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person who is a Permitted Transferee and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

        3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Class A-R Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

        4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record Holder of an interest in such entity. The Transferee understands that, other than in the case of an "electing large partnership" under Section 775 of the Code, such tax will not be imposed for any period with respect to which the record Holder furnishes to the pass-through entity an affidavit that such record Holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

        5. The Transferee has reviewed the provisions of Section 6.02 of the Agreement and understands the legal consequences of the acquisition of the Class A-R Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of
Section 6.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

        6. The Transferee agrees to require a transfer affidavit in the form of this Affidavit from any Person to whom the Transferee attempts to transfer the Class A-R Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer the Class A-R Certificate or cause the Class A-R Certificate to be transferred to any Person that the Transferee knows is not a Permitted Transferee.

        7. The Transferee historically has paid its debts as they have become due.

        8. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Class A-R Certificate.

        9. The Transferee's taxpayer identification number is
________________________.

        10. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

        11. The Transferee is aware that the Class A-R Certificate may be a "noneconomic residual interest" within the meaning of Treasury Regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax. The Transferee understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated thereby, and agrees to pay taxes associated with holding the Class A-R Certificate as such taxes become due.

        12. The Transferee is not an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code or any federal, state or local law which is similar to ERISA or the Code, and the Transferee is not acting on behalf of such a plan or arrangement.

                                            * * *

        IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer this _____ day of ________________, ____.

                                            Print Name of Transferee

                                            By:
                                               Name:
                                               Title:

        Personally appeared before me the above-named
______________________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

        Subscribed and sworn before me this _____ day of ________________, ____







                                                              NOTARY PUBLIC

                                           My Commission expires the ____ day of

1

                                          EXHIBIT J

                            CONTENTS OF THE SERVICER MORTGAGE FILE

1.  Copies of Mortgage Loans Documents.

2.  Residential loan application.

3.  Mortgage Loan closing statement.

4.  Verification of employment and income, if required.

5.  Verification of acceptable evidence of source and amount of downpayment.

6.  Credit report on Mortgagor, in a form acceptable to either FNMA or FHLMC.

7.  Residential appraisal report.

8.  Photograph of the Mortgaged Property.

9. Survey of the Mortgaged Property, unless a survey is not required by the title insurer.

10. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, home owner association declarations, etc.

11. Copies of all required disclosure statements.

12. If applicable, termite report, structural engineer's report, water potability and septic certification.

13. Sales Contract, if applicable.

14. The Primary Insurance Policy or certificate of insurance or an electronic notation of the existence of such policy, where required pursuant to the Agreement.

15. Evidence of electronic notation of the hazard insurance policy, and if required by law, evidence of the flood insurance policy.

                                    EXHIBIT K
                       FORM OF SPECIAL SERVICING AGREEMENT

               This Special Servicing Agreement (the "Agreement") is made and entered into as of ___________________, between Bank of America, N.A. (the "Servicer") and ___________________ (the "Loss Mitigation Advisor ").

                              PRELIMINARY STATEMENT


        _________________ (the "Purchaser") is the holder of the entire interest in Bank of America Mortgage Securities, Inc.; Mortgage Pass-Through Certificates, Series ______, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated ___________________among Bank of America Mortgage Securities, Inc., as depositor (the "Depositor"), the Servicer, and The Bank of New York, as Trustee.

               The Purchaser has requested the Servicer to engage the Loss Mitigation Advisor, at the Purchaser's expense, to assist the Servicer with respect to default management and reporting situations for the benefit of the Purchaser.

               In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Servicer hereby engages the Loss Mitigation Advisor to provide advice in connection with default management and reporting situations with respect to defaulted loans, including providing to the Servicer recommendations with respect to foreclosures, the acceptance of so-called short payoffs, deeds in lieu of or in aid of foreclosure and deficiency notes, as well as with respect to the sale of REO properties. The Loss Mitigation Advisor hereby accepts such engagement, and acknowledges that its fees will be paid by the Purchaser and not the Servicer, and that it will not look to the Servicer for financial remuneration. It is the intent of the parties to this Agreement that the services of the Loss Mitigation Advisor are provided without fee to the Servicer for the benefit of the Purchaser for the life of the Class B Certificates.

                                    ARTICLE I

                                   DEFINITIONS

               Section 1.01. Defined Terms.

               Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

               Business Day: Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

               Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale.

               Delay of Foreclosure: The postponement for more than three Business Days of the scheduled sale of Mortgaged Property to obtain satisfaction of a Mortgage Loan.

               Loss Mitigation Advisor:  ______________.

               Purchaser: _______________________, or the holder of record of the Class B Certificates.

               Short Payoff: Liquidation of a Mortgage Loan at less than the full amount of the outstanding balance of the Mortgage Loan plus advances and costs through a negotiated settlement with the borrower, which may include a deed-in-lieu of foreclosure or sale of the property or of the promissory note secured by the collateral property to a third party, in either case with or without a contribution toward any resulting deficiency by the borrower.

               Section 1.02. Definitions Incorporated by Reference.

               All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreements.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

               Section 2.01. Reports and Notices.

               (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Servicer shall use reasonable efforts to provide to the Loss Mitigation Advisor with the following notices and reports. All such notices and reports may be sent to the Loss Mitigation Advisor by telecopier, electronic mail, express mail or regular mail.

               (i) The Servicer shall within five Business Days after each Distribution Date either: (A) provide to the Loss Mitigation Advisor a written or electronic report, using the same methodology and calculations as in its standard servicing reports, indicating for the trust fund formed by the Pooling and Servicing Agreement, the number of Mortgage Loans that are (1) sixty days delinquent, (2) ninety days or more delinquent, (3) in foreclosure or (4) real estate owned (REO), and indicating for each such Mortgage Loan the loan number, whether the loan is in bankruptcy or paying under the terms of a repayment plan, the reason for default, and outstanding principal balance; or (B) provide the information detailed in (A) to a data service provider of the Loss Mitigation Advisor's choice in an electronic format acceptable to that data service provider. Provision of the information to a service provider other than that specified by the Loss Mitigation Advisor is acceptable.

               (ii) Prior to a Delay of Foreclosure in connection with any Mortgage Loan, the Servicer shall provide the Loss Mitigation Advisor with a notice of such proposed and imminent delay, stating the loan number, the aggregate amount owing under the Mortgage Loan, and the reason and justification for delaying foreclosure action. All notices and supporting documentation pursuant to this subsection may be provided via telecopier, express mail or electronic mail.

               (iii) Prior to accepting any Short Payoff in connection with any Mortgage Loan, the Servicer shall provide the Loss Mitigation Advisor with a notice of such proposed and imminent Short Payoff, stating the loan number, the aggregate amount owing under the Mortgage Loan, and the justification for accepting the proposed Short Payoff. Such notice may be sent by telecopier, express mail, electronic mail or regular mail.

               (iv) Within five (5) business days of each Distribution Date, the Servicer shall provide the Loss Mitigation Advisor with a report listing each loan that has resulted in a realized loss that has been reported to the trustee. Such report shall specify the loan number, the outstanding principal balance of the loan upon its liquidation, the realized loss, and the following components of realized loss: foreclosure costs, advances, mortgage insurance proceeds, marketing and property rehabilitation costs, and other costs. Such report may be provided by telecopier, express mail, regular mail or electronic mail. The Loss Mitigation Advisor shall have at least ten (10) business days in which to respond with reasonable questions or requests for additional information regarding the amounts reported as realized losses, and the Servicer shall within five (5) business days of receipt of the Loss Mitigation Advisor's questions or additional information requests provide responses to such questions and requests.

               (v) Within five (5) business days of receipt by the Servicer of an offer to acquire an REO property at an amount that is more than 15% below the most recent market valuation of that property obtained by the Servicer (or if no such valuation has been obtained, the appraisal used in connection with the originating of the related Mortgage Loan), the Servicer shall notify the Loss Mitigation Advisor of such offer and shall provide a justification for accepting such offer, if that is the Servicer's recommendation.

               (vi) Within five (5) business days of receipt by the Servicer that a claim filed for mortgage insurance, or any part thereof, has been rejected by the mortgage insurance provider, the Servicer shall provide a copy of the rejected claim with explanations for the item or items rejected to the Loss Mitigation Advisor.

               (vii) Within five (5) business days of providing the trustee with any notice regarding a mortgage loan substitution, loan modification, or loan repurchase, the Servicer shall provide the Loss Mitigation Advisor with a copy of the notice.

               (b) If requested by the Loss Mitigation Advisor, the Servicer shall make its servicing personnel available during its normal business hours to respond to reasonable inquiries, in writing by facsimile transmission, express mail or electronic mail, by the Loss Mitigation Advisor in connection with any Mortgage Loan identified in a report under subsection 2.01 (a)(i), (a)(ii),
(a)(iii) or (a)(iv) which has been given to the Loss Mitigation Advisor; provided that the Servicer shall only be required to provide information that is readily accessible to their servicing personnel.

               (c) In addition to the foregoing, the Servicer shall provide to the Loss Mitigation Advisor such information as the Loss Mitigation Advisor may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, provided that the Servicer shall only be required to provide information that is readily accessible to its servicing personnel.

               (d) With respect to all Mortgage Loans which are serviced at any time by the Servicer through a subservicer, the Servicer shall be entitled to rely for all purposes hereunder, including for purposes of fulfilling its reporting obligations under this Section 2.01, on the accuracy and completeness of any information provided to it by the applicable subservicer.

         Section 2.02. Loss Mitigation Advisor's Recommendations With Respect to Defaulted Loans.

               (a) All parties to this Agreement acknowledge that the Loss Mitigation Advisor's advice is made in the form of recommendations, and that the Loss Mitigation Advisor does not have the right to direct the Servicer in performing its duties under the Pooling and Servicing Agreement. The Servicer may, after review and analysis of the Loss Mitigation Advisor's recommendation, accept or reject it, in the Servicer's sole discretion, subject to the standards of the Servicer to protect the interest of the Certificateholders set forth in the Pooling and Servicing Agreement.

               (b) Within two (2) business days of receipt of a notice of a foreclosure delay, the Loss Mitigation Advisor shall provide the Servicer with a recommendation regarding the delay, provided, however, that if additional information is required on which to base a recommendation, the Loss Mitigation Advisor shall notify the Servicer of the additional information needed within the allotted time, and the Servicer shall promptly provide such information and the Loss Mitigation Advisor shall then submit to the Servicer its recommendation. The Loss Mitigation Advisor may recommend that additional procedures be undertaken to further analyze the property, the borrower, or issues related to the default or foreclosure. Such additional procedures may include asset searches, property valuations, legal analysis or other procedures that are warranted by the circumstances of the property, borrower or foreclosure. The Loss Mitigation Advisor may recommend such other actions as are warranted by the circumstances of the property, borrower or foreclosure.

               (c) Within two (2) business days of receipt of a notice of a proposed Short Payoff, the Loss Mitigation Advisor shall provide the Servicer with a recommendation regarding the proposed Short Payoff, provided, however, that if additional information is required on which to base a recommendation, the Loss Mitigation Advisor shall notify the Servicer of the additional information needed within two business days, and the Servicer shall promptly provide such information and the Loss Mitigation Advisor shall then submit to the Servicer its recommendation. The Loss Mitigation Advisor's recommendation may take the form of concurring with the proposed Short Payoff, recommending against such Short Payoff, with a justification provided, or proposing a counteroffer.

               (d) Within two (2) business days of receipt of a notice of an REO sale at an amount that is more than 15% below the recent market valuation of that property, the Loss Mitigation Advisor shall provide the Servicer with its recommendation. The Loss Mitigation Advisor's recommendation may take the form of concurring with the proposed below-market sale, recommending against such below-market sale, or proposing a counteroffer.

                      Section 2.03.  Termination.

               (a) With respect to all Mortgage Loans included in a trust fund, the Servicer's obligations under Section 2.01 and Section 2.02 shall terminate at such time as the Certificate Principal Balances of the related Class B Certificates have been reduced to zero.

               (b) The Loss Mitigation Advisor's responsibilities under this Agreement shall terminate upon the termination of the fee agreement between the Purchaser or its successor and the Loss Mitigation Advisor. The Loss Mitigation Advisor shall promptly notify the Servicer of the date of termination of such fee agreement, but in no event later than 5:00 P.M., EST, on the effective date thereof.

               (c) Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and the Loss Mitigation Advisor and any director, officer, employee or agent thereof may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Loss Mitigation Advisor, its directors, officers, employees or agents shall be under any liability for any actions taken by the Servicer based upon the recommendation pursuant to this Agreement, provided they are made in good faith.

                                         ARTICLE III

                                   MISCELLANEOUS PROVISIONS

               Section 3.01. Amendment.

               This Agreement may be amended from time to time by the Servicer and the Loss Mitigation Advisor by written agreement signed by the Servicer and the Loss Mitigation Advisor.

               Section 3.02.  Counterparts.

               This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

               Section 3.03.  Governing Law.

               This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

               Section 3.04.  Notices.

               All demands, notices and direction hereunder shall be in writing or by telecopier and shall be deemed effective upon receipt to:

               (a)  in the case of the Servicer,

                    Bank of America, N.A.
                    201 North Tryon Street
                    Charlotte, North Carolina  28255
                    Attn: Secondary Marketing with a copy to the General Counsel or such other address as may hereafter be furnished in writing by the Servicer,

               (b)  in the case of the Loss Mitigation Advisor,



               (c)  in the case of the Purchaser:



               Section 3.05.  Severability of Provisions.

               If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

               Section 3.06.  Successors and Assigns.

               (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

               (b) The Servicer shall notify the Loss Mitigation Advisor of the assignment of its duties to any successor servicer within thirty (30) days prior to such assignment, and shall provide the name, address, telephone number and telecopier number for the successor to the Loss Mitigation Advisor.

               Section 3.07.  Article and Section Headings.

               The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               Section 3.08.  Confidentiality.

               The Servicer acknowledges the confidentiality of this Agreement and will not release or republish its contents without the consent of the Loss Mitigation Advisor except to the extent required by law, regulation or court order.

               The Loss Mitigation Advisor agrees that all information supplied by or on behalf of the Servicer under this Agreement, is the property of the Servicer. The Loss Mitigation Advisor shall keep in strictest confidence all information relating to this Agreement, including, without limitation, individual account information and other information supplied by or on behalf of the Servicer pursuant to Section 2.01, and that information which may be acquired in connection with or as a result of this Agreement. During the term of this Agreement and at any time thereafter, without the prior written consent of the Servicer, the Loss Mitigation Advisor shall not publish, communicate, divulge, disclose or use any of such information. Upon termination or expiration of this Agreement, the Loss Mitigation Advisor shall deliver all records, data, information, and other documents and all copies thereof supplied by or on behalf of the Servicer pursuant to Section 2.01 to the Servicer and such shall remain the property of the Servicer.

               Section 3.09.  Independent Contractor.

               In all matters relating to this Agreement, the Loss Mitigation Advisor shall be acting as an independent contractor. Neither the Loss Mitigation Advisor nor any employees of the Loss Mitigation Advisor are employees or agents of the Servicer under the meaning or application of any Federal or State Unemployment or Insurance Laws or Workmen's Compensation Laws, or otherwise. The Loss Mitigation Advisor shall assume all liabilities or obligations imposed by any one or more of such laws with respect to the employees of the Loss Mitigation Advisor in the performance of this Agreement. The Loss Mitigation Advisor shall not have any authority to assume or create any obligation, express or implied, on behalf of the Servicer, and the Loss Mitigation Advisor shall not have the authority to represent itself as an agent, employee, or in any other capacity of the Servicer.

               IN WITNESS WHEREOF, the Servicer and the Loss Mitigation Advisor have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                                   Bank of America, N.A.

                                                   By:__________________________
                                                   Name:________________________
                                                   Title:_______________________


                                                   Loss Mitigation Advisor


                                                   By:__________________________
                                                   Name:
                                                   Title:

                    PURCHASER'S ACKNOWLEDGEMENT AND AGREEMENT

Purchaser executes this agreement for the purpose of acknowledging the limited obligations of the Servicer in respect of the Loss Mitigation Advisor's recommendation, as described in Section 2.02(a) hereof and confirming to the Servicer that (i) it shall be solely responsible for the payment of the fees of the Loss Mitigation Advisor pursuant to the terms of an agreement between Purchaser and Loss Mitigation Advisor dated _____________, 20__ and (ii) Purchaser upon transfer of its interest in any of the Class B Certificates or any part thereof will require its successor to consent to this Special Servicing Agreement and to pay any of the fees due to the Loss Mitigation Advisor pursuant to the agreement referenced in clause (i) above.

                                               Purchaser

                                               By:______________________________

                                               Name:____________________________

                                               Title:___________________________

--------
1 Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.